Exhibit 99.1

GADEA GRUPO FARMACÉUTICO, S.L. AND SUBSIDIARY COMPANIES

CONSOLIDATED BALANCE SHEET AS AT 31 DECEMBER 2013 AND 2014 (NOTES 1 TO 5)

(Thousands of Euros)

ASSETS	31/12/14	31/12/13

NON-CURRENT ASSETS:
Intangible assets (Note 6)-	2,881	4,879
Goodwill in consolidation	2,180	2,409
Other intangible assets	701	2,470
Tangible assets (Note 7)-	25,016	28,512
Land and buildings	7,822	8,602
Plant, machinery and others	15,189	17,229
Assets in course and advance payments	2,005	2,681
Long-term investments (Note 8)-	22	1,076
Equity instruments	9	64
Loans to third parties	-	1,000
Other financial assets	13	12
Deferred tax assets (Note 17)-	1,013	1,075
Total non-current assets	28,932	35,542

CURRENT ASSETS
Stock (Note 9)	19,973	20,424
Trade and other receivables (Note 10)-	22,798	19,977
Client receivables	18,901	15,633
Sundry debtors	-	290
Employees	6	11
Current tax assets (Note 17)	-	962
Tax, Social Security and Public Administrations (Note 17)	3,891	3,081
Short-term investments in group and associated entities (Note 8)-	1,006	151
Loans to companies	-	147
Other financial assets	1,006	4
Short-term accruals	12	12
Cash and cash equivalents (Note 11)-	7,995	4,020
Cash resources	7,925	3,954
Other cash equivalents	70	66
Total current assets	51,784	44,584
TOTAL ASSETS	80,716	80,126

NET EQUITY AND LIABILITIES	31/12/14	31/12/13

NET EQUITY:
SHAREHOLDERS' FUNDS (Note 12)-	46,524	34,431
Capital	26,189	26,189
Share premium	1,544	1,544
Reserves and income from previous years	6,698	5,727
Net income attributable to the Parent Company-	13,093	5,321
Dividend paid on account	(1,000)	(4,350)
VALUATION ADJUSTMENTS (Note 13)-	-	(15)
Hedging transactions	-	(15)
GRANTS, DONATIONS AND LEGACIES RECEIVED (Note 14)-	1,078	2,092
Consolidated companies	1,078	2,092
Total net equity	47,602	36,508

NON-CURRENT LIABILITIES:
Long-term borrowings (Note 16)-	13,049	13,480
Borrowings from financial institutions	6,716	7,537
Other financial liabilities	6,333	5,943
Deferred tax liabilities (Note 17)	759	2,422
Long-term accruals	-	541
Total non-current liabilities	13,808	16,443

CURRENT LIABILITIES:
Short-term borrowings (Note 16)-	7,956	14,069
Borrowings from financial institutions	6,071	12,435
Derivatives	-	22
Other financial liabilities	1,885	1,612
Trade and other payables	11,350	12,785
Suppliers (Note 16)	6,374	8,846
Tax, Social Security and Public Administrations (Note 17)	737	527
Current tax liabilities (Note 17)	1,074	-
Other creditors (Note 16)	3,165	3,412
Short-term accruals	-	321
Total current liabilities	19,306	27,175
TOTAL NET EQUITY AND LIABILITIES	80,716	80,126

Notes 1 to 27 included in the Report form an integral part of the consolidated balance sheet as at 31 December 2014.

GADEA GRUPO FARMACÉUTICO, S.L. AND SUBSIDIARY COMPANIES

CONSOLIDATED INCOME STATEMENTS

AS AT 31 DECEMBER 2013 AND 2014 (NOTES 1 TO 5)

(Thousands of Euros)

	Year	Year
	2014	2013

CONTINUING OPERATIONS:
Net turnover (Note 19)-	73,462	63,061
Sales	68,204	61,882
Services	5,258	1,179
Changes in stock of finished goods and work in progress (Note 9)	(2,094)	3,193
In-house work on the Group's assets (Note 6)-	-	858
Supplies-	(35,358)	(38,156)
Raw materials and other consumables	(33,407)	(35,593)
Other external expenses	(1,951)	(2,563)
Other operating income-	369	501
Non-core and other current operating income	117	400
Income-related grants transferred to income	252	101
Personnel expenses-	(11,582)	(9,492)
Salaries, wages and similar	(9,011)	(7,208)
Social Security and similar costs (Note 19)	(2,571)	(2,284)
Other operating costs-	(9,166)	(9,381)
External services and taxes	(8,916)	(9,084)
Other current operating costs	(114)	(297)
Loss, impairment and variation in provisions for trade operations	(136)	-
Depreciation of fixed assets (Note 6 and 7)	(3,869)	(3,641)
Allocation to income statement of grants for non-financial assets and others (Note 14)	2,382	698
Impairment and income on disposal of fixed assets	(231)	(282)
Impairment and losses (Note 6)	(231)	(282)

INCOME FROM OPERATIONS	13,913	7,359

Finance income-	84	106
Marketable securities and other financial instruments Third parties	84	106
Financial expenses-	(863)	(937)
Debt with third parties	(863)	(937)
Exchange rate differences (Note 21)	50	(192)

FINANCIAL INCOME AND EXPENSES	(729)	(1,023)

Impairment and gains or losses from significant losses in influence over shares consolidated by the equity method or losses of joint control of a jointly controlled entity. (Note 2-e)	3,355	-

INCOME BEFORE TAX	16,539	6,336

Corporation Tax (Note 17)	(3,446)	(1,015)

INCOME FROM CONTINUING OPERATIONS	13,093	5,321

DISCONTINUED OPERATIONS:
Income from discontinued operations (net)	-	-
CONSOLIDATED INCOME	13,093	5,321

Income attributed to the Parent Company (profit)	13,093	5,321
Income attributed to Minority Shareholders (Note 15)	-	-

Notes 1 to 27 included in the Report form an integral part of the consolidated income statement for the year ended 31 December 2014.

GADEA GRUPO FARMACÉUTICO, S.L. AND SUBSIDIARY COMPANIES

2013 AND 2014 STATEMENTS OF CHANGES IN CONSOLIDATED NET EQUITY

(NOTES 1 TO 5)

A) CONSOLIDATED INCOME AND EXPENSES RECORDED

(Thousands of Euros)

	Year	Year
	2014	2013

CONSOLIDATED INCOME FOR YEAR (I)	13,093	5,321

Income and expenses recorded directly in net equity:
- Grants, donations and legacies received (Note 14)	838	258
- Tax effect (Notes 14 and 17)	(185)	(77)

TOTAL INCOME AND EXPENSES RECORDED DIRECTLY IN THE CONSOLIDATED NET EQUITY (II)	653	181

Transfers to the consolidated income statement:
- Cash flow hedges (Note 13)	21	43
- Tax effect (Notes 13 and 17)	(6)	(13)
- Grants, donations and legacies received (Note 14)	(2,382)	(698)
- Tax effect (Notes 14 and 17)	715	209

TOTAL TRANSFERS TO THE CONSOLIDATED INCOME STATEMENT (III)	(1,652)	(459)
CONSOLIDATED STATEMENT OF INCOME AND EXPENSES (I+II+III)	12,094	5,043
Total income attributed to the Parent Company	12,094	5,043
Total income attributed to Minority Shareholders	-	-

Notes 1 to 27 included in the Report form an integral part of the consolidated income statement for the year ended 31 December 2014.

GADEA GRUPO FARMACÉUTICO, S.L. AND SUBSIDIARY COMPANIES

2013 AND 2014 STATEMENTS OF CHANGES IN CONSOLIDATED NET EQUITY (NOTES 1 TO 5)

B) STATEMENT OF TOTAL CHANGES IN CONSOLIDATED NET EQUITY

	Thousands of Euros
			Reserves
					Net Income
				Prior Years'	Attributed			Grants,
				Other	to the			Donations &
		Share	Legal	Reserves and	Parent	Interim	Valuation	Legacies	Minority
	Capital	Premium	Reserves	Income	Company	Dividend	Adjustments	Received	Shareholders	TOTAL

ENDING BALANCE 2012	26,189	1,544	1,319	2,171	3,237	(1,000)	(45)	2,400	-	35,815

Adjustments due to changes in accounting criteria 2012	-	-	-	-	-	-	-	-	-	-
Adjustments due to errors 2012	-	-	-	-	-	-	-	-	-	-

ADJUSTED BALANCE AT START OF 2013	26,189	1,544	1,319	2,171	3,237	(1,000)	(45)	2,400	-	35,815

Total recorded consolidated income	-	-	-	-	5,321	-	30	(308)	-	5,043
Transactions with shareholders or owners-
Interim dividend (Note 4)	-	-	-	-	-	(4,350)	-	-	-	(4,350)
Distribution of FY12 profit attributed to the Parent Company	-	-	183	2,054	(3,237)	1,000	-	-	-	-

ENDING BALANCE 2013	26,189	1,544	1,502	4,225	5,321	(4,350)	(15)	2,092	-	36,508

Adjustments due to changes in accounting criteria 2013	-	-	-	-	-	-	-	-	-	-
Adjustments due to errors 2013	-	-	-	-	-	-	-	-	-	-

ADJUSTED BALANCE AT START OF 2014	26,189	1,544	1,502	4,225	5,321	(4,350)	(15)	2,092	-	36,508

Total recorded consolidated income	-	-	-	-	13,093	-	15	(1,014)	-	12,094
Transactions with shareholders or owners-
Interim dividend (Note 4)	-	-	-	-	-	(1,000)	-	-	-	(1,000)
Distribution of FY13 profit attributed to the Parent Company	-	-	634	337	(5,321)	4,350	-	-	-	-

ENDING BALANCE 2014	26,189	1,544	2,136	4,562	13,093	(1,000)	-	1,078	-	47,602

Notes 1 to 27 included in the Report form an integral part of the statement of total changes in consolidated net equity for the year ended 31 December 2014.

GADEA GRUPO FARMACÉUTICO, S.L. AND SUBSIDIARY COMPANIES

2013 AND 2014 CONSOLIDATED CASH FLOW STATEMENTS

(NOTES 1 TO 5)

(Thousands of Euros)

	Year	Year
	2014	2013

CASH FLOWS FROM OPERATING ACTIVITIES (I):
Consolidated profit before tax	16,539	6,336
Adjustments for-	2,583	4,248
- Depreciation of fixed assets (Notes 6 and 7)	3,869	3,641
- Impairment losses (Note 6)	367	282
- Grants received (Note 14)	(2,382)	(698)
- Finance income	(84)	(106)
- Finance expenses	863	937
- Exchange rate differences (Note 21)	(50)	192
Changes in working capital-	(6,827)	(1,538)
- Stock	(593)	(3,910)
- Trade and other receivables	(3,191)	(742)
- Other current assets	-	4
- Trade and other payables	(2,240)	2,728
- Other current liabilities	(262)	313
- Other non-current assets and liabilities	(541)	69
Other cash flows from operating activities	(2,531)	(3,084)
- Interest paid	(839)	(929)
- Interest received	84	106
- Income tax recovered (paid) (Note 17)	(1,776)	(2,020)
- Other payments	-	(241)
Total cash flows from operating activities	9,764	5,962

CASH FLOWS FROM INVESTING ACTIVITIES (II):
Payments due to investment-	(7,492)	(8,298)
- Intangible assets (Note 6)	(20)	(956)
- Tangible assets (Notes 7 and 16)	(7,469)	(6,194)
- Other financial assets (Note 8)	(3)	(1,148)
Divestments	1,110	1,357
- Jointly controlled entities, net cash in consolidated companies (Note 2-e)	963	-
- Other financial assets (Note 8)	147	1,357
Total cash flows from investing activities	(6,382)	(6,941)

CASH FLOWS FROM FINANCING ACTIVITIES (III):
Proceeds and payments relating to equity instruments-	-	258
- Grants, donations and legacies received	-	258
Proceeds and payments relating to financial liability instruments-	1,425	2,760
- Borrowings (refund and amortization) issued by credit institutions (Note 16)	(1,584)	1,272
- Other borrowings (refund and amortization) issued, net (Note 16)	3,009	1,488
Dividends and returns on other equity instruments paid	(1,000)	(4,350)
- Dividends (Note 4)	(1,000)	(4,350)
Total cash flows from financing activities	425	(1,332)

EFFECT OF EXCHANGE RATE CHANGES (IV) (Note 21)	168	(120)

NET INCREASE/DECREASE IN CASH AND CASH EQUIVALENTS (I+II+III+IV)	3,975	(2,431)

Cash and cash equivalents at beginning of year	4,020	6,451
Cash and cash equivalents at end of year (Note 11)	7,995	4,020

Notes 1 to 27 included in the Report form an integral part
of the consolidated cash flow statements for the year ended 31 December 2014

Gadea Grupo Farmacéutico, S.L. and Subsidiaries

Notes to Consolidated

Financial Statements for year

ended 31 December 2014

1.	Description of the Group

Parent and the Group’s activities

Gadea Grupo Farmacéutico, S.L. (the “Parent”) was established on 18 January 2007, with the corporate name “Gadea Pharmaceutical Group, S.L.”. On 29 June 2011, at the Annual General Meeting, the Board of Directors agreed to change its corporate name to its current name.

Currently, its registered address and headquarters are at Parque Tecnologico de Boecillo, (Boecillo, Valladolid).

Its corporate purpose includes the following businesses:

-	Scientific and technical advisory, as well as the organization and optimization of companies in the pharmaceutical sector, including the chemical industry.

-	Advisory to the Directors for different companies’ internal business lines, including imports and exports, patents, waste management, and the manufacture and sale of chemical products.

-	Manufacture, sale, study, design, programming, acquisition, handling and managing of internal and external raw materials, intermediate, semi-finished and finished products, for the chemical, pharmaceutical, cosmetic, veterinary, and food industries, except for those products whose sale, storage or handling is reserved by Law for specific companies.

-	Planning, programming, study, sale, investigation and development of chemical, pharmaceutical, veterinary, cosmetic and food processes, and the sale of related technologies. Scale and implementation of industrial processes or chemical, pharmaceutical, cosmetic, veterinary and food products in factories.

-	Planning, programming, study, sale, packaging and distribution of chemical, pharmaceutical, veterinary, cosmetic and food products.

-	Studies and expert opinions regarding the environmental impact, image and legal technical assessment of these materials.

-	Real estate businesses relating to the acquisition, tenure, sale, promotion, urbanization, division of land, construction, renovation and operation, for rent or any other means, of any type of real estate.

-	Acquisition, tenure, and sale of the real estate assets, including shares in any type of company, and those that do not have securities, excluding those businesses regulated by legislation.

Currently, the Parent’s business is focused on the corporate development of the Group that is in charge of the search, analysis, and selection of new products and potential investment opportunities for the Group. Simultaneously, its business also includes owning shares in companies that provide services to the Group’s companies, and acts as a channel and distributor between these companies for the financing obtained by themselves and other financial entities, depending on the resources required and the projects with each of the financial entities.

Gadea Grupo Farmacéutico, S.L. is the head of an international Group (“Grupo Gadea”) comprising of companies dedicated to the development and subsequent manufacture and sale of active ingredients of pharmaceutical products.

During recent years, Grupo Gadea has carried out a significant investment plan and has incurred significant expenses due to the implementation of new factories and production lines. Grupo Gadea’s business plan for the future forecasts a significant increase in net revenues, financial resources generated in transactions as well as profit.

Subsidiary Companies (“Subsidiaries”)

Subsidiaries are classified as those which the Group has effective control, which is exercised generally, although not exclusively by either direct or indirect ownership of 50% or more of the voting rights of the investee companies, or if this percentage is lower or zero, where other circumstances or agreements exist that grant the Group this control. Control is “the ability to govern the financial and operating policies of a company so as to obtain benefits from its activities”.

The subsidiaries that have been included in the 2014 consolidated financial statements by the “global integration method” are detailed below:

						€k
	Registered		Parent’s % Shareholding			Parent’s Book Value of Shareholding
Corporate Name	Address	Business	Direct	Indirect	Total	31/12/14	31/12/13

Crystal Pharma, S.A.U.	Boecillo (Valladolid)	Chemical pharmaceutical	100.00	-	100.00	23,728	23,728
Crystal Pharma, Ltd.	Zejtun (Malta)	Chemical pharmaceutical	100.00	-	100.00	817	817
Gadea Biopharma, S.L.U.	León	Pharmaceutical and biotechnology	100.00	-	100.00	8,800	3,500
Bioraw, S.L.U. (a)	Boecillo (Valladolid)	Chemical biotechnology	100.00	-	100.00	2,100	100
Bionice, S.L.U. (a)	León	Chemical biotechnology	100.00	-	100.00	100	100
						35,545	28,245

(a)  Established companies as at 31 December 2013. No activity in 2013.

Crystal Pharma, S.A.U. was established in Segovia on 1 February 1996. Later, in November 1996, they moved their registered address to Parque Tecnológico de Boecillo (Valladolid), where it also has its production facilities. Currently, Crystal Pharma, S.A.U.’s main business is the investigation, development and subsequent manufacture and sale of active ingredients for pharmaceutical products. In 2011, they merged with Ragactives, S.L.U that was established on 23 November 2006. Their main businesses were the investigation, development, and subsequent manufacture and sale of active ingredients for pharmaceutical products.

On 14 December 2005, Crystal Pharma, S.A.U. acquired the entire share capital of Crystal Pharma, Ltd. (previously Solea Pharma, Ltd) for €22,673 although this share was transferred to the Parent in 2009. This subsidiary’s registered address is Zejtun (Malta) and their business consists of the manufacture of active ingredients for the pharmaceutical industry, with a large part of their production provided to the Group’s companies. Their 2014 financial statements are being audited by Mark A. Scalpello.

Gadea Biopharma, S.L.U. was established on 14 June 2011, and their registered address is Parque Tecnológico de León. On 26 June 2013, this subsidiary performed a €2.7m capital increase and in 2013, the Parent contributed €500k equity to the subsidiary. Their main businesses are the investigation, development and subsequent manufacture and sale of pharmaceutical products. The construction and implementation of their production plant was completed in the last months of 2013.

Bioraw, S.L.U. and Bionice, S.L.U. were established on 31 December 2013, and their corporate purpose consists of chemical biotechnical processes. Bioraw, S.L.U.’s production business of intermediate fermented products began during the last months of 2014 in its production plant located in San Cristóbal de Entreviñas (Zamora). Bionice, S.L.U. is yet to start its business. On 19 December 2014, the Parent provided a €2m contribution of its shareholders’ funds to Bioraw, S.L.U.

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The information in the table above relates to 31 December 2013 and 2014, and the financial positions of the subsidiaries are shown in their respective financial statements.

Jointly controlled entities

“Jointly controlled entities” are defined as companies who are jointly managed by the Parent and/or another of the Group’s companies and one or more third parties.

During 2013 and 2014 the only jointly controlled entity was Cyndea Pharma, S.L. that was included by the “proportional integration method” in the consolidated financial statements for these periods based on the Parent’s 50% shareholding in the company. On 19 September 2014, the Parent Company sold this shareholding to the other partner, which led to the exit of this company from the Group’s consolidation perimeter (see Note 2-e). Information as at 31 December 2013 relating to the jointly controlled entity is detailed below:

						€k
	Registered		Parent’s % Shareholding			Parent’s Book Value
Corporate Name	Address	Business	Direct	Indirect	Total	of Shareholding

Cyndea Pharma, S.L.	Ólvega (Soria)	Pharmaceutical	50.00	-	50.00	2,969

Cyndea Pharma, S.L. (previously Gideon Pharma, S.L.U) was established in Madrid on 18 May 2005 and its current registered address and production facilities are located at Polígono Industrial de Ólvega (Soria). This Company develops and manufactures pharmaceutical specialties and provides analytical services through contract manufacturing.

Once the sale of the shareholding in Cyndea Pharma, S.L. took place on 31 December 2014, the Group no longer had any “jointly controlled entities”.

Associated Companies

“Associated companies” are defined as those which the Group has an ability to exercise a significant influence, but not control or joint control. This is demonstrated by a direct or indirect shareholding equal or greater than 20% of the voting rights of the investee.

As at 31 December 2013 and 2014, the Group had no associated companies.

Financial year of the subsidiaries and jointly controlled entities

The financial year of all the subsidiaries and jointly controlled entities match that of the Parent, which is the same as the calendar year. The date of its individual financial statements is therefore 31 December 2014, except for the jointly controlled entity which exited the consolidation perimeter in 2014, and for which the consolidation process only included the proportional part relating to the Group’s income and expenses from the beginning of the year to the date of exit. The currency used by the Group and in the financial statements of all the companies is the euro.

Audit of the individual accounts of the subsidiaries and jointly controlled entities

The 2014 individual financial statements of Crystal Pharma, S.A.U. and Cyndea Pharma, S.L. are being audited by Deloitte, S.L., whilst the 2014 financial statements of Crystal Pharma, Ltd. are being audited by Mark A. Scalpello.

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2.	Basis of Presentation of the Consolidated Financial Statements and Principles of Consolidation

a)	Regulatory framework of financial information applicable to the Group

The consolidated financial statements have been provided by the Parent’s Directors in accordance with the regulatory framework of financial information applicable to the Group which is established in:

•	The Commercial Code and other commercial law

•	The regulations for the preparation of consolidated financial statements (approved by the Royal Decree 1159/2010), Generally Accepted Accounting Principles (approved by the Royal Decree 1514/2007 and subsequent modifications) and, where appropriate, industry adaptations.

•	The regulations approved by the Institute of Accounting and Auditing in developing GAAP and related legislations.

•	The remaining Spanish accounting legislations.

b)	Fair Presentation

The 2014 consolidated financial statements have been prepared from the individual accounting records of Gadea Grupo Farmacéutico, S.L. and of the companies included in the consolidation (included in Note 1) and show a fair presentation of the Group’s consolidated equity, balance sheet, income and expenses and cash flows as at 31 December 2014, in accordance with the regulatory framework of financial information.

The 2014 consolidated financial statements and individual financial statements of Gadea Grupo Farmacéutico, S.L. have been prepared by the Parent’s Directors, whilst the 2014 individual financial statements of the subsidiaries were prepared by their respective Directors. All accounts will be submitted for approval by the shareholders at the Annual General Meeting, where it is expected that they will be approved without any changes.

The 2013 consolidated financial statements were approved by the shareholders at the Annual General Meeting held on 18 June 2014.

c)	Application of non-obligatory accounting principles

No non-obligatory accounting principles have been applied. The Parent’s Directors have prepared the consolidated financial statements based on all the obligatory principles and rules that have a significant effect on the consolidated financial statements.

The 2014 consolidated financial statements have been prepared on a “going concern” basis.

d)	Principles of Consolidation

The 2014 consolidated accounts have been prepared using a “bottom-up procedure” meaning the Group’s consolidated financial statements have been obtained from each of the corresponding subgroups, starting with the smallest and moving to the largest until reaching the Global Group.

Subsidiaries

The consolidation of the “subsidiaries”, those which the Group has effective control for the majority of votes of its representative bodies and decisions, has been made under the “global integration method” and therefore the following applies:

1.	All significant balances and transactions between the consolidated companies and material gains or losses on internal operations not carried out with third parties have been eliminated on consolidation.

2.	Certain adjustments and reclassifications have been made to standardize the accounting principles and valuation criteria used by different companies.

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3.	At the time of acquiring a subsidiary, their assets, liabilities and contingent liabilities are recorded at fair value at the date of acquisition. Positive differences between the price of acquisition and the fair value of the net assets acquired are recorded as “Goodwill”. Therefore, negative differences are expensed at the date of acquisition.

4.	The minority shareholder´s equity in the income statement and net equity of the subsidiaries are determined based on the current voting rights at that moment, without including the period of the transfer of potential voting rights. The equity of minority shareholders is proportionate to the fair value of the assets and liabilities of the recorded minority.

5.	The value of the minority shareholders’ ownership is recorded within equity and in the income of the subsidiaries which are included within the Group’s consolidated net equity, under the “Minority shareholders” caption of the consolidated balance sheet, and under “Income from minority shareholders” in the consolidated income statement.

6.	The consolidation of income generated by subsidiaries that have been acquired is made exclusively taking into account the income generated between the date of acquisition and the balance sheet dates. Equally, the consolidation of income generated by disposed subsidiaries is made only by including the income from the start of the period to the date of disposal.

7.	Acquisitions of shares to minority shareholders in subsidiaries that the Group previously had effective control and, therefore only produced an increase in the Group’s percentage shareholding, are, from a consolidated view point, equity transactions. In accordance with NRV 9[a] paragraph 4 of GAAP, this reduces the “Minority shareholders” balance and the consolidated reserves are restated for the difference between the value of the consideration paid by the Group and the amount by which the balance under “Minority shareholders” has been changed. No “Goodwill” whatsoever is recorded for this operation, nor does it include assets or liabilities from the consolidated balance sheet.

As explained in Note 1, the annual financial statements of the subsidiaries used in the consolidation process refer to the same reporting date and cover the same period as those of the Parent.

The currency used by the only foreign subsidiary is the euro; therefore it is not necessary to convert the balance sheets, income statements, statements of changes in net equity or the cash flows.

Jointly controlled entities

In 2013, the consolidation of the jointly controlled entity, Cyndea Pharma, S.L. was made under the “proportional method” that consisted of the incorporation of the assets, rights and obligations and the income and expenses of these companies in proportion to the Group’s shareholding in these companies. In 2014, the income and expenses of this company, whose shareholding was disposed in September 2014, were included in proportion to the corresponding percentage that the Group had in its share capital, only taking into account those relating to the period between the beginning of the year and 31 August 2014 (the date of the previous month-end closest to the shareholding’s sale date).

e)	Changes in the consolidation perimeter

In 2014, Cyndea Pharma, S.L. exited the consolidation perimeter as the Group sold its 50% shareholding to a third party.

The sales transaction of the shares was formalized by a public deed on 19 September 2014, having increased the price for the sale of this shareholding to €3m. As a result of this transaction, the Group generated a profit of €3.355m which was credited to the 2014 consolidated income statement under “Impairment and gains or losses from significant losses in influence over shares consolidated by the equity method or losses of joint control of a jointly controlled entity”. Additionally, the exit of this jointly controlled entity from the consolidation perimeter led to the write-off of all assets and liabilities, adjustments for changes in value, and the grants, donations and legacies received by this company from the Group. As at 31 December 2013, the consolidated values were the following:

5

€k
Item	Increase (Decrease)

Total assets	8,537
Total liabilities	(11,241)
Adjustments for changes in value	-
Grants, donations and legacies received (Note 14)	(1,539)

The effects of including Cyndea Pharma, S.L. in the 2013 and 2014 consolidated income statements were the following:

	€k
	2014 (a)	2013

CONTINUING OPERATIONS:
Net turnover	3,821	3,915
Changes in stock of finished goods and work in progress	7	449
In-house work on the Group’s assets	-	267
Supplies	(1,738)	(2,078)
Other operating income	82	24
Personnel expenses	(838)	(936)
Other operating costs	(939)	(1,179)
Depreciation of fixed assets	(774)	(1,144)
Allocation to income statement of grants for non-financial assets and others	320	325
Impairment and income on disposal of fixed assets	-	(281)
INCOME FROM OPERATIONS	(59)	(638)
Finance income	-	-
Financial expenses	(239)	(278)
Exchange rate differences	(2)	(1)
FINANCIAL INCOME AND EXPENSES	(241)	(279)
INCOME BEFORE TAX	(300)	(917)
Corporation tax	(96)	-
INCOME FROM CONTINUING OPERATIONS	(396)	(917)
DISCONTINUED OPERATIONS:
Income from discontinued operations (net)	-	-
CONSOLIDATED INCOME (Loss)	(396)	(917)
Income attributed to the Parent Company (Loss)	(396)	(917)

(a)	These income and expenses correspond to the period between 1 January 2014 and 31 August 2014 (the date of the previous month-end closest to the shareholding’s sale date).

As at 31 December 2014, the Group did not have any amount to be received for the sales transaction of the Cyndea Pharma, S.L. shareholding.

In 2014, no new companies entered the Group’s consolidation perimeter.

In 2013, no significant additions or exits were made to the consolidation perimeter. The entries as at 31 December 2013 related to the creation of the subsidiaries Bioraw, S.L.U and Bionice, S.L.U., each having a share capital of €100k. These companies did not carry out any business in 2013.

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f)	Responsibility for information, and key issues in relation to the measurement and estimation of uncertainty

The information contained in the consolidated financial statements is the responsibility of the Parent’s Directors.

In preparing the 2014 consolidated financial statements, estimates made by Parent’s Directors have been used on occasion to measure certain assets, liabilities, income, expenses and commitments that would not be easily determined by other sources. These estimations are based on historical information and other factors that are considered fair and in accordance with the current situation. These estimations refer to the following:

•	The useful life of tangible and intangible assets.
•	The assessment of possible impairment losses on certain assets.
•	The classification of leases as operating or financial.
•	The fair value of certain financial instruments.
•	The amount of the provisions.
•	The application of deferred tax assets.

Although these estimations were made with the best information available as at 31 December 2014, future events may make it necessary to review these estimates (upwards or downwards) in the coming years. Any such changes would be taken to the consolidated income statement in the years affected.

g)	Comparison of information

The information relating to 2013 included in these notes is presented solely and exclusively for comparison purposes with that relating to 2014.

h)	Grouping of items

Certain items in the consolidated balance sheet, income statement, statement of changes in shareholders’ equity and statement of cash flows are grouped together to facilitate their understanding; however, whenever the amounts involved are significant, the information is broken down in the related consolidated notes to the financial statements.

i)	Changes in accounting criteria

There were no significant changes to the accounting criteria applied between 2013 and 2014.

j)	Correction of errors

No significant errors were identified in the preparation of the 2014 consolidated financial statements that would have led to a restatement of the amounts included in the 2013 consolidated financial statements.

3.	Business Combinations

During 2013 and 2014, the Group did not carry out any business combinations.

4.	Distribution of the Parent’s profit

The proposed distribution of the Parent’s 2014 profit, calculated by the Directors, will be submitted for approval by the shareholders at the Annual General Meeting, in the same way the 2013 profits were approved by the shareholders at the Annual General Meeting on 18 June 2014, which is detailed below:

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	€k
	2014	2013

Basis of distribution:
Profit for the year	2,224	6,341

Distribution:
Legal Reserve	223	634
Voluntary Reserves	1,001	1,357
Dividends	1,000	4,350
	2,224	6,341

Dividends paid during the year

The 2014 dividends were entirely distributed during 2014 and the beginning of 2015. On 18 June 2014 and 2 March 2015, the Parent’s Board of Directors agreed to the distribution of €1m and €1.9m dividends of the 2014 profit. The first was recorded under “Interim dividend” in the consolidated balance sheet as at 31 December 2014 and was deducted from the “Shareholders’ funds” caption (see Note 12). On 2 March 2015, the Parent distributed a €21.2m interim dividend of the 2015 profits.

On 27 June 2013, the Parent’s Board of Directors agreed to the distribution of an interim dividend of the 2013 profit which amounted to €4.350m.

The mandatory temporary financial statements prepared by the Parent’s Board of Directors, in accordance with Article 277 of the Consolidated Companies Law, evidencing the existence of sufficient liquidity for the distribution of the aforementioned interim dividend were the following:

Cash statement for the distribution of the	€k
Interim Dividend	02/03/15	18/06/14	27/06/13

Trade and other receivables	89	1,592	1,936
Cash and cash equivalents	875	146	228
Short-term investments in Group companies and associates and other current assets	28,721	5,122	6,791
Total current assets	29,685	6,860	8,955

Short-term debt	(303)	(1,598)	(1,003)
Payables to Group companies and associates	(1,123)	-	-
Accounts and other payables	(1,279)	(111)	(523)
Total current liabilities	(2,705)	(1,709)	(1,526)
Available cash	26,980	5,151	7,429

The 2013 and 2014 amounts distributed did not exceed the profits generated, once the estimated income tax was deducted from the profits.

5.	Accounting principles and policies and applied valuation criteria

The main accounting and valuation criteria used by Grupo Gadea for the preparation of the 2014 consolidated financial statements were the following:

a)	Consolidated goodwill or negative difference between consolidated companies

At the date of acquiring a subsidiary, the assets and liabilities acquired (including contingent liabilities, if applicable) are (always) recorded at fair value, and when the fair value can be measured reliably. The assets and liabilities recorded by the acquiring company are those that they have received, as a result of the transaction. These assets and liabilities are recorded irrespective of whether they had been previously recorded in the financial statements of the acquired company, for failing to meet the recognition criteria.

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Goodwill

At the date of acquisition, the positive difference between the cost of the Group’s shareholdings in the capital of the subsidiary, and the proportion of the fair value of assets and liabilities from the shares acquired are recorded under “Intangible assets – consolidated goodwill” on the consolidated balance sheet.

Goodwill is only recorded when it has been acquired for consideration, is assigned to one or more cash generating items, and represents advanced payments made by the acquiring company for the future economic benefits deriving from the assets and liabilities of the acquired company that would not be recorded or identified individually.

Goodwill is not amortized. In accordance with the Spanish National Chart of Accounts approved by Royal Decree 1514/2007, 16 November, the Group valued all assets and liabilities at the opening balance, in accordance with the existing principles prior to the introduction of Law 16/2007, 4 July, that reformed Commercial Law to harmonize with international law and European Union regulations, with the exception of financial instruments which are valued at their fair value. Therefore, “Goodwill” acquired by good and valuable consideration prior to 1 January 2008 (date of transition to new GAAP) was recorded net of amortization until 31 December 2007.

Calculation of impairments of intangible and tangible assets

At each accounting closing, goodwill is reviewed for impairments that would reduce its recoverable amount to an amount below its book value. In this case, impairment losses are recorded but they cannot be reversed in subsequent periods.

The “impairment test” of goodwill of intangible and tangible assets (See Notes 5-b and 5-c) carried out by the Parent’s Directors is the following:

•	The recoverable amounts are calculated for each cash generating unit, although for intangible assets, where possible, the impairment calculations are performed individually for each asset.

•	The Parent’s Directors annually prepare a business plan by market and business for each cash generating unit, typically covering a period of 5 years. The main components of this plan include the following:

-	Income and expenses forecast.

-	Investment and Working Capital forecasts.

•	Other variables influencing the calculation of recoverable value are the following:

-	The discount rate to be applied, meaning the weighted average of the cost of capital, which is affected by the cost of liabilities and the specific risk of the assets.

-	The growth rate applied to cash flows to extrapolate them beyond the period covered by budgets and forecasts.

The forecasts are made based on previous results and the best estimates available, in line with externally obtained information.

The Business Plans prepared have been reviewed and approved by Directors of the respective companies.

If there is an impairment loss from a cash generating unit which had been assigned all, or part, of goodwill, the book value of goodwill is decreased by this amount. However, if the impairment exceeds this amount, the remaining assets of this cash generating unit will be reduced in proportion to their book value, by the higher value of the following: their fair value minus the cost of sale, their current value, or zero.

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Where an impairment loss subsequently reverses (this is not permitted in specific cases relating to goodwill), the book value of the asset, or cash generating unit, is increased to the reviewed estimate of its recoverable value. However, this book value must not exceed the book value that would have existed if no impairment loss had occurred in previous years. This impairment loss reversal is recorded as income.

Negative consolidation difference

If, at the date of acquiring a subsidiary, there is a negative difference between the cost of capital share of the subsidiary, and the proportion of the fair value of assets and liabilities from the shares acquired, the difference is recorded as an income in the consolidated income statement for the period in which the transaction took place, under the caption “Negative consolidation difference of consolidated subsidiaries”.

b)	Intangible assets

Intangible assets are valued initially at their acquisition price or cost of production, and following their initial valuation they are adjusted by the respective accumulated amortization, and, where appropriate, by the impairment losses recorded, that are determined in accordance with the criteria detailed in Note 5-a.

In particular, the Group uses the following accounting criteria for intangible assets:

1.	Consolidated goodwill. Described in detail in Note 5-a.

2.	Development. The costs incurred in developing each project are capitalized when the following conditions are met:

a.	The cost of developing the project can be measured reliably.
b.	The costs are individualized for each project and relate to an asset that can be identified.
c.	The Group can demonstrate the technical feasibility of the project.
d.	The project is likely to generate profits in the future.

The development expenses incurred through their own means are recorded in the consolidated income statement (according to their different nature) and, the total expenses that relate to projects that meet these conditions are transferred to the consolidated balance sheet under the “Development” caption, and under “Work carried out by the Group on assets” on the consolidated income statement.

The capitalized development expenses are amortized on a straight line basis over their useful life, which is estimated between 4 and 5 years. However, when there are reasonable doubts regarding the technical success or profitability of a project, these expenses will be recorded directly in the income statement, for the year in which the doubts occur.

The capitalized development costs at year end are separated by project, and their cost and the year in which they were incurred can be clearly identified. The Parent’s Directors believe in the technical success and the profitability of these projects.

Investigation expenses are directly expensed to the income statement in the period in which they are incurred.

3.	Patents, licenses, trademarks and similar. Patents and licenses are recorded at their book value and were affected by the capital increase made in 2011 by the acquired company Ragactives, S.L.U. (see Note 1) or by amounts paid to third parties by the Group for the acquisition of ownership or rights to use the related items. They are amortized over a period of six years from the date they began to generate profits from the manufacture and subsequent sale of active ingredients protected by patents, and in proportion to the estimated profit, used to calculate the value of these assets.

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4.	Computer software relates to the costs incurred from the acquisition and development of computer programs that are amortized on a straight line basis over a period of 4 to 5 years, from the date they of their first use. The computer software maintenance costs are recorded in the consolidated income statement in the year in which they are incurred.

c)	Tangible Assets

Tangible assets are initially recorded at their acquisition price, or cost of production. The cost of tangible assets acquired through business combinations are recorded at their fair value at the date of acquisition. Certain assets from mergers are recorded at the contribution value to the Group, or at values attributed to the Group’s consolidated financial statements, if the Group’s companies were acquired by the Company.

The initial valuation is adjusted by the respective accumulated depreciation, and where applicable, by impairment losses. Therefore, in case of loss of value, the Group is able to estimate these through “impairment tests” (see Note 5-a), the possible loss of value that reduces the recoverable value of these assets by an amount less than their book value, which is shown under “Impairment of intangible and tangible assets” in the same Note. The recoverable value is determined as the highest level between the fair value minus the cost of sales, or their current value.

When there is a recovery in the value of an impaired tangible asset, the Group records the reversal of the impairment loss in previous years, in the consolidated income statement, and are consequently adjusted by future depreciation charges. This reversal can never exceed the increase in the book value that would have occurred if no impairment losses were had been recorded in previous years.

The work the Group carries out on their own tangible assets includes the accumulated cost of external and internal costs, determined by the consumption of materials and the staff costs which are applied using hourly rates calculated on the basis of the actual costs of these personnel. As at 31 December 2014, there were no amounts recorded in tangible assets.

For certain assets that require a period of over one year to be in a state ready for use, the capitalized costs include financial expenses that were accrued before the associated assets began operating or were delivered by the supplier. Financial expenses also correspond to loans and other types of external financing, specific or generic, directly attributable to the acquisition or manufacturing of assets. During 2013 and 2014, the Group did not capitalize interests in assets.

The repair and maintenance expenses incurred during the year are expensed to the consolidated income statement. However, the costs of expanding, upgrading and improvements as capitalized as they represent an increase in productivity, capacity and efficiency, or an extension of useful life of the assets.

Retired assets, whether those produced as a result of an upgrading process or any other cause, are written off at their gross value, accumulated depreciation, and, if applicable, impairment provisions.

The Group follows a policy to transfer the tangible assets in progress to operating assets at the moment they are available, and depreciation begins at this moment.

The operating tangible assets are depreciated using the linear method, using the acquisition cost, cost of production of assets, or if applicable, the current value minus its residual value as a base. Note that the land where the buildings and facilities are located has an indefinite useful life, and therefore is not subject to depreciation.

Annual depreciation provisions of tangible assets are made under “Tangible asset depreciation” in the consolidated income statement, by the estimated years useful life of the assets which is outlined below:

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Asset Nature	Estimated Years Useful Life

Buildings	33
Machinery and installations	6.67 to 8.33
Tools	3.33
Furniture	10
Transport elements	8.33
Information processing software	4

The estimated useful life of tangible assets are frequently reviewed to identify any significant changes. If identified, the depreciation expense will be prospectively adjusted in the income statement using the new useful life of these assets.

d)	Leases

Leases are always classified as “financial leases” when the risks and benefits from ownership of the assets are substantially transferred to the lessee. Other leases are classified as “operating leases”.

Financial leases

During 2013 and 2014 the Group had not signed, as a lessor or lessee, any contract that could be classified as a financial lease.

The assets recorded for these type of operations are depreciated using similar criteria as those applied to tangible assets, by nature.

Operating leases

Under operating leases, the ownership of rented assets and, all associated risks and benefits are held by the lessor.

The Group can act as lessor or lessee, and the corresponding income and expenses from the lease are expensed to the income statement in the period in which they are accrued.

Any collection or payment arising from the signature of an operating lease is treated either as a prepayment, if it is a payment, or as a deferred income, if it is a collection. Both will be amortized over the length of the lease contract, as the benefits from the lease are transferred or received.

e)	Financial instruments

A “financial instrument” is a contract between a financial asset in one company, and a financial liability or equity security in another.

An “equity instrument” is any contract that involves a residual interest in the assets of the issuing entity after deducting all of its liabilities.

A “financial derivative” is a financial instrument whose value changes in line with visible market variable changes (interest rate, exchange rate, price of a financial instrument or market index).

Financial Assets

The financial assets that the Group owns are classified in the following categories:

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1.	Loans and accounts receivable comprise of financial assets from the sale of assets or services provided from the Group’s ordinary course of business, or those assets that do not have a sales origin, are not fixed assets, or derivatives whose fees are fixed, and are not traded on the market.

These financial assets are initially recorded at their fair value, plus any additional directly attributable transaction costs. Subsequently, they are valued at their amortized cost, calculated using the “effective interest rate method”, that is the rate that entirely matches the initial value of the financial instrument to all its estimated cash flows throughout its remaining life. For financial instruments with a fixed interest rate, the effective interest rate coincides with the interest rate established at the moment of acquisition, and is adjusted, where applicable, by commissions and other transaction costs that can be included in the calculation of this effective interest. For financial instruments with a variable interest rate, the effective interest rate is estimated similarly to the fixed interest rate, and is recalculated at each date of review for the contractual interest rate of the transaction, taking into account future cash flow changes of financial instruments.

At year end, the Group carries out an “impairment test” on these financial assets. An impairment is required if the recoverable value of the asset is less than the book value. In this case, the impairment is expensed to the consolidated income statement.

Regarding accounts and other receivables, as at 31 December 2013 and 2014, Crystal Pharma, S.A.U. had credit guarantee insurance policies, to ensure the payment of part of the individual customer balances, within the risk limits previously approved by them. For certain customer balances that are not covered by these policies, valuation adjustments are made based on an individual analysis of each of the clients and the corresponding provisions are also made based on the risk of possible insolvency regarding the collection of different assets.

2.	Financial assets available for sale relate to debt and equity instruments of other companies that have not been classified into another category and are recorded at their fair value, within “Equity”, until the asset is sold or suffers a loss in value (temporary or permanent), at which stage these transactions, previously recorded within “Equity”, are recorded to the consolidated income statement. The investments in equity instruments whose reasonable value cannot be reliably calculated, are valued at cost, minus, the accumulated adjustments for the loss of value.

3.	Other financial assets mainly comprised of fixed-term deposits granted that are recorded in the balance sheet at their nominal value, as the effect of not discounting the future cash flows is insignificant.

The Group writes-off financial assets when they expire, or when they have transferred the cash flow rights of the corresponding financial asset, or they have transferred the inherent risks or benefits to their property.

Financial liabilities

Financial liabilities are debits and accounts payable from the purchase of assets and services in the ordinary course of business. Liabilities with no commercial nature cannot be considered as financial instrument derivatives.

Debits and accounts payable are initially valued at their fair value of consideration received, adjusted by any directly attributable transaction costs. These liabilities are then valued at their amortized cost, which is calculated under the “effective interest rate” method.

The Group writes-off financial liabilities when the obligations they generated no longer exist.

Equity instruments

Equity instruments issued by the Parent are recorded under “Net equity” on the consolidated balance sheet by the amount received, net of the issuing costs.

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Derivative instruments

The Group uses financial derivatives, “Interest Rate Swap” (IRS) to reduce exposure to interest rates. When these transactions meet certain requirements, they are considered as “covered”. As at 31 December 2014, the Group had no financial derivatives as the only contract of this type that the Group had signed with a financial institution expired in June 2014. As at 31 December 2013, this derivative met the requirements to be classified as a “cash flow hedge”, and therefore, the variations in the fair value of this derivative from 2013 were recorded in “Adjustments for changes in value” included in “Net Equity” in the 2013 consolidated balance sheet (see Notes 13 and 16).

f)	Stock

The Group uses the following criteria to value their stock::

•	Raw materials, other supplies and commodities are valued at their price of acquisition using their average weighted cost, or at their net realizable value, if the latter is lower. Trade and other discounts are deducted from the price of acquisition.

•	Finished, semi-finished and work in progress products are valued at the lower amount of either the actual average cost of production, which is subject to regular analysis and review, or the net realizable value.

•	The net realizable value represents the sale price, minus all estimated costs to complete the manufacture of these products, and the costs incurred in the sales and distribution processes.

•	The valuation of obsolete, damaged or slow moving products have been reduced to their possible realizable value. In cases where the net realizable value is lower than the price of acquisition or cost of production, valuation adjustments are made, and are recorded as an expense in the consolidated income statement for that year.

g)	Grants, donations and legacies received

The Group accounts for grants, donations and legacies received as follows:

•	Non-refundable grants, donations or legacies are recorded in the caption “income recorded directly in net equity” (at the moment they are expected to meet conditions before they are granted, and when there are no doubts regarding their payment). They are measured at the fair value of the amount or asset received, based on whether or not they are monetary grants, and they are transferred to income in proportion of that period’s depreciation on the assets for which the grants were received. Alternatively, where appropriate, on disposal of the asset or on the recognition of an impairment loss, with the exception of the grants received from the Parent’s shareholders which are recorded directly in “Shareholders’ funds” and do not give rise to the recognition of income of any kind.

•	Refundable grants while they are refundable, they are recorded as liabilities.

•	Operating subsidies are credited to income the moment they are granted, except if they are used to finance an operating deficit of future periods, in which case they would be deferred to this period. If they are granted to finance specific expenses, they would be recorded as the expenses are incurred.

h)	Provisions and contingencies

To prepare the consolidated financial statements, the Parent’s Directors differentiate between the following:

a)	Provisions: creditor balances that cover current obligations from previous events, the nature of which is clearly specified, but the amount and/or reversal date are uncertain, and the reversal is likely to lead to an outflow of resources.

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b)	Contingent liabilities: possible obligations that arise from past events and whose existence will be confirmed only by the occurrence or non-occurrence of one or more future events not wholly within the control of the Group.

The consolidated balance sheet records all provisions whose probability that the obligation will have to be settled is more likely than unlikely. The contingent liabilities not recorded in the balance sheet are included in the consolidated notes.

The provisions are valued at their current value using the best possible estimate of the amount required to settle or transfer the obligation, using the information available regarding the event and its consequences. Adjustments made to provisions are recorded as a financial expense on an accrual basis.

The compensation to be received from a third party on settlement of the obligation is recorded as an asset, provided that there are no doubts that the reimbursement will take place, unless there is a legal relationship whereby a portion of the risk has been externalized as a result of which the Company is not liable; in this situation, the compensation will be taken into account for the purpose of estimating the amount of the related provision that should be recorded.

Lawsuits and/or claims in process

As at 31 December 2014, there were no outstanding lawsuits or claims against the consolidated companies that could significantly affect the 2014 consolidated financial statements.

i)	Commitments to personnel

Multi-annual remuneration plan

In 2013 Gadea Grupo Farmacéutico, S.L.’s Directors approved a multi-annual remuneration plan to certain Grupo Gadea employees. The plan consisted of payments of determined amounts during 2014, 2015 and 2016, which are accrued between 2013 and 2015, provided that the employees remain in the Group, and certain strategic objectives are met. The total amount for all the Group’s companies amounted to €360k. The amount accrued by the Group as at 31 December 2014 for this item amounted to €120k, and has been recorded under “Accounts and other payables – Personnel” in the 2014 consolidated balance sheet, and under “Personnel expenses – balances, salaries and similar” in the 2014 consolidated income statement.

j)	Severance payments

In accordance with the current working legislations, the consolidated companies must pay severance payments, under certain circumstances, to employees whose employment is terminated. Severance payments are recorded as an expense in the period in which the Parent’s Directors decide to terminate the employment. The 2014 consolidated financial statements did not record a provision for this concept, as no situations of this nature are expected to arise.

k)	Income tax

Tax expense or income tax comprises of current tax expenses and deferred tax income.

The current income tax is the amount payable by the Group as a result of the income tax settlements for a given year. Tax credits and other tax benefits, excluding tax withholdings, tax prepayments and tax loss carry forwards from previous years effectively offset in the current year reduce the current income tax.

The deferred tax expense or income relates to the recognition or derecognition of deferred tax assets and liabilities. These include temporary differences measured at the amount expected to be payable or recoverable on differences between the book value of the assets and liabilities and their tax bases, and tax loss / credit carry forwards. These amounts are recorded by applying the temporary difference or credit corresponding to the tax rate that is expected to be recovered or settled.

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Deferred tax liabilities are recorded for all taxable temporary differences, except for those arising from the initial recognition of goodwill and other assets and liabilities in a transaction that is not a business combination, and will not affect the taxable profit or accounting profit.

However, deferred tax assets are only recorded to the extent that the Company believes it is likely to have sufficient taxable profits in the future to recover them.

Deferred tax assets and liabilities from transactions charged or credited directly to equity are also recorded directly in net equity.

At each accounting close, the deferred tax assets recorded are reviewed and appropriate adjustments are made where there are doubts as to their future recoverability. At each accounting close the deferred tax assets that have not been recorded in the consolidated balance sheet are assessed and recorded to the extent that their recovery against future taxable profits is likely.

Gadea Grupo Farmacéutico, S.L. and their Spanish consolidated subsidiaries (Crystal Pharma, S.A.U., Gadea Biopharma, S.L.U., Bioraw, S.L.U. and Bionice, S.L.U.) are charged income tax under the consolidated regime, as part of tax Group 0075/09, whose Parent is Gadea Grupo Farmacéutico, S.L. (Notes 1 and 17)

The Institute of Accounting and Auditing and the Group’s policies establish that for each of the companies within the tax Group, the income tax or expense is determined based on the profit before taxes. This amount can be increased or decreased, where applicable, by the permanent differences from the taxable profit, which is understood as the tax base, minus deductions and credits that correspond to each company of the tax Group in the consolidated tax regime.

l)	Income and expenses

Income and expenses are recorded on an accrual basis, i.e. when the actual flow of the related goods and services occurs, regardless of when the resulting monetary or financial flow occurs. Income is measured at the fair value of the consideration received, net of discounts and taxes.

Income is recorded when the significant risks and rewards of ownership of goods sold have been transferred to the buyer, and the Company no longer continues to manage the goods, or retain effective control over them.

Income from the services provided are proportionally recognized in the income statement using the percentage of completion method, provided the outcome of the transaction can be reliably estimated.

The sale and transfer of pharmaceutical “dossiers” are recorded when the compensation received is non-refundable, and relates to the compensation of costs carried out before the sale or transfer, when there are no future obligations assumed by the Group under different market conditions, and the risks and benefits are transferred to the asset. Otherwise, the payment is recorded as a deferred income in the current period, for the remaining life of the product, or the remainder of the period, depending on the specific circumstances of the agreements.

Interest income from the financial assets is recorded using the “effective interest rate” method. In any case, the interest accrued by financial assets after the moment of acquisition is recorded as income in the consolidated income statement.

m)	Classification of current assets and liabilities

Assets and liabilities are classified as either current or non-current in the consolidated balance sheet. Current assets and liabilities are those that the Group hopes to sell, use, or pay in the ordinary course of business, within 12 months. All other assets and liabilities are classified as non-current, except those that are expected to be recovered, used, or settled within 12 months from the date of the consolidated balance sheet. If, after the year end, the liability does not have an unconditional right for the Group to defer its settlement for at least twelve months from the date of the consolidated balance sheet, this liability would be classified as current.

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n)	Transactions in foreign currency

Assets and liabilities whose price is stated in foreign currency are converted to the national currency using the current exchange rate at the date of the transaction, or at the date when the assets were included in the Group’s equity.

The conversion of credits and debits into the national currency from foreign currency is made by applying the exchange rate at the time of carrying out the transaction, valued at the year end, according to the exchange rate at that time. Any profits or losses are directly expensed to the consolidated income statement for the corresponding year.

o)	Transactions with related parties

The Group carries out transactions with related parties at market value. The transfer pricing is adequately supported, and therefore the Parent’s Directors believe that there are no associated risks that could give rise to potential liabilities in the future.

p)	Environmental aspects

Assets of environmental nature

Assets of environmental nature consist of goods that are permanently used in the Group’s business, to minimize the Group’s environmental impact, and protect and improve the environment, including the reduction or elimination of future pollution. These assets are recorded under “Tangible assets” in the consolidated balance sheet.

To record these assets, the price of acquisition or cost of production is determined in accordance with the valuation principles outlined in Note 5-c.

Environmental expenses

Environmental expenses relate to accruals for the Directors of the environmental effects of the Group’s operations, and amounts from current environmental agreements that are considered to have an environmental nature. This includes occasional expenses for the prevention of pollution relating to current business, waste treatment, decontamination, and environmental management and audit.

The environmental expenses from these activities are included as operating expenses in the period in which they are accrued and are recorded in the consolidated income statement by nature.

q)	Discontinued operations

A discontinued operation is a business line that has ended or been transferred, whose assets, liabilities and profits can be distinguished physically, operationally or for financial accounting purposes. The income and expenses from discontinued operations are presented separately in the consolidated income statement.

During 2013 and 2014, the Group had no discontinued operations.

r)	Cash flow statements

Below are definitions of the terms used in the cash flow statement:

•	Cash flows: cash inflows or outflows, understood as short-term, highly liquid investments, subject to low risk of changes in value.

•	Operating activities: the Group’s typical activities that cannot be classified as investing or financing activities.

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•	Investment activities: relate to the acquisition, sale or disposal of long term assets and other investments classified as cash and cash equivalents.

•	Financing activities: activities that result in changes in the size and composition of equity and liabilities.

•	As cash and cash equivalents are included in cash in hand, the current accounts, deposits and the temporary acquisition of assets meet the following criteria:

–	They will convert to cash
–	At the point of acquisition, their maturity will not be more than three months.
–	They are not subject to a significant risk of change in value.
–	They form part of the Company’s cash Directors policy.

s)	Statement of changes in consolidated equity

Changes in the consolidated equity included in the consolidated financial statements show the changes during that period. This information is broken down in two statements: by income and expenses recorded, and the total changes in consolidated equity. The main characteristics of both are explained below:

Income and expenses

Income and expenses generated by the Group from the normal course of business during the period are recorded in the statement of changes in consolidated equity, distinguished between those recorded as income in the consolidated income statement of the period, and other income and expenses recorded directly in consolidated net equity, in accordance with the regulatory framework.

The income and expenses statement includes the following:

a)	The profit for the period.

b)	The net amount of income and expenses recorded directly in consolidated net equity (the amount of income, net of expenses from that period which are directly recorded in net equity. These expenses remain in this caption, even though they would be recorded in the consolidated income statement for the same period, or would be reclassified to a different caption).

c)	The amount transferred to the consolidated income statement from consolidated net equity (valuation of income and expenses and investment grants previously recorded in consolidated net equity, although they are recorded in the consolidated income statement for the same period).

d)	The total income and expenses recorded, calculated as the sum of the above.

The amounts of these items are recorded at their gross amount, showing their corresponding tax effect under the heading “Tax effect”.

Changes in the consolidated net equity

Changes in consolidated net equity, includes all changes to net equity including those that originate from changes in accounting criteria and from the correction of errors. Therefore, it shows a reconciliation between the opening and closing book value of all items that form net equity, grouping movements based on their nature into the following items:

a)	Adjustments due to changes in accounting policies and the correction of errors that includes changes in net equity as a result of the restatement of the balances in the financial statements due to changes in accounting policies or the correction of errors.

b)	Income and expenses recorded in the period: includes the aggregated total of all items recorded in the aforementioned consolidated income statement.

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Other variations in net equity: includes the remaining items recorded in consolidated net equity, such as increases or decreases in the Parent’s capital, the distribution of income, operations with own equity instruments, payments with equity instruments, transfers between consolidated net equity items, and any other increase or decrease in consolidated net equity.

6.	Intangible assets

The table below shows the variations between the 2013 and 2014 costs, accumulated amortization, and impairment losses of intangible assets:

	€k
	Balance as at 31/12/12	Additions or charges	Transfers to tangible assets (Note 7)	Balance as at 31/12/13	Additions or charges	Exits due to changes in the consolidation perimeter (Note 2-e)	Balance as at 31/12/14

Costs-
Consolidated goodwill	2,409	-	-	2,409	-	(229)	2,180
Other intangible assets:
Development	5,029	858	-	5,887	-	(1,434)	4,453
Patents, licenses and trademarks	15,956	-	-	15,956	-	-	15,956
Computer software.	150	98	34	282	20	(53)	249
	23,544	956	34	24,534	20	(1,716)	22,838

Accumulated amortization
Other intangible assets:
Development	(3,561)	(275)	-	(3,836)	(126)	114	(3,848)
Patents, licenses and trademarks	(15,060)	(370)	-	(15,430)	(318)	-	(15,748)
Computer software	(89)	(18)	-	(107)	(44)	21	(130)
	(18,710)	(663)	-	(19,373)	(488)	135	(19,726)

Impairment losses
Other intangible assets
Development	-	(282)	-	(282)	(231)	282	(231)

Net
Consolidated goodwill	2,409			2,409			2,180
Other intangible assets:
Development	1,468			1,769			374
Patents, license and trademarks	896			526			208
Computer software.	61			175			119
	4,834			4,879			2,881

Consolidated goodwill

The breakdown of this caption of the balance sheet as at 31 December 2013 and 2014 was the following:

	€k
Company	31/12/14	31/12/13

Crystal Pharma, S.A.U.	2,046	2,046
Crystal Pharma, Ltd.	134	134
Cyndea Pharma, S.L.	-	229
	2,180	2,409

On 24 April 2007 the Parent acquired shares representing 100% of the share capital of Crystal Pharma, S.A.U. and Ragactives, S.L.U., through a contribution in kind. The latter company was acquired in 2011 by Crystal Pharma, S.A.U. (see Note 1). To calculate the consolidated goodwill from this acquisition, the Group previously assigned a portion of the positive goodwill to patents and the ownership of certain active ingredients (based on the current value of the gross margin of these active ingredients being redeveloped), to the finished products and work in progress stock at that date (based on the margin applied to the stock at the date of acquisition), and to a credit for R&D deductions, and those yet to be applied by the acquired companies at the end of 2006.

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On 14 December 2005 Crystal Pharma, S.A.U. acquired shares representing 100% of the share capital of Crystal Pharma, Ltd., with a registered address in Malta, and previously named Solea Pharma, Ltd (see Note 1). To calculate the consolidated goodwill, the Group previously assigned a portion of the positive goodwill, the tangible assets of this company, based on a technical study (appraisal) made at the time of acquisition.

Additions and disposals in 2012 and 2013

In 2014, the goodwill relating to Cyndea Pharma, S.L. was written-off as the Parent sold its shareholding in this company, and it exited the consolidation perimeter (see Note 2-e).

There were no changes in “Consolidated goodwill” during 2014, nor was any part of its value reassigned to the Group’s other assets (in 2013, there were no movements on this account). According to the Group’s Directors, no goodwill suffered an impairment loss during 2014.

Impairment tests

The Parent used the “Discounted cash flow” method to determine the recoverable amount of both the goodwill recorded as at 31 December 2014, and the remaining intangible and tangible assets associated with the cash generating units. The main assumptions used were the following:

•	The Business Plan, approved by the Group’s Directors and the Board of Directors of Gadea Grupo Farmacéutico, S.L., which is used as a starting point for the Group’s budget for the next period, has been used to prepare the Group’s financial projections for the following years and the cash generating units under review.

Apart from the forecast results, investment forecasts (that would remain constant from 2015) and non-cash working capital variations (that would increase annually) have also been prepared.

•	The Parent’s Directors annually prepare a business plan for each cash generating unit, covering a period typically of 5 years. The main components of this plan are the following:

-	Profit projections.
-	Investment and non-cash working capital projections.

•	These projections cover a period of 5 years.

•	The most significant assumptions used for 2014 onwards, which have been considered as “moderate” by the Parent’s Directors based on the Group’s historical information, are the following:

	Discount rate (WACC)	Annual growth in sales	Gross margin growth	Residual growth rate (b)

Crystal Pharma, S.A.U.	10%	5%	Constant	0%
Crystal Pharma, Ltd.	10%	5%	Constant	0%
Gadea Biopharma, S.L.U. (a)	10%	5%	Constant	0%

(a)	This consolidated subsidiary started business in 2013 and will reach its optimal production rate in future years.

(b)	Zero growth rate of normalized cash flows from the fifth year onwards (consistent with the International Accounting Standards).

Based on the latest financial projections prepared for the future years, the Parent’s Directors expects that the forecast profit and cash flows regarding each consolidated subsidiary strongly support the value of the goodwill and remaining intangible (except certain development expenses) and tangible assets. They also believe that no impairments are required. They have also carried out a sensitivity analysis of the goodwill for the impairment tests, which conclude that reasonable changes in the main assumptions will not require impairment losses to be recorded.

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Development

Development expenses as at 31 December 2013 and 2014 mainly related to expenses incurred by the Group through various projects to develop new products.

There were no additions in 2014; however the 2013 additions mainly related to the external costs incurred by Cyndea Pharma, S.L. for the pharmaceutical and clinical development of oral contraceptives, and the external costs incurred by Gadea Biopharma, S.L.U. for the development of new ophthalmic and injectable medication, and to obtain intermediate active ingredients through biotechnical processes.

The cash outflows recorded in 2014 relate to the write-off of the development expenses attributable to Cyndea Pharma, S.L. due to its exit from the consolidation perimeter (see Note 2-e).

At 2014 year end, the Parent’s Directors identified reasonable doubts regarding certain development projects (given that in the current market conditions, they were not profitable, and/or their product was postponed until the economic situation of the country improved to enhance success), as their estimated recoverable value was lower than the value at which they were recorded. Therefore, an impairment loss of €231k was recorded under “Impairment and gains on disposal of fixed assets – Impairments and losses” in the 2014 consolidated income statement.

Patents, licenses and trademarks

As at 31 December 2014, the majority of this balance related to the valuation of the rights of Crystal Pharma, S.A.U.’s main products, as a result of joining the Group, and the cost of a right of a pharmaceutical ingredient, that was acquired in 2010 by the related company, Gentec, S.A. for €2m.

As at 31 December 2014, the Parent´s Directors estimated the recoverable value of these intangible assets. The recoverable amount is the greater amount between the fair value minus the costs of sales, or the current value. To perform the “impairment test” Directors uses the “discounted cash flow” method to calculate the value of their patents, licenses and trademarks, including both forecasts of profits and cash flows from the sale of certain products under these patents and licenses, and future investment requirements. Based on the analysis carried out, their current value was greater than the book value as at 31 December 2014, and therefore no impairment was required.

Fully amortized items

Certain assets belonging to the Group (mostly patents, trademarks, and development expenses) were fully amortized as at 31 December 2014, whose total cost value and amortization together amounted to €17.700m (€17.257m as at 31 December 2013).

7.	Tangible assets

The table below shows the variations between the 2013 and 2014 costs, accumulated depreciation, and impairment losses of tangible assets:

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2014

	€k
	Opening balance	Additions or charges	Cash outflows due to changes in the consolidation perimeter (Note 2-e)	Transfers between accounts	Final balance

Costs-
Land and buildings	9,894	1,099	(1,995)	66	9,064
Production equipment & other tangible assets	37,216	5,411	(9,687)	1,243	34,183
Tangible assets in progress and advances	2,681	633	-	(1,309)	2,005
	49,791	7,143	(11,682)	-	45,252

Accumulated depreciation-
Buildings	(1,292)	(225)	275	-	(1,242)
Production equipment & other tangible assets	(19,987)	(3,156)	4,149	-	(18,994)
	(21,279)	(3,381)	4,424	-	(20,236)

Net-
Land and buildings	8,602				7,822
Production equipment & other tangible assets	17,229				15,189
Tangible assets in progress and advances	2,681				2,005
	28,512				25,016

2013

	€k
	Opening balance	Additions or charges	Transfers between accounts	Transfers to intangible assets (Note 6)	Final balance

Costs-
Land and buildings	7,069	457	2,368	-	9,894
Production equipment & other tangible assets	30,189	3,880	3,147	-	37,216
Tangible assets in progress and advances	6,719	1,511	(5,515)	(34)	2,681
	43,977	5,848	-	(34)	49,791

Accumulated depreciation-
Buildings	(1,096)	(196)	-	-	(1,292)
Production equipment & other tangible assets	(17,205)	(2,782)	-	-	(19,987)
	(18,301)	(2,978)	-	-	(21,279)

Net-
Land and buildings	5,973				8,602
Production equipment & other tangible assets	12,984				17,229
Tangible assets in progress and advances	6,719				2,681
	25,676				28,512

Land and buildings

As at 31 December 2014, land and buildings mainly related to the production plants that the Group owns in Parque Tecnológico de Boeillo (Valladolid), Parque Tecnológico de León and San Cristóbal de Entreviñas (Zamora) which was acquired in 2014. As at 31 December 2013, this account also included a proportional part of the production plant that Cyndea Pharma, S.L had in Polígono Industrial Emiliano Revilla de Ólvega (Soria). Cyndea Pharma, S.L’s shareholding in this production plant was sold in 2014.

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As at 31 December 2014, the net value of the land included within “Land and buildings” amounted to €1.992m (€1.925m as at 31 December 2013).

Additions in 2013 and 2014

2014

The most significant additions recorded during 2014 related to Bioraw, S.L.U. acquiring a production plant in San Cristóbal de Entreviñas (Zamora), and the investments made for adapting, refurbishing and improving this plant in order to obtain intermediate active ingredients through biotechnical processes. The most significant additions also included the investments made to expand the Crystal Pharma, S.A.U. steroids production plant which is located in Parque Tecnológico de León, and other investments made to refurbish and improve the Crystal Pharma, Ltd production plant in Malta.

2013

The most significant additions recorded during 2013 relate to investments made to complete the construction and equipment in the Gadea Biopharma, S.L.U. production plant in Parque Tecnológico de Leon. This process began in previous years, and the plant began operating in the last months of 2013. During 2013, the jointly controlled entity Cyndea Pharma, S.L. also made investments for a weighing balance enclosure, and laboratory equipment. As at 31 December 2013 tangible assets in progress also included investments made by Crystal Pharma, S.A.U. for the acquisition various reactors, and different equipment ranging from a centrifuge and vacuum rotary drum pre-coating machine, whose implementation had not been completed at 31 December 2013, but are expected to begin operating during 2014.

Transfers from “Tangible assets - Tangible assets in progress and advances” to other tangible items, relate mostly to the investments in the Boecillo factory (Valladolid), which began operating in 2013.

2012 and 2013 withdrawals

The cash outflows recorded in 2014 were due to the write-off of the Group’s proportional part of Cyndea Pharma, S.L’s tangible assets (the production plant in Ólvega, Soria) as a result of the sale of the Group’s shareholding in this jointly controlled entity and its subsequent exit from the consolidation perimeter (see Note 2-e)

No fixed asset retirements took place during 2013.

Mortgage loans and other charges

The land and buildings of the production plant at Parque Tecnológico de León were mortgaged as a guarantee for the payment of a loan granted to the Parent whose outstanding principal to be repaid as at 31 December 2013 and 2014 amounted to €2.717m (see Note 16).

Loans granted

The acquisition of some of the Group’s tangible assets has been partially financed through investment grants received from public bodies (see Note 14).

Capitalized financial expenses

The Group did not capitalize financial expenses in “Tangible assets” in 2013 or 2014.

Operating rental expenses

In their capacity as lessee, Grupo Gadea’s most significant operating rental contracts as at 31 December 2013 and 2014 related to transport, furniture and machinery. The total contracted rental expenses during 2014 amounted to €120k (€133k in 2013) that was recorded under “Other operating expenses- Exterior services” in the consolidated income statement (see Note 19). These rental payments relate to the contractually agreed minimum payments. There are no contingent payments.

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As at 31 December 2014, and in accordance with the Group’s rental agreements, the minimum payments that the Group had with their lessors were not significant.

Assets located abroad

The Group’s tangible assets located outside of Spain as at 31 December 2013 were those owned by Crystal Pharma, Ltd., whose net value at this date amounted to €1.089m (€882k as at 31 December 2013).

Fully depreciated assets

As at 31 December 2013 and 2014, the Group had fully depreciated assets whose total cost value and accumulated depreciation amounted to €9.606m and €10.554m, respectively, and is outlined below:

	€k
Nature of assets	31/12/14	31/12/13

Machinery and equipment	10,011	8,151
Other installations, tools and furniture	159	88
Other fixed assets	384	1,370
	10,554	9,609

Insurance policy

The Group has insurance policies to cover the possible risks relating to tangible assets. According to the Parent’s Directors, the contracted policies are adequate.

8.	Financial investments

“Long-term financial investments” and “Short-term financial investments” on the consolidated balance sheet as at 31 December 2013 and 2014 consisted of the following:

	€k
Item	31/12/14	31/12/13

Long-term financial investments-
Third party loans	-	1,000
Equity instruments	9	64
Long-term deposits and guarantees	13	12
	22	1,076

Short-term financial investments
Third party loans	-	147
Other financial assets	1,006	4
	1,006	151

Long-term financial investments – equity instruments

As at 31 December 2014, the balances under this caption related to minority shareholdings in other companies, such as Iberaval, S.G.R. (mutual guarantee company of Castilla y León). These investments were recorded at their acquisition cost.

Long-term third party loans

As at 31 December 2013, long-term third party loans related to part of a participating loan amounting to €2m, which was granted by the Parent to the jointly controlled entity Cyndea Pharma, S.L. that was not eliminated from the consolidation process, and would remain to be collected by another partner of Cyndea Pharma, S.L. This loan has a maturity date of 1 January 2019, and bears a fixed interest rate of 4%, and a variable interest rate up to 2% (depending on the operating profits of Cyndea Pharma, S.L.).

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The deed of sale for the Group’s shareholding in Cyndea Pharma, S.L., which was granted on 19 September 2014 (see Note 2-e), states that this loan was repaid in advance before the 2014 year end.

As at 31 December 2014, the Group did not have any outstanding loan or credit payments to be collected relating to Cyndea Pharma, S.L., or any of its current partners.

Other short-term financial assets

As at 31 December 2014, this item included in the balance sheet mainly related to a fixed-term deposit with a financial entity that amounted to €1m with market interest rates and a final contractual maturity in 2016.

Although the maturity of this deposit is due in 2016, the signed contract includes the possibility of the Group canceling this maturity at certain intermediate dates with no subsequent penalties. Therefore, given that this deposit is available in practice in the short-term, the Parent’s Directors have decided to include the deposit’s amount in “Current Assets” within the consolidated balance sheet dated 31 December 2014.

9.	Stock

As at 31 December 2013 and 2014, the Group’s stock comprised of the following:

	€k
Item	31/12/14	31/12/13

Raw materials and other supplies	7,446	5,170
Work in progress	6,766	7,059
Finished products	5,738	8,175
Prepayments to suppliers	23	20
	19,973	20,424

Commitments to buy and sell stock

As at 31 December 2014, the Group had contracted firm purchase commitments for raw materials amounting to $5.443m (approximately €4.498m) whose delivery is scheduled for the first months of 2015 (€7.912m as at 31 December 2013, whose delivery was scheduled for the first months of 2014). At year-end 2014, the Group also had firm sales commitments for finished products amounting to €14.224m and $10.439m (approximately €22.815m) whose delivery is also scheduled for the first months of 2015 (€7.547m and $11.611m as at 31 December 2013, whose delivery was scheduled for the first months of 2014).

Insurance policy

The Group has insurance policies to cover the possible risks relating to stock. According to the Parent`s Directors, the contracted policies are adequate.

10.	Client receivables

Client receivables as at 31 December 2013 and 2014 comprised of the following:

25

	€k
Item	31/12/14	31/12/13

Client receivables	16,606	13,554
Client receivables, related parties (Note 20)	2,295	2,079
	18,901	15,633

The group has credit guarantee policies to ensure the collection of a significant part of the individual customer balances, within the risk limits previously approved. As at 2013 and 2014 year-end, there were no impairments to correct the fair value of “Customer receivables for sales and services”.

11.	Cash and cash equivalents

Cash

As at December 2013 and 2014, the cash item of the consolidated balance sheet almost entirely comprised of amounts deposited in Grupo Gadea’s current accounts with financial entities, which are almost entirely in euros or US dollars, freely available and paid at market rates.

Other cash equivalents

“Other cash equivalents” in the consolidated balance sheet comprised of highly liquid financial investments (time deposits) that are easily converted to cash and with a maturity no greater than three months. They do not have significant risks in changing value and form part of the Group’s normal cash Directors.

As at 31 December 2014, the Group had a fixed term deposit with a financial entity, with a maturity date greater than 3 months from the date of the transaction, which amounted to €70k. The accrued interest rate for this investment is 2%.

The balance as at 31 December 2013 related to a fixed-term deposit with a financial entity which amounted to €66k and had a market yield of 2%.

Foreign cash and cash equivalents

As at 31 December 2014 Crystal Pharma, Ltd. had balances in Maltese bank accounts, under Article 2 bis 4 b) of RD 1558/2012 which are outlined below:

-	Current account number MT33MMEB44428000000042111989001 with a balance of €468k as at 31 December 2014 which was opened in HSBC Bank (Malta) PLC, Operations Center, Mill Street. Qormi QRM 3103, Malta (the balance as at 31 December 2013 amounted to €123k).

-	Deposit number MT55VALL22013000000040018825266 with a balance of €70k as at 31 December 2014, which was opened in Bank of Valletta PLC, Wignacourt Centre, Triq II Kbira San Guzepp, Santa Venera SVR 1011, Malta (the balance as at 31 December 2013 amounted to €66k).

12.	Shareholders’ fund

Capital

As at 31 December 2012 and 2013, Gadea Grupo Farmacéutico, S.L.’s share capital comprised of 2,618,923,039 shares, each with a nominal value of €0.01, that were fully subscribed and paid. All shares have the same voting and dividend rights.

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The Gadea Grupo Farmacéutico, S.L.’s share structure as at 31 December 2013 and 2014 was the following:

Partner	Percentage ownership

Tendeña XXI, S.L.	38.22
Gentec, S.A.	18.35
3-Gutinver, S.L. (a)	13.68
Other Partners	29.75
100.00

(a)	3-Gutinver, S.L. directly owned a shareholding of 13.68%, and indirectly owned 25.49% through Tendeña XXI, S.L. (affiliated company of 3-Gutinver, S.L. of 66.70%) and 0.71% indirectly through Antartis Pharma, S.L. (affiliated company of 3-Gutinver, S.L. of 11.49%).

In March 2015, an amendment of the Parent’s shareholding was made. As a consequence, Gentec, S.A. was no longer a partner and its shareholding was acquired by the majority of the Parent’s remaining partners.

Share premium

Current sales legislation allows the use of share premium to increase the capital, and does not establish any type of restriction regarding the availability of this balance.

Reserves

Parent’s reserves

The table below shows the Parent’s reserves and their distribution as at 31 December 2013 and 2014:

	€k
	31/12/14			31/12/13
	Distributable	Non- distributable	Total	Distributable	Non- distributable	Total

Legal reserves	-	2,136	2,136	-	1,502	1,502
Other reserves	2,426	-	2,426	1,069	-	1,069
Consolidated reserves	-	(1,844)	(1,844)	-	6,900	6,900
	2,426	292	2,718	1,069	8,402	9,471

Legal reserve

Under the Consolidated Spanish Companies Law, 10% of net profit for each year must be transferred to the legal reserve until the balance of this reserve reaches at least 20% of the share capital (see Note 4). As at 31 December 2013 and 2014, the legal reserve did not reach 20% of the Parent’s share capital.

The legal reserve can be used to increase capital provided that the remaining reserve does not fall below 10% of the increased share capital.

Otherwise and until the legal reserve exceeds 20% of share capital, it can only be used to offset losses, provided that no other reserves are available for that same purpose.

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Other reserves

Other reserves relate to voluntary reserves recorded in the Parent’s accounts as at 31 December 2013 and 2014 that were freely available.

Reserves in consolidated companies

The breakdown by company of the reserves in the consolidated balance sheet as at 31 December 2013 and 2014 was the following:

	€k
Company	31/12/14	31/12/13

Reserves in consolidated subsidiaries -
Crystal Pharma, S.A.U.	5,672	177
Crystal Pharma, Ltd.	596	159
Gadea Biopharma, S.L.U.	(2,288)	(754)
	3,980	(418)
Reserves in jointly controlled entities -
Cyndea Pharma, S.L. (a)	-	(3,326)
	3,980	(3,744)

(a)	As a result of this company exiting the consolidation perimeter in 2014, the reserves invested by the latter have been allocated to the Parent, who was the previous owner of the Cyndea Pharma, S.L. shareholding.

The consolidated subsidiary Crystal Pharma, S.A.U. prohibits the distribution of voluntary reserves while the development expenses that are capitalized in intangible assets have not been fully amortized, unless the amount of available reserves is at least equal to the amounts of the non-amortized balances. Therefore, the €45k recorded as at 31 December 2014 was not available (€140k were unavailable as at 31 December 2013).

In accordance with Article 273 of the Consolidated Spanish Companies Law, Crystal Pharma, S.A.U. must provide an unavailable reserve equivalent to at least 5% of the goodwill recorded in the assets of the balance sheet. If there are no profits, or the profits are insufficient, they should use available reserves. Therefore, and awaiting the approval of the distribution of 2014 profits, Crystal Pharma, S.A.U. recorded €105k of unavailable reserves as at 31 December 2014 (€70k as at 31 December 2013).

Contribution of the consolidated companies to the Parent’s 2013 and 2014 profits

The breakdown, by company, of “Profits of the year attributed to Parent” in the consolidated balance sheet as at 31 December 2013 and 2014, was the following:

	€k
Company	2014	2013

Gadea Grupo Farmacéutico, S.L.	4,464	(559)
Crystal Pharma, S.A.U.	10,880	7,895
Crystal Pharma, Ltd.	141	436
Cyndea Pharma, S.L.	(396)	(917)
Gadea Biopharma, S.L.U.	(1,555)	(1,534)
Bioraw, S.L.U.	(439)	-
Bionice, S.L.U	(2)	-
	13,093	5,321

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13.	Adjustments for changes in value

Changes made during 2013 and 2014 in this item on the consolidated balance sheet were the following:

€k

Balance as at 31 December 2012	(45)
Transfers to the 2013 income statement	43
Tax effect (Note 17)	(13)
Balance as at 31 December 2013	(15)
Transfers to the 2014 income statement	21
Tax effect (Note 17)	(6)
Balance as at 31 December 2014	-

As at 31 December 2013, all balances related to changes in the fair value of financial hedging instruments.

Grupo Gadea uses financial hedging derivatives to mitigate and reduce their exposure to changes in interest rates (see Note 16). These derivatives were named “cash flow hedges”, to meet all requirements in Spanish GAAP to be recorded as “hedging” (see Note 5-e).

14.	Grants, Donations and Legacies Receives

Information on the non-refundable investment grants received by Grupo Gadea (which as at 31 December 2014 related entirely to the consolidated subsidiaries in which there are no minority shareholders) is included in “Net Equity”, and the income from these grants recorded in the 2013 and 2014 consolidated income statements was the following:

2014

		€k
Consolidated Company	Year Recorded	Balance as at 31/12/13	Additions	Tax Effect	Recorded in 2014 Income	Tax Effect of the Charges	Adjustments	Balance as at 31/12/14

Crystal Pharma, S.A.U.	1997 a 2012	347	-	-	(48)	15	21	335
Gadea Biopharma, S.L.U.	2012 y 2013	206	838	(251)	(135)	40	45	743
Cyndea Pharma, S.L.: (a)
MINECO / Regional Incentives	2007	358	-	-	(512)	154	-	-
ADE / Special Interest Incentives	2006	1.003	-	-	(1.433)	430	-	-
Others	2007 y 2012	178	-	-	(254)	76	-	-
Non-refundable investment grants		2.092	838	(251)	(2.382)	715	66	1.078

(a)	Cyndea Pharma, S.L.’s grants have been allocated to the 2014 income following its exit from the consolidation perimeter (see Note 2-e).

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2013

		Miles de Euros
Consolidated Company	Year Recorded	Balance as at 31/12/12	Additions	Tax Effect	Recorded in 2014 Income	Tax Effect of the Charges	Balance as at 31/12/13

Crystal Pharma, S.A.U.	1997 a 2012	592	-	-	(349)	104	347
Gadea Biopharma, S.L.U.	2012 y 2013	41	258	(77)	(23)	7	206
Cyndea Pharma, S.L.:
MINECO / Regional Incentives	2007	412	-	-	(77)	23	358
ADE / Special Interest Incentives	2006	1.154	-	-	(215)	64	1.003
Others	2007 y 2012	201	-	-	(34)	11	178
Non-refundable investment grants		2.400	258	(77)	(698)	209	2.092

These grants were to mainly finance the acquisition of tangible assets (mainly investments in new production lines and technological improvements of the facilities) and to finance research and development projects.

The addition made in 2014 related to a grant of €838k received from the Castilla y León Business Innovation, Financing, and Internationalization Agency (ADE) for Special Interest Incentives to fund investments relating to buildings, technical installations, machines and equipment for information processes in Gadea Biopharma S.L.U.’s plant in Parque Tecnologica de León. As at 31 December 2014 this grant was yet to be collected and was recorded in “Trade and other receivables - Tax, Social Security and Public Administrations” of the consolidated balance sheet (see Note 17), as the Parent’s Directors expect to collect this amount during 2015.

In 2014 the capital grants relating to Cyndea Pharma, S.L. were written off, due to its exit from the consolidation perimeter. (See Note 2-e).

Complying with the grants’ terms and conditions

For the grants recorded at 31 December 2014, which form part of “Net Equity”, the Parent’s Directors believe that they have complied and will continue to fully comply with the terms and conditions established in the Individual Grant Award Decisions for the corresponding grants and funding.

15.	Minority Shareholders

This caption’s balance recorded in the consolidated balance sheet, includes the value of the minority shareholders’ shareholding in the consolidated companies which is calculated using the “full consolidation method”. The balance of the “Income attributed to Minority Shareholders” in the consolidated income statement includes the year’s income from these minority shareholders.

However, as at 31 December 2013 and 2014, this balance was zero as there were no minority shareholders.

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16.	Financial liabilities, suppliers and other creditors

Long and short-term borrowings

The breakdown of the “long-term borrowings” and “short-term borrowings” balances included in the consolidated balance sheets as at 31 December 2014 and 2013 was the following:

	€k
	31/12/14			31/12/13
Description	Current Liability	Non- Current Liability	Total	Current Liability	Non- Current Liability	Total
Borrowings from Financial Institutions-
Loans	5,548	6,716	12,264	7,846	7,537	15,383
Discount facilities and funding for foreign operations	509	-	509	4,545	-	4,545
Interest payments	14	-	14	44	-	44
	6,071	6,716	12,787	12,435	7,537	19,972

Derivatives	-	-	-	22	-	22

Other financial liabilities-
Loans granted by public bodies	949	5,071	6,020	863	5,314	6,177
Minus implicit interest	(21)	(163)	(184)	(78)	(371)	(449)
Capex suppliers	499	-	499	674	-	674
Other financial liabilities	458	1,425	1,883	153	1,000	1,153
	1,885	6,333	8,218	1,612	5,943	7,555
	7,956	13,049	21,005	14,069	13,480	27,549

As at 31 December 2013 and 2014 the maturity schedule of the Group’s financial debt was the following:

	€k
	Year of Maturity
	2014	2015	2016	2017	2018	2019	2020 and onwards	Total

At 31/12/14	7,956	7,956	7,113	2,877	954	607	1,498	21,005
At 31/12/13	14,069	5,039	3,587	1,615	2,021	375	843	27,549

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Borrowings from financial institutions

Loans

As at 31 December 2013 and 2014 the Group had been granted the following loans by various financial institutions:

	€k
	At 31/12/14			At 31/12/13
	Maturity			Maturity:
Consolidated Company	Short-term	Long-term	Total	Short-term	Long-term	Total

Crystal Pharma, S.A.U. (a)	-	-	-	610	-	610
“ (b)	500	750	1,250	500	1,250	1,750
“ (c)	1,000	584	1,584	1,000	1,583	2,583
“ (d)	374	592	966	359	967	1,326
“ (e)	681	350	1,031	652	1,031	1,683
“ (f)	-	-	-	1,764	-	1,764
“ (g)	1,000	1,500	2,500	-	-	-
“ (h)	662	904	1,566	-	-	-
“ (i)	824	1,203	2,027	-	-	-
Cyndea Pharma, S.L.	-	-	-	2,470	1,367	3,837
Gadea Biopharma, S.L.U. (i)	507	833	1,340	491	1,339	1,830
	5,548	6,716	12,264	7,846	7,537	15,383

(a)	This loan was granted by Banco de Castilla, S.A. on 18 November 2010 for an initial amount of €2.5m, and is being repaid through regular instalments, whose final payment matured on 18 November 2014.

(b)	This loan was granted by Banco Santander, S.A. on 5 June 2012 for an initial amount of €2m. This loan’s principal is being repaid through 16 quarterly repayments with a one year grace period (maturity of the final repayment is set for 5 June 2017).

(c)	This loan was granted by Bankia, S.A. on 12 June 2013 under the protection of the “2013 ICO-Companies and Entrepreneurs” Financing Agreement, for an initial amount of €3m. This loan was granted to fund investments in fixed production assets, the acquisition of Companies or to fund the business’ launch. The loan’s principal is being repaid through 36 monthly repayments (maturity of the final repayment is set for 10 July 2016).

(d)	This loan was granted by Banco Santander, S.A. on 19 June 2013 under the protection of the “2013 EIB-SME-Medium-Sized Enterprises” Financing Agreement for an initial amount of €1.5m. The principal is being repaid through 48 monthly repayments (maturity of the final repayment is set for 19 June 2017).

(e)	This loan was granted by Banco Bilbao Vizcaya Argentaria, S.A. on 19 June 2013 under the protection of the “ICO-Companies and Entrepreneurs” Financing Agreement and totaled €2m. This loan was granted to update Crystal Pharma, S.A.U.’s equipment. The principal is being repaid through 36 quarterly repayments (maturity of the final repayment is set for 16 June 2016).

(f)	This loan was granted by Banco Popular Español, S.A. on 18 June 2013 under the protection of the “ICO- Empresas circulante 2013” Financing Agreement for an initial amount of €3m. This loan was granted to finance investments in Crystal Pharma, S.A.U.’s working capital and its principal was repaid through 12 monthly repayments (maturity of the final repayment was 10 July 2014).

(g)	This loan was granted by Bankia, S.A. on 22 May 2014 under the protection of the “ICO-Empresas y emprendedores 2014” Financing Agreement for an initial amount of €3m. This loan was granted to fund investments in fixed production assets or to finance the Company’s liquidity. The principal of this loan is being repaid through 36 monthly repayments (the maturity of the final repayment is expected to be 20 June 2017).

(h)	This loan was granted by Banco Bilbao Vizcaya Argentaria, S.A. on 30 April 2014 under the protection of the “ICO-Empresas y emprendedores 2014” Financing Agreement for an initial amount of €2m. The principal of this loan is being repaid through 36 monthly repayments (the maturity of the final repayment is expected to be 30 April 2017).

(i)	This loan was granted by Banco Santander, S.A. on 22 May 2014 under the protection of the “BEI-PYMES-Empresas medianas 2014” Financing Agreement for an initial amount of €2.5m. This loan was granted to fund investments in fixed production assets. The principal of this loan is being repaid through 36 monthly repayments (the maturity of the final repayment is expected to be 22 May 2017).

(j)	This loan was granted by Banco Bilbao Vizcaya Argentaria, S.A. on 6 July 2012 for an initial amount of €2.5m and was to fund the investments made in Gadea Biopharma, S.L.U. production plant. The loan’s final maturity will occur in July 2017 and is being repaid through 60 monthly repayments (maturity of the final repayment is set for July 2017).

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All these loans bear an annual interest rate equivalent to Euribor plus a market spread.

Short-term discount facilities and funding for foreign transactions (imports and exports)

As at 31 December 2014, the Group had been granted various short-term discounting facilities and funding for foreign transactions that had been granted by various Financial Institutions and had a combined total limit of €10.5m. As at this date, the Group had a combined total of €509k available (as at 31 December 2013 the limit of this funding amounted to €10.25m and the available balance totaled €4.545m).

Derivatives

During 2014 the Group had one derivative financial instrument, and its maturity during June 2014 was the following:

Derivative	Notional value (€k)	Contract Date	Contract Expiry Date	Interest Payable	Interest Rate Receivable

Classified as “hedging” -	1,500	4/06/2009 (a)	09/06/2014	Euribor at 3 months variable	Euribor at 3 months CAP 3.90% rate

Interest Rate Swap				(1.75% and 3.75%)

(a)	The effective start date was 8 June 2009.

Grupo Gadea uses an in-house IRS valuation model, where the inputs are the Euribor market curves and long-term swap rates, to establish the fair value of the interest rate derivative structures.

The fair value of this derivative financial instrument as at 31 December 2013 amounted to €22k and was recorded, in accordance with the maturity date established in the contract, in “Short-term borrowings – Derivatives” of the consolidated balance sheet.

In 2013 and 2014, relating to derivative financial instruments, the Group recorded payments for current settlements in a year for €22k and €43k, respectively.

Other financial liabilities

The breakdown of these items in the consolidated balance sheets as at 31 December 2013 and 2014 was the following:

	€k
	31/12/14			31/12/13
Item	Current Liabilities	Non-current Liabilities	Total	Current Liabilities	Non-current Liabilities	Total
Loans granted by public bodies	949	5,071	6,020	863	5,314	6,177
Minus implicit interest	(21)	(163)	(184)	(78)	(371)	(449)
Remaining financial liabilities	957	1,425	2,382	827	1,000	1,827
	1,885	6,333	8,218	1,612	5,943	7,555

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Loans granted by public bodies

As at 31 December 2013, the most significant loans granted by public bodies to Grupo Gadea were the following:

–	A loan granted by the European Investment Bank (EIB) through the Castilla y León Business Innovation, Financing, and Internationalization Agency (ADE)

In 2012, the Parent received a €2.998m mortgage secured loan, with the mortgaged assets being the land and buildings owned by Gadea Biopharma, S.L.U., and Pharma, S.A.U. acting as guarantor. This loan, whose principal amount yet to be repaid as at 31 December 2014 amounted to €2.713m (€2.998m as at 31 December 2013) accrues an annual interest rate equivalent to the Euribor plus a market spread, was granted to finance the investment project for the production plant located in León Technology Park (See Note 7). The amortization of this loan is made over 32 quarterly payments, with each repayment amounting to €93,700, that will mature between 9 May 2014 (the date of the first repayment) and 7 February 2022 (maturity of the last repayment).

–	A loan granted by the Centre for the Development of Industrial Technology (CDTI)

•	In 2010, the Centre for the Development of Industrial Technology granted Crystal Pharma, S.A.U. a €1.851m loan to finance the investment project for the construction and launch of the highly active potent ingredients (HAPI) plant and to finance the development expenses necessary for the subsequent production of these active ingredients. This loan, which does not have a set contractual interest rate, is recorded as a liability in the consolidated balance sheets as at 31 December 2013 and 2014 at “amortized cost.

The amortization of this loan, whose principal amount to be repaid as at 31 December 2014 amounted to €142k (€426k as at 31 December 2013), is being carried out through 13 biannual repayments, with each repayment amounting to €142,400 and maturing between 15 April 2009 (the date of the first repayment) and 15 April 2015 (maturity of the last repayment).

•	The consolidated subsidiary Gadea Biopharma, S.L.U. was granted two grants by the Centre for the Development of Industrial Technology (CDTI) to fund two Research & Development projects. The following grants were received in 2013 and were available during 2014:

➢	A partially repayable grant of €476k (with a repayable tranche of €413k, and a non-repayable tranche of €63k) that was fully available as at 31 December 2014. This grant was used for the project named “Development of biotechnology processes for steroid bioconversion”. The repayable tranche bears a fixed annual interest rate, and its amortization will be made over 15 biannual repayments of €28k, that are expected to mature between 16 July 2016 (the date of the first repayment) and 16 July 2023 (maturity of the last repayment).

➢	A partially repayable grant of €634k (with a repayable tranche of €550k and a non-repayable tranche of €84k). As at 31 December 2014, €233k of the total amount were available (€202k repayable, and €31k non-repayable) that was used for the project named “Medication for the treatment of schizophrenia”. The repayable tranche bears a fixed annual interest rate, and its amortization will be made over 15 biannual repayments of €37k, that will mature between 9 September 2017 (the date of the first repayment) and 9 September 2024 (maturity of the last repayment).

As the first project and part of the second project were carried out prior to 31 December 2014, the Group recorded the non-repayable parts of the grants in proportion to the expenses incurred in these projects until 31 December 2014 in the caption “Other operating income – operational grants” in the 2014 consolidated income statement (€63k and €31k, respectively).

–	Repayable grant from the Agency of Innovation, Financing and Business Internationalization (ADE)

In 2013, the Agency of Innovation, Financing and Business Internationalization (ADE) granted Crystal Pharma, S.A.U. a repayable loan with a nominal value of €900k within the scope of “R&D Projects” to fund the project named “Development of processes to acquire pharmaceutical active ingredients”. This loan was fully available during 2014, and has a fixed annual interest rate. The loan is expected to amortize over 12 biannual repayments of €75k that will mature between 17 February 2016 (the date of the first repayment) and 17 August 2021 (maturity of the last repayment).

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–	A loan granted by the Ministry of Economy and Competitiveness

This loan was granted to Gadea Biopharma, S.L.U. in two instalments. The first instalment was made in 2012 for a nominal amount of €347k and the second was made in 2013 for a nominal amount of €1.387m. This loan was granted to finance the “Research and development of lyophilized sterile products and pioneering steroid hormones for biotransformation processes” project. The total budget amounted to approximately €462k and €1.849m in 2012 and 2013, respectively. This long-term loan, whose principal amount yet to be repaid as at 31 December 2014 amounted to €1.649m (€1.732k as at 31 December 2013), does not have a set contractual interest rate and was recorded at its amortized cost. The existing positive difference between the loan’s nominal amount and actual value, which is calculated by using the “effective interest rate method” was recorded as “capital grant”, see Note 14. As at 31 December 2013 and 2014, the Parent had met all of the loan’s technical and economic terms and conditions.

As at December 2013 and 2014 the maturity schedule of funding granted to the Group by public bodies was the following:

	€k
	Year of Maturity:
	2014	2015	2016	2017	2018	2019	2020 and onwards	Total

At 31/12/14	-	949	986	1,026	953	606	1,500	6,020
At 31/12/13	863	1,068	927	927	840	796	756	6,177

Remaining financial liabilities

As at 31 December 2014, the balances of these items included the debt from the purchase of Bioraw, S.L.U.’s production plant, in accordance with the deed of sale granted on 14 March 2014. As at 31 December 2014, the outstanding debt relating to this transaction amounted to €1.545m and the repayment (of the principal and the corresponding interest) will be made as follows:

-	€240k will be paid through 24 monthly instalments of €10k; the last of which will mature on 5 February 2016.

-	€1.405m must be paid by 14 March 2016.

This financing has been recorded at its nominal value as it did not differ significantly from its actual value as at 31 December 2014.

However, as at 31 December 2013, these balances also included €1m that related to a participating loan granted to Cyndea Pharma, S.L. by one of their shareholders. This loan is expected to mature on 1 January 2019 and bears a fixed interest rate of 4% and a variable interest rate of up to 2% (depending on the operating income).

The remaining liabilities included in these balances as at 31 December 2013 and 2014 mainly related to debts with fixed asset suppliers.

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Suppliers and other creditors

The breakdown of these items as at 31 December 2013 and 2014 was the following:

	€k
	31/12/14	31/12/13
Suppliers	6,198	8,770
Suppliers, Group companies and associated companies (Note 20)	176	76
	6,374	8,846
Various creditors	1,818	1,949
Personnel (remuneration yet to be paid)	1,292	741
Client advances	55	722
	3,165	3,412

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17.	Public Administrations and the Group’s Tax Position

Balances with Public Administrations

As at 31 December 2013 and 2014, Grupo Gadea had the following balances with Public Administrations:

	€k
Item	31/12/14	31/12/13
DEBIT BALANCES:
Deferred tax assets	1,013	1,075
Current tax assets	-	962
Other receivables from Public Administrations-
Tax receivables:
Corporation tax from the previous year	976	1,034
Value Added Tax (VAT)	1,628	1,559
Value Added Tax (foreign)	11	-
Other items	2	-
	2,617	2,593
Other public body receivables:
Operating subsidies yet to be collected (Note 14)	343	393
Grants yet to be collected (Note 14)	838	-
Other items (Maltese Tax Authorities)	93	95
	1,274	488
	3,891	3,081

CREDIT BALANCES:
Deferred tax liabilities	759	2,422
Current tax liabilities	1,074	-
Other debt with Public Administrations-
Tax payables:

Withholding taxes of Personal Income Tax (IRPF)	222	128
Value Added Tax	28	5
	250	133
Social Security creditors	487	394
	737	527

Corporation Tax

As described in Note 5-k, for Corporation Tax purposes, the Spanish Parent and the consolidated subsidiary Companies pay Corporation Tax by filing consolidated tax returns as a Tax Group. Gadea Grupo Farmacéutico, S.L. is the Parent of this Tax Group.

For each consolidated Company, Corporation Tax is calculated on the basis of the accounting profit which is calculated by applying generally accepted accounting principles. This however does not necessarily coincide with taxable profit, which is considered as the tax assessment basis.

Reconciliation of the 2013 and 2014 consolidated accounting profit and the consolidated tax base from the corporate income tax was the following:

37

2014

	€k
Item	Increase	(Decrease)	Total

Consolidated profit before tax			16,539
Permanent differences-
From individual companies (a)	48	-	48
From consolidation adjustments (b)	651	(3,355)	(2,704)
From Crystal Pharma, Ltd.	-	(25)	(25)
Temporary differences-
From individual differences:
Non-deductible fixed asset depreciation (Law 16/12, 27 December)	789	-	789
Other increases (decreases)	3,515	(2,201)	1,314

Applied tax loss carry forwards from previous years (c)			(178)
Consolidated tax base (accounting profit)			15,783
Tax rate (30% in Spain and 35% in Malta)			4,734
Minus the deductions applied			(773)
Estimated tax expense			3,961
Minus withholding tax and tax prepayments			(2,887)
Corporation Tax receivable			1,074

(a)	This amount does not include the individual permanent differences relating to dividends from the consolidated Tax Group as they have not been included in the consolidation process.

(b)	These permanent differences mainly relate to Cyndea Pharma, S.L.’s contribution to the Group’s consolidated income in 2014, until its exit from the consolidation perimeter (see Note 2-e), as well as the income included in the 2014 consolidated income statement following the Group’s loss of control of this jointly controlled entity.

(c)	Relate to tax loss carry forwards that were generated in previous years by the consolidated subsidiary Crystal Pharma, Ltd. for which the Group recorded corresponding tax credits in the consolidated balance sheet as at 31 December 2014.

38

2013

	€k
Item	Increase	(Decrease)	Total

Consolidated profit before tax			6,336
Losses of multigroup companies for which no tax credits have been recorded	919	-	919
Permanent differences-
From individual companies (a)	48	-	48
Temporary differences-
From individual differences:
Non-deductible fixed asset depreciation (Law 16/12, 27 December))	616	-	616
Other increases (decreases)	339	(547)	(208)
Decreases from Crystal Pharma, Ltd.	-	(24)	(24)

Applied tax loss carry forwards from previous years	-	(635)	(635)
Consolidated tax base (accounting profit)			7,052
Tax rate (30% in Spain and 35% in Malta)			2,115
Minus the deductions applied			(1,057)
Estimated tax expense			1,058
Minus withholding tax and tax prepayments			(2,020)
Corporation tax receivable			(962)

(a)	This amount does not include the individual permanent differences relating to dividends from the consolidated Tax Group as they have not been included in the consolidation process.

Corporation Tax expenses

The 2013 and 2014 Corporation Tax expenses were calculated as follows:

	€k
Item	2014	2013

Consolidated profit before tax	16,539	6,336
Losses incurred by certain consolidated companies for which a tax credit has not been recorded	-	919
Permanent differences-	(2,681)	48
	13,858	7,303
Tax rate (30% in Spain and 35% in Malta)	4,168	2,215
Deductions applied to companies that the Group had not applied tax credits	(701)	(1,058)
Deferred tax assets and liabilities adjustments (a)	(79)	-
Other adjustments	58	-
Corporation Tax expenses recorded in the consolidated income statement	3,446	1,015

(a)	This amount relates to the effects generated due to the current difference between the nominal tax rate of the Corporation Tax effective in Spain until 31 December 2014 (30%) and the nominal tax rate effective during the years in which tax loss carry forwards or the reversal of temporary differences are expected, and that at 31 December 2014 generated deferred tax assets and liabilities (28% for 2015, and 25% onwards).

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The breakdown of the 2013 and 2014 Corporation tax expenses was the following:

	€k
Item	2014	2013

Current tax-
For ongoing operations	3,961	1,058
Deferred tax-
For ongoing operations	(515)	(43)
Corporation Tax expenses recorded in the consolidated income statement	3,446	1,015

Deferred taxes

The “Deferred tax assets” and “Deferred tax liabilities” balances included within the consolidated balance sheets as at 31 December 2013 and 2014, and the variation in these headings as at the aforementioned dates were the following:

	Miles de Euros
	Balance at 31/12/12	Increases	Decreases	Balance at 31/12/13	Increases	Decreases		Adjustments	Variation in the Consolidation Perimeter (Note 2-e)	Balance at 31/12/14

Deferred tax assets-

Deduction rights yet to be applied	-	143	-	143	-	(85	)(b)	(58)	-	-

Crystal Pharma, Ltd. tax credits.	875	-	(222)	653	-	(62)		-	-	591

Non-deductible tangible asset depreciation for the year (Law 16/12, 27 December	-	196	-	196	237	-		-	(11)	422
Tax effect of the variation in the fair value of the hedging instruments (Note 13 and 16)	19	-	(13)	6	-	(6)		-	-	-
Other deductible temporary differences	11	-	(11)	-	-	-		-	-	-
Other items (a)	77	-	-	77	-	(77)		-	-	-
	982	339	(246)	1,075	237	(230)		(58)	(11)	1,013
Deferred tax liabilities -
Non-refundable capital grants (Note 14)	(1,029)	(77)	209	(897)	(251)	55		66	660	(367)
Tax impairments	(891)	-	-	(891)	-	891		-	-	-

Amortization and other items	(571)	(164)	101	(634)	-	163		79	-	(392)
	(2,491)	(241)	310	(2,422)	(251)	1,109		145	660	(759)

(a)	As at 31 December 2013 the Group recorded a balance receivable of €77k following the request to return undue income from certain deductions of previous periods, which had been collected during 2014.

(b)	These decreases include €14k that relate to deductions that were made as at 31 December 2013, but were not implemented until July 2014, when the final settlement of the 2013 Corporation Tax of the consolidated tax Group in Spain took place.

Deferred tax assets

As at 31 December 2014, “Deferred tax assets” related to the following:

•	Tax credits from tax loss carry forwards, deductions yet to be applied and temporary differences due to the subsidiary Crystal Pharma, Ltd.

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•	The tax effect of the temporary differences between the moment in which the expense for certain tangible asset depreciation is recorded and the moment in which it is recorded as a tax expense.

These deferred tax assets were recorded in the consolidated balance sheets, as the Parent’s Directors have stated that collecting these assets is reasonably assured based on the recent estimates prepared for the expected development in the consolidated Companies’ tax base, and where applicable, in the consolidated Tax Group to which the Company belongs.

Deferred tax liabilities

As at 31 December 2014, “Deferred tax liabilities” mainly related to the following:

•	The tax effect from the non-refundable capital grant recorded as “Net Equity” (see Note 14).

•	The tax effect generated by the different economic and tax criteria used in the amortization of intangible asset once the Group accepts the freedom to amortize incentive which is established in the Revised Text of the Corporate Tax Law in its various versions.

The deferred tax liabilities relating to the capital grants will be recorded in the income statement once the corresponding grant is recorded.

Tax recorded as net equity

As at 31 December 2013 and 2014, the tax balances directly recorded in “Net Equity” and their movement during 2013 and 2014 were the following:

	€k
	Balance at 31/12/12	Asset (Liabilities)	Reversal of the Current Tax	Balance at 31/12/13	Assets (Liabilities)	Reversal of the Current Tax	Adjustments	Balance at 31/12/14
Non-refundable capital grant liabilities recorded as “Net Equity” (Note 14)	(1,029)	(77)	209	(897)	(251)	715	66	(367)
Assets due to variation in the fair value of the hedging instruments (Note 13)	19	-	(13)	6	-	(6)	-	-
	(1,010)	(77)	196	(891)	(251)	709	66	(367)

Tax loss carry forwards yet to be applied

As at 31 December 2014, the subsidiaries did not have any tax loss carry forwards to be offset.

Deductions

The current Corporation Tax legislation includes various tax incentives. The deductions generated in a year which are more than the applicable legal limit, may be applied to the reduction of Corporation Tax payments of the following year, in line with the limits and deadlines set by the applicable tax legislation.

41

The Group took advantage of the tax benefits provided by this legislation by deducting €773k when calculating the 2014 Corporation Tax payments, according to the following breakdown:

Item	Year Generated	€k

Crystal Pharma, S.A.U.:
Research and Development	2014	250
Research and Development	2013	69
Innovation	2014	106
Various items	2013-2014	12
Contributions	2014	1
Gadea Biopharma, S.L.U.:
Research and Development	2014	300
Research and Development	2013	2
Innovation	2014	15
Contributions	2014	13
Gadea Grupo Farmacéutico, S.L.:
Contributions	2014	1
Reinvestment of extraordinary profit	2014	4
		773

Consolidated Spanish subsidiaries’ tax credits yet to be applied

As at 31 December 2014 the Spanish consolidated companies had no other deductions to be applied. However, as at 31 December 2014 within “Deferred Tax Assets” the Group recorded tax credits relating to deductions and tax loss carry forwards that were either credited or yet to be applied at this date due to Crystal Pharma, Ltd. which amounted to €591k (€873k as at 31 December 2013 under rights for deductions yet to be applied by the tax Group in Spain – see Note 5-k – and by Crystal Pharma, Ltd. in Malta). This application is reasonably assured according to the Parent’s Directors, and based on the recent estimations made by Grupo Gadea’s Management regarding the forecast development of the tax loss carry forwards of Crystal Pharma, Ltd.

Years open to inspection

Under the current legislation, taxes cannot be considered as settled until the tax returns filed have been inspected by the Tax Authorities or the four year limitation period has ended.

In February 2015, the Tax Agency began an audit and inspection of taxes and periods relating to the following Group’s companies:

Company	Tax	Period

Gadea Grupo Farmacéutico, S.L.	Value Added Tax	01/2011 to 12/2012
Crystal Pharma, S.A.U.	Value Added Tax	01/2011 to 12/2012
Consolidated Tax Group 0075/09 led by Grupo Gadea Farmacéutico, S.L. (See Note 5-k)	Corporation Tax	2011 and 2012

As at the date of preparing these consolidated financial statements, these inspections remain ongoing.

As at 31 December 2014, the consolidated companies had from 2011 to 2014, inclusive, open to inspection for all taxes that had been applied. In addition, 2010 was also open to inspection relating to Corporation Tax. Furthermore, as at 31 December 2014 Crystal Pharma, Ltd. also had 2009 and 2010 open to tax inspection regarding VAT.

The Parent’s Directors believe they have made sufficient tax payments. Although certain discrepancies may arise from the interpretation of applicable regulations for the tax treatment of certain transactions, the resulting liabilities from current inspections carried out by the Tax Authorities relating to the years open to inspection would not significantly affect the 2014 consolidated financial statements.

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18.	Guarantees Provided to Third Parties and Other Contingent Liabilities

As at 31 December 2013 and 2014, the Group had provided guarantees to third parties, granted by various financial institutions, for an amount of €1.741m and €1.758m, respectively. These guarantees mainly related to guarantees to ensure compliance with utilities payment obligations, to guarantee repayment of certain subsidized loans and other obligations to Local Authorities, and various advances paid on grants. The Parent’s Directors believe that any unexpected liabilities which may have arisen as at 31 December 2014 from the guarantees provided and relating to the commitments and obligations, were not significant.

19.	Income and Expenses

Net turnover

Distribution by business and geographical market of Grupo Gadea’s 2013 and 2014 net turnover was the following:

	€k
	2014	2013

By business-
Biotechnology	300	158
Active ingredients	70,726	58,997
Pharmaceuticals	2,436	3,906
	73,462	63,061

By geographical market-
National	15,330	10,731
International	58,132	52,330
	73,462	63,061

Supplies

The breakdown of this item included in the 2013 and 2014 consolidated income statement was the following:

	€k
Item	2014	2013

Raw materials and other consumables-
Purchases:
National purchases	9,095	4,688
Intra-community acquisitions	1,755	7,386
Imports	25,469	24,286
Stock variations	(2,912)	(767)
	33,407	35,593
Outsourced production	1,951	2,563
	35,358	38,156

43

Social contributions

The breakdown of these social contributions in the 2013 and 2014 consolidated income statement was the following:

	€k
Item	2014	2013

Social security	2,236	2,017
Other social contributions	335	267
	2,571	2,284

External services and charges

The breakdown of this item in the 2013 and 2014 consolidated income statement was the following:

	€k
	2014	2013
Research and development expenses	1,622	1,844
Operating lease (Note 7)	120	133
Repair and maintenance	743	777
Independent professional services	2,165	2,526
Transport	780	733
Insurance premiums	298	311
Bank services	109	116
Advertising	110	133
Supplies	1,493	1,478
Other items	466	975
Tax	79	58
Other external services and charges	931	-
	8,916	9,084

(a)	The expenses included in the 2014 consolidated income statement relate to Cyndea Pharma, S.L. and were accrued until its exit from the consolidation perimeter (see Note 2-e).

20.	Transactions with related parties

Transactions with related parties

The transactions carried out by Grupo Gadea with related parties during 2013 and 2014 were the following:

	€k
	2013		2013
Company	Sales and services provided	Sales and services provided	Sales and services provided	Sales and services provided

Gentec, S.A. (b)	8,219	221	7,436	113
3-Gutinver, S.L. (a)	-	353	-	192
GBB Pharminvest 99, S.L. (b)	-	2	-	2
Muggio Holding, S.L. (a)	-	2	-	2
Antartis Pharma, S.L. (a)	-	2	-	2
	8,219	580	7,436	311

(a)	These Companies are Directors of the Parent.

(b)	These companies were the Parent’s shareholders during 2013 and 2014 until its exit from Gadea Grupo Farmacéutico, S.L.’s share capital in March 2015.

These aforementioned transactions were carried out within Grupo Gadea’s ordinary course of business under market conditions.

44

Transactions and balances with other related parties (Partners, Directors, and the Group’s Senior Directors) are indicated in the following sections.

Related party balances

As a result of these transactions, as at 31 December 2013 and 2014, Grupo Gadea had the following balance receivables and payables with related parties:

	€k
	31/12/14	31/12/13

Clients (Note 10)-
Gentec, S.A. (b)	2,295	2,079

Suppliers (Note 16)-
Gentec, S.A. (b)	(92)	(76)
3-Gutinver, S.L.	(78)	-
GBB Pharminvest 99, S.L. (b)	(2)	-
Muggio Holding, S.L. (a)	(2)	-
Antartis Pharma, S.L. (a)	(2)	-
	(176)	(76)

(a)	These companies are the Parent’s Directors.

(b)	These companies were the Parent’s shareholders during 2013 and 2014 until its exit from Gadea Grupo Farmacéutico, S.L.’s share capital in March 2015.

Payments to the Parent’s Directors

In 2014, through the Company that represents 3-Gutinver, S.L., the Parent paid the Managing Director €353k (€192k in 2013) for services provided. Additionally, in 2014, remuneration through wages and salaries paid by the Group to two employees of Crystal Pharma, S.A.U., who were also Directors (one of whom was working for a third party acting on behalf of a legal entity) of the Parent amounted to €189k (€195k in 2013). During 2013 and 2014 the Group carried out other transactions with other Parent Directors. Please refer to the “Transactions with related parties” section for more information on these transactions.

As at 31 December 2013 and 2014, Grupo Gadea did not have any pension or life insurance obligations relating to the Parent’s current Directors.

As at 31 December 2013 and 2014, Grupo Gadea had accounts receivables with certain Parent Directors. The amounts of these accounts receivables have been included in the “Related party balances” section.

Payments to the Group’s Senior Directors

Remuneration through wages and salaries in their entirety to Grupo Gadea’s Senior Directors in 2014 amounted to €145k (€518k in 2013). This amount excludes the remuneration relating to three of the aforementioned Parent Directors.

Grupo Gadea does not have any pension obligations with Key Personnel, nor has the Group awarded any credits or guarantees to them.

45

Director conflicts of interest

In accordance with Article 229 “To avoid situations of conflicts of interest” of the Revised Text of Corporation Law, approved by the Royal Legislative Decree 1/2010 of 2 July, and modified on 4 September 2014, there are no direct or indirect situations of conflicts of interest between members of the Parent’s Board of Directors, and between related parties and companies that form the Group. However, potential situations of conflicts of interest have been identified by José Luis Stampa Jäger, Director of Muggio Holding, S.L. Under Article 231 of the Corporations Law of 31 December 2014, he identified certain related parties who owned shares and/or worked in other companies at this date with respect to Gadea Grupo Farmacéutico, S.L. These companies are outlined below:

Affiliated Company	Shareholding		Position / Tasks carried out
Medichem, S.A.U.	100.00	% (I)	Individual representing Sole Director
Medichem Manufacturing (Malta), Ltd.	100.00	% (I)	Director
Medichem Tradex, S.A.	100.00	% (I)	Director
Nanjing Medichem Biopharmaceutical Development Co., Ltd.	100.00	% (I)	Director
Chizhou Ruick Pharmaceutical Co., Ltd.	33.33	% (I)	N/A
Combino Pharm, S.L.	100.00	% (I)	N/A
Combino Pharm (Malta) Ltd.	100.00	% (I)	Director
Combino Pharm Portugal, Unipessoal, Lda.	100.00	% (I)	N/A

(I)	% indirect shareholding.

21.	Transactions in Foreign Currency

In 2013 and 2014, Grupo Gadea carried out the following transactions in a foreign currency (mainly in US Dollars):

	€k
	2014	2013

Sales and services provided	43,930	30,752
Fixed asset purchases	418	-
Purchases and services received	27,338	28,491

The exchange rate differences recorded by financial instrument in the 2013 and 2014 consolidated income statements were the following:

	€k
	2014	2013

Foreign currency in cash	168	(120)
Accounts receivable collected-
Transactions collected throughout the year	552	(336)
Transactions yet to be collected at year-end	55	72
Accounts payable-
Transactions paid throughout the year	(712)	98
Transactions yet to be paid at year-end	(13)	94
	50	(192)

46

The assets and liabilities recorded in the Group’s consolidated balance sheets as at 31 December 2013 and 2014, in a foreign currency (all in US dollars) were the following:

	€k
	31/12/14	31/12/13

ASSETS:
Cash	1,782	1,149
Loans and accounts receivable-
Sales and services provided to clients	2,650	5,559
	4,432	6,708
LIABILITIES:
Short-term debt-
Debt with Financial Institutions and liabilities with suppliers	636	5,495

22.	Nature and level of risk

Financial risks

The Group’s policies for managing risk are established by the Financial Risk Directors Committee which have been approved by the Parent’s Directors. Based on these policies, the Group’s Financial Department have established a number of procedures and controls which allow for the identification, measure and Directors of the risks generated by financial instruments.

Credit risk

Credit risk arises from the possible loss caused by breaching the contractual obligations of the Group’s opposing parties, i.e. by the possibility of not recovering the financial assets for the amount accounted and established in the time frame.

To manage credit risk, the Group distinguishes between financial assets generated by operational activities and financial assets generated by investment activities.

The sales and finance departments set limits for each client, which are calculated based on the information provided by a Company which specializes in analyzing business’ solvency. In certain countries which are considered a greater risk due to political and geographical reasons, the Group uses collection instruments as documentary credits as they guarantee greater security.

Periodically, information of each account receivable’s seniority is prepared to manage its collection. Overdue accounts are claimed monthly in order for them to be collected. Therefore, given the Group’s past experiences and the sector in which it operates, the Parent’s Directors do not expect significant non-payment problems. Credit limits with payment delays are reviewed on a monthly basis.

Credit risk of the cash funds is limited as Group Gadea generally maintains its cash and cash equivalents in Financial Institutions with a high level of solvency.

As at 31 December 2014, the Parent’s Directors stated that no impairment of the assets subject to being recorded were present.

Liquidity risk

Liquidity risk is caused by the possibility of the Group not having available cash funds or not being able to access a sufficient amount and in a cost effective manner to meet their payment obligations at all times. The Group’s aim is to maintain a sufficient level of available funds, which is achieved through their policies that establish the minimum amount of cash to be available at all times. The Group’s finance department has established policies to carry out continuous monitoring of the consolidated balance sheet structure by maturity date. This enables the department to anticipate the possible need for cash in the short and medium term and adopt a strategy that stabilizes the financial sources. These procedures are always carried out in conjunction with the Group’s general financial policies.

In order to secure cash and meet all payment commitments from their business, at the 2014 year-end Grupo Gadea had sufficient available cash and credit facilities. In March 2015, the Group signed various financing granted by national financial entities for €32.5m that was used to cancel financing held at 31 December 2014, to finance investments to be made in 2015, and to obtain sufficient cash for the payment of dividends in March 2015 (see Note 4).

47

The Group continues to generate cash throughout its normal course of business. Therefore, it does not forecast any difficulties in meeting debt maturities.

Market risk (including interest rates, exchange rates and other price risks)

Market risk is the risk associated with the fair value or future cash flows of a financial instrument varying due to interest rates, exchange rates or other price risks.

Interest rate risk arises due to the possible loss caused by variations in the fair value or future cash flows of a financial instrument due to changes in the market’s interest rates. The Group’s exposure to the risk of changes in interest rates is mainly due to its long-term loans and credit which have variable interest rates.

The Group manages its interest rate risk by taking out loans with variable interest rates and using a fixed interest rate. To achieve this aim, the Group carries out interest rate swaps that are established as hedging transactions for the corresponding loans. Variable interest rate funding is linked to the Euribor.

The Group has carried out a sensitivity analysis of the financial debt at a variable rate as at 31 December 2014, considering that the contractual conditions of the current loans at this date, and a variation of 1% in the yield curve would not have a significant effect on the consolidated income for 2015.

The Parent’s Directors believe that there are no significant differences between the book value and fair value of the financial assets and liabilities.

Exchange rate risk arises due to the possible loss caused by variations in the fair value or future cash flows of a financial instrument due to fluctuations in exchange rates. The Group’s exposure to the risk of fluctuating exchange rates is mainly due to sales and purchases being carried out in currencies different to that used by the Group (see Note 21). While the Group does not have a policy relating to exchange rate hedging instruments, the Parent’s Directors believe that they sufficiently cover a large part of the Group’s exposure to this risk due to its consolidated companies’ sales being offset by purchases in US dollars.

The accounts receivable and payable, and the current accounts and financing are items in the Group’s assets and liabilities that include balances in a foreign currency. Note 22 includes the balances in a foreign currency which were exposed to the exchange rate risk as at 31 December 2014.

Other price risks relates to Grupo Gadea’s exposure to the risk of fluctuations in the price of basic raw materials. Grupo Gadea continually monitors the price of these raw materials in order to make appropriate decisions at all times according to the market development observed and expected and the Group’s strategy, although given its nature, the rotation of these raw materials is very high. Grupo Gadea addresses the effect of raw material price fluctuations by changing the sale prices of their products in a manner that does significantly impact the Group’s income statement.

23.	Environmental Aspects and Greenhouse Gas Emissions Rights

An environmental activity is any operation whose main purpose is to minimize environmental impacts and protect and improve the environment.

As at 31 December 2013, the Group’s most significant systems, teams and facilities (entirely owned by Cyndea Pharma, S.L. and hereinafter, the proportional consolidation method is 50%- see Note 1) relating to environmental activities were the following:

48

	€k
Description	Cost	Accumulated amortization

Purifiers	249	106

Expenses relating to the protection and improvement of the environment were directly expensed to the 2014 income statement and amounted to €598k (€469k in 2013). They mainly related to the cost of treatment and storage of industrial residues from the production processes of the consolidated companies.

Grupo Gadea does not have any other environmental responsibilities, assets, provisions or contingencies that could significantly affect the Group’s equity, financial situation or profit. During 2012 and 2013, Grupo Gadea did not receive any environmental grants or obtain income from environmental related business.

According to the National Allocation Plan, and given the nature of the Group’s business, the Spanish consolidated subsidiaries of the Group were not allocated any greenhouse gas emission rights. Therefore, as at 31 December 2014, the Group had not recorded any balance in “Greenhouse gas emissions rights” included in the consolidated balance sheet, had not recorded any cash flow in this item or any value correction of an impairment in 2014. During 2014, the Group did not incur any expenses or record any provisions relating to this item. The Group has not drawn up any future contracts relating to emissions rights, has not received any environmental grants or created any contingencies relating to greenhouse gas emissions

24.	Events after year-end

In March 2015 the sale and purchase of various Parent’s shares took place between their shareholders which led to the redistribution and amendment of their percentage ownership. Refer to Note 12 for a breakdown of these shares. There have been no other significant events after the 2014 year-end that have been included in the Notes to this Report.

25.	Other information

Average number of employees

The average number of people employed by Grupo Gadea during 2013 and 2014, by professional category, was the following:

	Average number of employees
Professional Category	2014	2013

Senior executives	4	11
Managers	7
Engineers and technicians	106	139
Administrative assistants	9	15
Production personnel	133	90
Sales and distribution personnel	12	11
	271	266

During 2012 and 2013, Grupo Gadea did not contract anyone with a legally recognized disability equal to or greater than 33%.

49

Distribution of functions by gender

Grupo Gadea’s distribution of functions by gender of their employees as at 31 December 2013 and 2014 was the following:

At 31 December 2014

	Number of employees
Professional category	Male	Female	Total

Senior executives	4	-	4
Managers	4	3	7
Engineers and technicians	54	53	107
Administrative assistants	-	9	9
Production personnel	115	26	141
Sales and distribution personnel	4	11	15
	181	102	283

At 31 December 2013

	Number of employees
Professional category	Male	Female	Total

Senior executives	9	2	11
Managers	51	65	116
Engineers and technicians	3	13	16
Administrative assistants	103	28	131
Production personnel	5	7	12
	171	115	286

As at 31 December 2014, the Parent’s Board of Directors consisted of 3 legal entities and 2 natural people, all of which were male (4 legal entities and 5 natural people, all of which were male at 31 December 2013).

Audit fees

During 2013 and 2014, fees relating to auditing accounts and other services provided by the Group’s main auditor or any company linked to it by control, common ownership or Directors, were the following:

	€k
Description	2014	2013

Audit services:
Audit of the consolidated financial statements of Gadea Grupo Farmacéutico, S.L.	12	11
Audit of the individual financial statements of the consolidated Spanish Companies	43	45
Other verification services:
Audit services:	11	2
Tax advisory services to Crystal Pharma, Ltd.	1	1
Total audit and associated services	67	59

The fees relating to other auditors in 2013 and 2014 for auditing Crystal Pharma, Ltd. amounted to €4k each year.

50

26.	Deferred payments to suppliers

In compliance with Law 15/2012, 5 July (an amendment of Law 3/2004, 29 December), which enforces measures to avoid late payments in business transactions that have been established in the Accounting and Auditing Institute’s Resolution of 29 December 2010, and taking into account stipulations in the Second Transitory Provision of this Resolution, deferred payments made by the Group to service and trading suppliers (including, where appropriate, the Group companies located in Spain) during 2013 and 2014 were the following:

	2014		2013
	Amount (€k)	% over Total	Amount (€k)	% over Total

Payments made during the year-
Payments made within the maximum legal period (*)	2,714	18.15	3,443	17.09
Other payments made	12,238	81.85	16,710	82.91
Total payments made	14,952	100.00	20,153	100.00
Excess of weighted DPO (in days)	67.09	-	74.4	-
Deferments that surpass the maximum legal period as at year-end (*)	2,187	13.65	799	9.03

(*)	In each case, the legal period has been determined according to the corresponding nature of the goods or services received by the Group in accordance with Law 3/2004, 29 December, which establishes measures to prevent delinquency in business transactions and Law 11/2013, 26 July, which includes measures to support entrepreneurs and stimulate growth and the creation of jobs.

In accordance with the applicable aforementioned regulations, the information presented relates exclusively to the Group’s suppliers and companies located in Spain.

27.	Business areas

Article 84 of Royal Decree 1159/2010, 24 September, which approved the regulations for preparing consolidated financial statements, states that the consolidated Annual Account’s memorandum must present the Group’s business by business area, including which components are the Group’s operating business areas, which business areas generate income and incur costs, and which income and expenses are subject to inspection, discussion and evaluation by the entity’s highest authority on a regular basis. In particular, any component that accrues 10% or more of the turnover generated by all of the entity’s business areas, including both intragroup and external sales, or the business areas that accrue 10% of more the of the entity’s total amount of assets must be included.

Given the nature of the business carried out by the Group, the only business area recorded relates to the strategic business unit (and not to the product lines offered). This business area is uniquely managed given that to date, it does not have specific markets and regulations. Therefore, there is no need to include a further breakdown by business area in the consolidated financial statements).

The only client that the Group carried out sales with and/or provided services to that accounted for more than 10% of the turnover generated by all of the entity’s business areas was Gentec, S.A. (11.3% in 2014 and 11.8% in 2013).

51

Gadea Grupo Farmacéutico, S.L. and Subsidiaries

Consolidated Management

Report for the year ended

31 December 2014

2014

Turnover and profit

The Group’s net turnover in 2014 was €73.5m, an increase of approximately 16.5% compared to 2013, whilst the consolidated profit after tax amounted to €13.1m, an increase of approximately 90% compared to the previous year.

The Group’s business

Crystal Pharma, S.A.U. was the subsidiary that accounted for most of the Group’s turnover, contributing €66.3m to the net turnover and €10.9m to the consolidated profit.

Gadea Biopharma, S.L.U. began its business in the technical development center and pharmaceutical specialties production plant in Parque Tecnológico de León in the second quarter of 2013. In 2014 they received approval from the Spanish Medicines Agency (AEMPS) to be a pharmaceutical laboratory for the manufacture of finished injectable products. Gadea Biopharma, S.L.U. continued its commitment to development, with 7 products at different stages of development which are intended to be sold as generic medication on the American market. Gadea Biopharma, S.L.U. also has various co-development and supply contracts with significant multinational laboratories.

Bioraw, S.L.U. and Bionice, S.L.U. were established on 31 December 2013. Bioraw, S.L.U. began its production business of intermediate fermented products in the last months of 2014 in the production facilities located at San Cristóbal de Entreviñas (Zamora). Bionice, S.L.U. has still not begun business.

Finally, during 2015 Cyndea Pharma, S.L. exited the consolidation perimeter as the Parent sold its 50% shareholding that it previously owned.

2015 forecast development

The Parent’s Directors forecast that the 2015 business will grow at a similar rate as in previous years. The Group’s 2015 consolidated budget forecasts a net turnover of approximately €80m, and a profit after tax of €12.2m.

Investigation, development, the environment, and personnel

The Group continues to follow its clear commitment of enhancing business in investigation and development to sustain projects which enable the future production and sale of new products.

Protecting, improving and minimizing the impact on the environment, which includes reducing or eliminating future pollution is considered when each of the Group’s businesses are planned.

Grupo Gadea believes that its employees are its main asset, and therefore developing the workforce’s talent is one of the most important aspects for growth and operational efficiencies. A number of annual and strategic objectives always focus on eliminating accidents that could affect the Group’s employees. Additionally, the Group offers all its employees the option to become a shareholder in the corporate structure and also distributes bonuses to all employees according to the Group’s profit.

Derivative financial instruments

As at 31 December 2014, the Group had not contracted and did not have any derivative financial instruments. However, during 2014 Crystal Pharma, S.A.U. contracted a derivative financial instrument for a notional amount of €1.5m to cover possible pressures regarding the interest rate. This consisted of swaps from variable to fixed interest rates, whose main characteristics coincide with those included in this Report.

The risks and uncertainties faced by the Group

The main risks that may affect the future development of our business and the measures implemented to reduce these risks are the following:

-	In the current international market, the sale price pressure on pharmaceutical products is increasing. In order to maintain competitiveness in the sector, Grupo Gadea is implementing efficiency programs and tools to reduce the cost of production processes as well as policies that control and restrict expenses incurred by the Group.

-	Due to the impact that variations in interest rates may have on the Group’s profit, the Group uses derivative instruments for certain financial transactions. Information regarding other financial risks is included in this Report.

Deferred payments to suppliers

In accordance with Law 15/2012 of 5 July, an amendment of Law 3/2004 of 29 December, that establishes measures to avoid late payments in business transactions, in the Resolution of 29 December 2010 of the Accounting and Auditing Institute, and considering account stipulations in the Second Transitory Provision of this Resolution, deferred payments made by the Group to service and trading suppliers (including, where appropriate, the Group’s companies located in Spain) during 2013 and 2014 were the following:

	2014		2013
	Amount (€k)	% over Total	Amount (€k)	% over Total

Payments made during the year-
Payments made within the maximum legal period (*)	2,714	18.15	3,443	17.09
Other payments made	12,238	81.85	16,710	82.91
Total payments made	14,952	100.00	20,153	100.00
Excess of weighted DPO (in days)	67.09	-	74.4	-
Deferments that surpass the maximum legal period as at year-end (*)	2,187	13.65	799	9.03

(*)	In each case, the legal period has been determined according to the corresponding nature of the goods or services received by the Group in accordance with Law 3/2004 of 29 December, which establishes measures to prevent delinquency in business transactions and Law 11/2013 of 26 July, which includes measures to support entrepreneurs and stimulate growth and the creation of jobs.

In accordance with the applicable aforementioned regulations, the information presented relates exclusively to the Group’s suppliers and companies located in Spain.

The Group is currently evaluating the possibility of implementing new measures in the next financial year to reduce the payment periods in cases where the payment exceeds its due date. These measures will be focused on reducing the processing periods for receiving, testing, accepting, and accounting for the invoices (using electronic and technological devices), as well as improving the resolution process, with the aim of establishing payment orders that could be carried out at monthly dates established by the Group, that will not exceed the maximum limit established by delinquency regulations.

2

Parent Shareholdings

During 2013 and 2014, neither the Parent nor its subsidiaries acquired shares in the Parent, nor did they acquire shares in Gadea Grupo Farmacéutico, S.L., as at 31 December 2014.

Events after year-end

In March 2015, the Group received new funding from financial entities amounting to a total of €32.5m, which was primarily used to cancel the debt held at 31 December 2014, and to finance future investments made by the Group.

From the financial year-end until the preparation of the consolidated financial statements, there were no other significant events that could have impacted these consolidated financial statements.

3

DIRECTOR’S SIGNATURES

The Directors of Gadea Grupo Farmacéutico, S.L. sign the consolidated financial statements and consolidated notes to the financial statements for the year ended 31 December 2014.

Boecillo (Valladolid), 26 March 2015

/s/ D. Luis Gerardo Gutiérrez Fuentes	/s/ D. Francisco Javier Gallo Nieto
D. Luis Gerardo Gutiérrez Fuentes	D. Francisco Javier Gallo Nieto
On behalf of 3-Gutinver, S.L.	Board Member
Chairman

/s/ D. José Antonio Gutiérrez Fuentes	/s/ D. José Luis Stampa Jäger
D. José Antonio Gutiérrez Fuentes	D. José Luis Stampa Jäger
Board Member	On behalf of Muggio Holding, S.L.
Board Member

/s/ D. Samuel Alonso Martínez
D. Samuel Alonso Martínez
On behalf of Antartis Pharma, S.L.
Board Member

DISCLAIMER: This is to certify that the 2014 Consolidated Financial Statements and Consolidated Management Report attached, are those prepared by the Board of Directors at their meeting on 26 March 2015. The signatures of the Directors of Gadea Grupo Farmacéutico contained in this document are legitimate.

/s/ D. José Luis Vecilla Camazón
D. José Luis Vecilla Camazón
Secretary non-Board Member

Gadea Grupo Farmacéutico, S.L. and Subsidiaries

Notes to Consolidated

Financial Statements for year

ended 31 December 2013

1.	Description of the Group

Parent and the Group’s activities

Gadea Grupo Farmacéutico, S.L. (the “Parent”) was established on 18 January 2007, with the corporate name “Gadea Pharmaceutical Group, S.L.”. On 29 June 2011, at the Annual General Meeting, the Board of Directors agreed to change its corporate name to its current name.

Currently, its registered address and headquarters are at Parque Tecnologico de Boecillo, (Boecillo, Valladolid).

Its corporate purpose includes the following businesses:

-	Scientific and technical advisory, as well as the organization and optimization of companies in the pharmaceutical sector, including the chemical industry.

-	Advisory to the Directors for different companies’ internal business lines, including imports and exports, patents, waste management, and the manufacture and sale of chemical products.

-	Manufacture, sale, study, design, programming, acquisition, handling and managing of internal and external raw materials, intermediate, semi-finished and finished products, for the chemical, pharmaceutical, cosmetic, veterinary, and food industries, except for those products whose sale, storage or handling is reserved by Law for specific companies.

-	Planning, programming, study, sale, investigation and development of chemical, pharmaceutical, veterinary, cosmetic and food processes, and the sale of related technologies. Scale and implementation of industrial processes or chemical, pharmaceutical, cosmetic, veterinary and food products in factories.

-	Planning, programming, study, sale, packaging and distribution of chemical, pharmaceutical, veterinary, cosmetic and food products.

-	Studies and expert opinions regarding the environmental impact, image and legal technical assessment of these materials.

-	Real estate businesses relating to the acquisition, tenure, sale, promotion, urbanization, division of land, construction, renovation and operation, for rent or any other means, of any type of real estate.

-	Acquisition, tenure, and sale of the real estate assets, including shares in any type of company, and those that do not have securities, excluding those businesses regulated by legislation.

Currently, the Parent’s business is focused on the corporate development of the Group that is in charge of the search, analysis, and selection of new products and potential investment opportunities for the Group. Simultaneously, its business also includes owning shares in companies that provide services to the Group’s companies, and acts as a channel and distributor between these companies for the financing obtained by themselves and other financial entities, depending on the resources required and the projects with each of the financial entities.

Gadea Grupo Farmacéutico, S.L. is the head of an international Group (“Grupo Gadea”) comprising of companies dedicated to the development and subsequent manufacture and sale of active ingredients of pharmaceutical products.

During recent years, Grupo Gadea has carried out a significant investment plan and has incurred significant expenses due to the implementation of new factories and production lines. Grupo Gadea’s business plan for the future forecasts a significant increase in net revenues, financial resources generated in transactions as well as profit.

Subsidiary Companies (“Subsidiaries”)

Subsidiaries are classified as those which the Group has effective control, which is exercised generally, although not exclusively by either direct or indirect ownership of 50% or more of the voting rights of the investee companies, or if this percentage is lower or zero, where other circumstances or agreements exist that grant the Group this control. Control is “the ability to govern the financial and operating policies of a company so as to obtain benefits from its activities”.

The subsidiaries that have been included in the 2013 consolidated financial statements by the “global integration method” are detailed below:

						€k
	Registered		Parent’s % Shareholding			Book Value of Shareholding
Corporate Name	Address	Business	Direct	Indirect	Total	31/12/13	31/12/12

Crystal Pharma, S.A.U.	Boecillo (Valladolid)	Chemical pharmaceutical	100,00	-	100,00	23,728	23,728
Crystal Pharma, Ltd.	Zejtun (Malta)	Chemical pharmaceutical	100,00	-	100,00	817	817
Gadea Biopharma, S.L.U.	León	Pharmaceutical and biotechnology	100,00	-	100,00	3,500	3,000
Bioraw, S.L.U. (a)	Boecillo (Valladolid)	Chemical biotechnology	100,00	-	100,00	100	-
Bionice, S.L.U. (a)	León	Chemical biotechnology	100,00	-	100,00	100	-
						28,245	27,545

(a)	Established companies as at 31 December 2013. No activity in 2013.

Crystal Pharma, S.A.U. was established in Segovia on 1 February 1996. Later, in November 1996, they moved their registered address to Parque Tecnológico de Boecillo (Valladolid), where it also has its production facilities. Currently, Crystal Pharma, S.A.U.’s main business is the investigation, development and subsequent manufacture and sale of active ingredients for pharmaceutical products. In 2011, they merged with Ragactives, S.L.U that was established on 23 November 2006. Their main businesses were the investigation, development, and subsequent manufacture and sale of active ingredients for pharmaceutical products.

On 14 December 2005, Crystal Pharma, S.A.U. acquired the entire share capital of Crystal Pharma, Ltd. (previously Solea Pharma, Ltd) for €22,673 although this share was transferred to the Parent in 2009. This subsidiary’s registered address is Zejtun (Malta) and their business consists of the manufacture of active ingredients for the pharmaceutical industry, with a large part of their production provided to the Group’s companies. Their 2013 financial statements are being audited by Mark A. Scalpello.

Gadea Biopharma, S.L.U. was established on 14 June 2011, and their registered address is Parque Tecnológico de León. On 26 June 2013, this subsidiary performed a €2.7m capital increase and in 2013, the Parent contributed €500k equity to the subsidiary. Their main businesses are the investigation, development and subsequent manufacture and sale of pharmaceutical products. The construction and implementation of their production plant was completed in the last months of 2013.

Bioraw, S.L.U. and Bionice, S.L.U. were established on 31 December 2013, and their corporate purpose consists of chemical biotechnical processes, although their businesses have not yet started.

The information in the table above relates to 31 December 2012 and 2013, and the financial positions of the subsidiaries are shown in their respective financial statements.

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Jointly controlled entities

“Jointly controlled entities” are defined as companies who are jointly managed by the Parent and/or another of the Group’s companies and one or more third parties.

During 2012 and 2013 the only jointly controlled entity was Cyndea Pharma, S.L. that was included by the “proportional integration method” in the consolidated financial statements for these periods based on the Parent’s 50% shareholding in the company. Information relating to the jointly controlled entity is detailed below:

						€k
	Registered		Parent’s % Shareholding			Book Value of Shareholding
Corporate Name	Address	Business	Direct	Indirect	Total	31/12/13	31/12/12

Cyndea Pharma, S.L.	Ólvega (Soria)	Pharmaceutical	50,00	-	50,00	2,969	2,969

Cyndea Pharma, S.L. (previously Gideon Pharma, S.L.U) was established in Madrid on 18 May 2005 and its current registered address and production facilities are located at Polígono Industrial de Ólvega (Soria). Their shares were purchased by the Parent in January 2007. Following the design and construction of a new specialized pharmaceutical factory, which began operating at the end of 2009, the company has been developing products in their factory and providing analytical services and working in “contract manufacturing”.

Associated Companies

“Associated companies” are defined as those which the Group has an ability to exercise a significant influence, but not control or joint control. This is demonstrated by a direct or indirect shareholding equal or greater than 20% of the voting rights of the investee.

As at 31 December 2012 and 2013, the Group had no associated companies.

Financial year of the subsidiaries and jointly controlled entities

The financial year of all the subsidiaries and jointly controlled entities match that of the Parent, which is the same as the calendar year. The date of its individual financial statements is therefore, 31 December 2013. The currency used by the Group and in the financial statements of all the companies is the euro.

Audit of the individual accounts of the subsidiaries and jointly controlled entities

The 2013 individual financial statements of Crystal Pharma, S.A.U. and Cyndea Pharma, S.L. are being audited by Deloitte, S.L., whilst the 2013 financial statements of Crystal Pharma, Ltd. are being audited by Mark A. Scalpello.

2.	Basis of Presentation of the Consolidated Financial Statements and Principles of Consolidation

a)	Regulatory framework of financial information applicable to the Group

The consolidated financial statements have been provided by the Parent’s Directors in accordance with the regulatory framework of financial information applicable to the Group which is established in:

•	The Commercial Code and other commercial law

•	The regulations for the preparation of consolidated financial statements (approved by the Royal Decree 1159/2010), Generally Accepted Accounting Principles (approved by the Royal Decree 1514/2007 and subsequent modifications) and, where appropriate, industry adaptations.

•	The regulations approved by the Institute of Accounting and Auditing in developing GAAP and related legislations.

•	The remaining Spanish accounting legislations.

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b)	Fair Presentation

The 2013 consolidated financial statements have been prepared from the individual accounting records of Gadea Grupo Farmacéutico, S.L. and of the companies included in the consolidation (included in Note 1) and show a fair presentation of the Group’s consolidated equity, balance sheet, income and expenses and cash flows as at 31 December 2013, in accordance with the regulatory framework of financial information.

The 2013 consolidated financial statements and individual financial statements of Gadea Grupo Farmacéutico, S.L. have been prepared by the Parent’s Directors, whilst the 2013 individual financial statements of the subsidiaries were prepared by their respective Directors. All accounts will be submitted for approval by the shareholders at the Annual General Meeting, where it is expected that they will be approved without any changes.

The 2012 consolidated financial statements were approved by the shareholders at the Annual General Meeting held on 27 June 2013.

c)	Application of non-obligatory accounting principles.

No non-obligatory accounting principles have been applied. The Parent’s Directors have prepared the consolidated financial statements based on all the obligatory principles and rules that have a significant effect on the consolidated financial statements.

The 2013 consolidated financial statements have been prepared on a “going concern” basis.

d)	Principles of Consolidation

The 2013 consolidated accounts have been prepared using a “bottom-up procedure” meaning the Group’s consolidated financial statements have been obtained from each of the corresponding subgroups, starting with the smallest and moving to the largest until reaching the Global Group.

Subsidiaries

The consolidation of the “subsidiaries”, those which the Group has effective control for the majority of votes of its representative bodies and decisions, has been made under the “global integration method” and therefore the following applies:

1.	All significant balances and transactions between the consolidated companies and material gains or losses on internal operations not carried out with third parties have been eliminated on consolidation.

2.	Certain adjustments and reclassifications have been made to standardize the accounting principles and valuation criteria used by different companies.

3.	Items on the balance sheets and income statements of the foreign subsidiaries included in the consolidation perimeter whose currency is different to the euro (in particular those relating to the Chinese company Hunan Norchem Pharmaceutical Co., Ltd. until it was removed from the consolidation perimeter in 2012 – see Note 2-e) have been converted to euros using the “closing rate method”.

a.	Assets and liabilities were converted to euros at the year-end exchange rates.

b.	Equity items, including the net profit of the period, were converted using the Historical exchange rate.

c.	The net difference between assets and liabilities and equity is included under the “Adjustments for changes in value – conversion differences”, if applicable, net of tax, and after subtracting this difference relating to minority shareholders.

The Historical exchange rate is considered as the following:

a.	For existing equity items at the date the consolidated shares are acquired, the exchange rate at the date of the transaction is used.

b.	For income and expenses, including those recorded within net equity: the exchange rate at the date of the transaction is used.

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c.	Reserves generated after the transaction as a result of the non-distributed income: the exchange rate from the conversion of income to expenses from these reserves is used.

Consolidated goodwill and fair value adjustments of assets and liabilities from the acquisition method are considered to belong to the acquired Company, and are therefore converted at the closing exchange rate.

The minority shareholders use the Historical exchange rate, and the conversion difference, if any, net of any tax effect, is recorded under “Minority shareholders” on the balance sheet.

The conversion differences in the consolidated income statement are recorded in the period in which they are disposed or settled by other investments in the consolidated company.

The cash flows use the exchange rate at the date each transaction occurs, or by using a weighted average exchange rate (such as the monthly maximum) so there are no significant variations.

4.	At the time of acquiring a subsidiary, their assets, liabilities and contingent liabilities are recorded at fair value at the date of acquisition. Positive differences between the price of acquisition and the fair value of the net assets acquired are recorded as “Goodwill”. Therefore, negative differences are expensed at the date of acquisition.

5.	The minority shareholder´s equity in the income statement and net equity of the subsidiaries are determined based on the current voting rights at that moment, without including the period of the transfer of potential voting rights. The equity of minority shareholders is proportionate to the fair value of the assets and liabilities of the recorded minority.

6.	The value of the minority shareholders’ ownership is recorded within equity and in the income of the subsidiaries which are included within the Group’s consolidated net equity, under the “Minority shareholders” caption of the consolidated balance sheet, and under “Income from minority shareholders” in the consolidated income statement.

7.	The consolidation of income generated by subsidiaries that have been acquired is made exclusively taking into account the income generated between the date of acquisition and the balance sheet dates. Equally, the consolidation of income generated by disposed subsidiaries is made only by including the income from the start of the period to the date of disposal.

8.	Acquisitions of shares to minority shareholders in subsidiaries that the Group previously had effective control and, therefore only produced an increase in the Group’s percentage shareholding, are, from a consolidated view point, equity transactions. In accordance with NRV 9[a] paragraph 4 of GAAP, this reduces the “Minority shareholders” balance and the consolidated reserves are restated for the difference between the value of the consideration paid by the Group and the amount by which the balance under “Minority shareholders” has been changed. No “Goodwill” whatsoever is recorded for this operation, nor does it include assets or liabilities from the consolidated balance sheet.

As explained in Note 1, the annual financial statements of the subsidiaries used in the consolidation process refer to the same reporting date and cover the same period as those of the Parent.

Jointly controlled entities

The consolidation of the jointly controlled entity, Cyndea Pharma, S.L. was made under the “proportional method” that consisted of the incorporation of the assets, rights and obligations and the income and expenses of these companies in proportion to the Group’s shareholding in these companies.

As explained in Note 1, the annual financial statements of the subsidiaries used in the consolidation process refer to the same reporting date and cover the same period as those of the Parent.

e)	Changes in the consolidation perimeter

In 2013 there were no significant additions or exits from the consolidation perimeter. On 31 December 2013, Bioraw, S.L.U. and Bionice S.L.U. were each established with a share capital of €100,000. These subsidiaries were inactive in 2013.

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There were no additions in 2012, however Hunan Norchem Pharmaceutical Co., Ltd. did leave the consolidation perimeter. On 31 October 2012, the equity sales purchase agreement was signed (“Equity Transfer Agreement”) for which the Parent transferred a 61.67% shareholding in Hunan Norchem Pharmaceutical Co., Ltd. As a result, the Group’s shareholding in this Chinese company decreased to 5% that signified the exit of the company from the consolidation perimeter. The price of the sale of shares amounted to €2.256m that equaled the investment (that had been acquired in 2011). Therefore, the Group did not make a profit or loss from this transaction. The sales purchase agreement included a delay clause until 2013 for the payment of part of this price (€915k), which had been collected upon maturity.

f)	Responsibility for information, and key issues in relation to the measurement and estimation of uncertainty

The information contained in the consolidated financial statements is the responsibility of the Parent’s Directors.

In preparing the 2013 consolidated financial statements, estimates made by Parent’s Directors have been used on occasion to measure certain assets, liabilities, income, expenses and commitments that would not be easily determined by other sources. These estimations are based on historical information and other factors that are considered fair and in accordance with the current situation. These estimations refer to the following:

•	The useful life of tangible and intangible assets.
•	The assessment of possible impairment losses on certain assets.
•	The classification of leases as operating or financial.
•	The fair value of certain financial instruments.
•	The amount of the provisions.
•	The application of deferred tax assets.

Although these estimations were made with the best information available as at 31 December 2013, future events may make it necessary to review these estimates (upwards or downwards) in the coming years. Any such changes would be taken to the consolidated income statement in the years affected.

g)	Comparison of information

The information relating to 2012 included in these notes is presented solely and exclusively for comparison purposes with that relating to 2013.

h)	Grouping of items

Certain items in the consolidated balance sheet, income statement, statement of changes in shareholders’ equity and statement of cash flows are grouped together to facilitate their understanding; however, whenever the amounts involved are significant, the information is broken down in the related notes to the financial statements.

i)	Changes in accounting criteria

There were no significant changes to the accounting criteria applied between 2012 and 2013.

j)	Correction of errors

No significant errors were identified in the preparation of the 2013 consolidated financial statements that would have led to a restatement of the amounts included in the 2012 consolidated financial statements.

3.	Business Combinations

During 2012 and 2013, the Group did not carry out any business combinations.

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4.	Distribution of the Parent’s profit

The proposed distribution of the Parent’s 2013 profit, calculated by the Directors, will be submitted for approval by the shareholders at the Annual General meeting, in the same way the 2012 profits were approved by the shareholders at the Annual General Meeting on 27 June 2013, which is detailed below:

	€k
	2013	2012

Basis of distribution:
Profit for the year	6,341	1,834

Distribution:
Legal Reserves	634	183
Voluntary Reserves	1,357	651
Dividends	4,350	1,000
	6,341	1,834

Dividends paid during the year

The 2013 dividends were entirely distributed during 2013. On 21 June 2013, the Board of Directors agreed to the distribution of a €4.35m dividend of the 2013 profit that was recorded under “Interim dividend” in the consolidated balance sheet as at 31 December 2013, deducted from the “Shareholders’ funds” caption (see Note 12).

On 21 June 2012, the Board of Directors agreed to the distribution of a dividend of the 2012 profit which amounted to €1m. This dividend was paid on 10 July 2012.

The mandatory temporary financial statements prepared by the Parent’s Board of Directors, in accordance with Article 277 of the Consolidated Companies Law, evidencing the existence of sufficient liquidity for the distribution of the aforementioned interim dividend were the following:

Cash statement for the distribution of the Interim	€k
Dividend	27/06/13	27/06/12

Trade and other receivables	1,936	663
Cash and cash equivalents	228	143
Other current assets	6,791	5,539
Total current assets	8,955	6,345

Short-term debt	(1,003)	(1,385)
Accounts and other payables	(523)	(653)
Total current liabilities	(1,526)	(2,038)
Available cash	7,429	4,307

The 2012 and 2013 amounts distributed did not exceed the profits generated, once the estimated income tax was deducted from the profits.

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5.	Accounting principles and policies and applied valuation criteria

The main accounting and valuation criteria used by Grupo Gadea for the preparation of the 2012 and 2013 consolidated financial statements were the following:

a)	Consolidated goodwill or negative difference between consolidated companies

At the date of acquiring a subsidiary, the assets and liabilities acquired (including contingent liabilities, if applicable) are (always) recorded at fair value, and when the fair value can be measured reliably. The assets and liabilities recorded by the acquiring company are those that they have received, as a result of the transaction. These assets and liabilities are recorded irrespective of whether they had been previously recorded in the financial statements of the acquired company, for failing to meet the recognition criteria.

Goodwill

At the date of acquisition, the positive difference between the cost of the Group’s shareholdings in the subsidiary’s capital and the fair value of assets and liabilities from the shares acquired, are recorded under “Intangible assets – consolidated goodwill” on the consolidated balance sheet.

Goodwill is only recorded when it has been acquired for consideration, is assigned to one or more cash generating items, and represents advanced payments made by the acquiring company for the future economic benefits deriving from the assets and liabilities of the acquired company that would not be recorded or identified individually.

Goodwill is not amortized. In accordance with the Spanish National Chart of Accounts approved by Royal Decree 1514/2007, 16 November, the Group valued all assets and liabilities at the opening balance, in accordance with the existing principles prior to the introduction of Law 16/2007, 4 July, that reformed Commercial Law to harmonize with international law and European Union regulations, with the exception of financial instruments which are valued at their fair value. Therefore, “Goodwill” acquired by good and valuable consideration prior to 1 January 2008 (date of transition to new GAAP) was recorded net of amortization until 31 December 2007.

Calculation of impairments of intangible and tangible assets

At each accounting closing, goodwill is reviewed for impairments that would reduce its recoverable amount to an amount below its book value. In this case, impairment losses are recorded but they cannot be reversed in subsequent periods.

The “impairment test” of goodwill of intangible and tangible assets (See Notes 5-b and 5-c) carried out by the Parent’s Directors is the following:

•	The recoverable amounts are calculated for each cash generating unit, although for intangible assets, where possible, the impairment calculations are performed individually for each asset.

•	The Parent’s Directors annually prepare a business plan by market and business for each cash generating unit, typically covering a period of 5 years. The main components of this plan include the following:

-	Income and expenses forecasts
-	Investment and Working Capital forecasts

•	Other variables influencing the calculation of recoverable value are the following:

-	The discount rate to be applied, meaning the weighted average of the cost of capital, which is affected by the cost of liabilities and the specific risk of the assets.
-	The growth rate applied to cash flows to extrapolate them beyond the period covered by budgets and forecasts.

The forecasts are made based on previous results and the best estimates available, in line with externally obtained information.

The Business Plans prepared have been reviewed and approved by Directors of the respective companies.

If there is an impairment loss from a cash generating unit which had been assigned all, or part, of goodwill, the book value of goodwill is decreased by this amount. However, if the impairment exceeds this amount, the remaining assets of this cash generating unit will be reduced in proportion to their book value, by the higher value of the following: their fair value minus the cost of sale, their current value, or zero.

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Where an impairment loss subsequently reverses (this is not permitted in specific cases relating to goodwill), the book value of the asset, or cash generating unit, is increased to the reviewed estimate of its recoverable value. However, this book value must not exceed the book value that would have existed if no impairment loss had occurred in previous years. This impairment loss reversal is recorded as income.

Negative consolidation difference

If, at the date of acquiring a subsidiary, there is a negative difference between the cost of capital share of the subsidiary, and the proportion of the fair value of assets and liabilities from the shares acquired, the difference is recorded as an income in the consolidated income statement for the period in which the transaction took place, under the caption “Negative consolidation difference of subsidiaries”.

b)	Intangible assets

Intangible assets are valued initially at their acquisition price or cost of production, and following their initial valuation they are adjusted by the respective accumulated amortization, and, where appropriate, by the impairment losses recorded, that are determined in accordance with the criteria detailed in Note 5-a.

In particular, the Group uses the following accounting criteria for intangible assets:

1.	Consolidated goodwill. Described in detail in Note 5-a.

2.	Development. The costs incurred in developing each project are capitalized when the following conditions are met:

-	The cost of developing the project can be measured reliably.
-	The costs are individualized for each project and relate to an asset that can be identified.
-	The Group can demonstrate the technical feasibility of the project.
-	The project is likely to generate profits in the future.

The development expenses incurred through their own means are recorded in the consolidated income statement (according to their different nature) and, the total expenses that relate to projects that meet these conditions are transferred to the consolidated balance sheet under the “Development” caption, and under “Work carried out by the Group on assets” on the consolidated income statement.

The capitalized development expenses are amortized on a straight line basis over their useful life, which is estimated between 4 and 5 years. However, when there are reasonable doubts regarding the technical success or profitability of a project, these expenses will be recorded directly in the income statement, for the year in which the doubts occur.

The capitalized development costs at year end are separated by project, and their cost and the year in which they were incurred can be clearly identified. The Parent’s Directors believe in the technical success and the profitability of these projects.

Investigation expenses are directly expensed to the income statement in the period in which they are incurred.

3.	Patents, licenses, trademarks, and similar. Patents and licenses are recorded at their book value and were affected by the capital increase made in 2011 by the acquired company Ragactives, S.L.U. (see Note 1) or by amounts paid to third parties by the Group for the acquisition of ownership or rights to use the related items. They are amortized over a period of six years from the date they began to generate profits from the manufacture and subsequent sale of active ingredients protected by patents, and in proportion to the estimated profit, used to calculate the value of these assets.

4.	Computer software relates to the costs incurred from the acquisition and development of computer programs that are amortized on a straight line basis over a period of 4 to 5 years, from the date they of their first use. The computer software maintenance costs are recorded in the consolidated income statement in the year in which they are incurred.

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c)	Tangible Assets

Tangible assets are initially recorded at their acquisition price, or cost of production. The cost of tangible assets acquired through business combinations are recorded at their fair value at the date of acquisition. Certain assets from mergers are recorded at the contribution value to the Group, or at values attributed to the Group’s consolidated financial statements, if the Group’s companies were acquired by the Company.

The initial valuation is adjusted by the respective accumulated depreciation, and where applicable, by impairment losses. Therefore, in case of loss of value, the Group is able to estimate these through “impairment tests” (see Note 5-a), the possible loss of value that reduces the recoverable value of these assets by an amount less than their book value, which is shown under “Impairment of intangible and tangible assets” in the same Note. The recoverable value is determined as the highest level between the fair value minus the cost of sales, or their current value.

When there is a recovery in the value of an impaired tangible asset, the Group records the reversal of the impairment loss in previous years, in the consolidated income statement, and are consequently adjusted by future depreciation charges. This reversal can never exceed the increase in the book value that would have occurred if no impairment losses were had been recorded in previous years.

The work the Group carries out on their own tangible assets includes the accumulated cost of external and internal costs, determined by the consumption of materials and the staff costs which are applied using hourly rates calculated on the basis of the actual costs of these personnel. As at 31 December 2013, there were no amounts recorded in tangible assets.

For certain assets that require a period of over one year to be in a state ready for use, the capitalized costs include financial expenses that were accrued before the associated assets began operating or were delivered by the supplier. Financial expenses also correspond to loans and other types of external financing, specific or generic, directly attributable to the acquisition or manufacturing of assets. During 2012 and 2013, the Group did not capitalize interests in assets.

The repair and maintenance expenses incurred during the year are expensed to the consolidated income statement. However, the costs of expanding, upgrading and improvements as capitalized as they represent an increase in productivity, capacity and efficiency, or an extension of useful life of the assets.

Retired assets, whether those produced as a result of an upgrading process or any other cause, are written off at their gross value, accumulated depreciation, and, if applicable, impairment provisions.

The Group follows a policy to transfer the tangible assets in progress to operating assets at the moment they are available, and depreciation begins at this moment.

The operating tangible assets are depreciated using the linear method, using the acquisition cost, cost of production of assets, or if applicable, the current value minus its residual value as a base. Note that the land where the buildings and facilities are located has an indefinite useful life, and therefore is not subject to depreciation.

Annual depreciation provisions of tangible assets are made under “Tangible asset depreciation” in the consolidated income statement, by the estimated years useful life of the assets which is outlined below:

Asset Nature	Estimated Years Useful Life

Buildings	33
Machinery and installations	6.67 to 8.33
Tools	3.33
Furniture	10
Transport elements	8.33
Information processing software	4

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The estimated useful life of tangible assets is frequently reviewed to identify any significant changes. If identified, the depreciation expense will be prospectively adjusted in the income statement using the new useful life of these assets.

d)	Leases

Leases are always classified as “financial leases” when the risks and benefits from ownership of the assets are substantially transferred to the lessee. Other leases are classified as “operating leases”.

Financial leases

During 2012 and 2013 the Group had not signed, as a lessor or lessee, any contract that could be classified as a financial lease.

The assets recorded for these types of operations are depreciated using similar criteria as those applied to tangible assets, by nature.

Operating leases

Under operating leases, the ownership of rented assets and, all associated risks and benefits are held by the lessor.

The Group can act as lessor or lessee, and the corresponding income and expenses from the lease are expensed to the income statement in the period in which they are accrued.

Any collection or payment arising from the signature of an operating lease is treated either as a prepayment, if it is a payment, or as a deferred income, if it is a collection. Both will be amortized over the length of the lease contract, as the benefits from the lease are transferred or received.

e)	Financial instruments

A “financial instrument” is a contract between a financial asset in one company, and a financial liability or equity security in another.

An “equity instrument” is any contract that involves a residual interest in the assets of the issuing entity after deducting all of its liabilities.

A “financial derivative” is a financial instrument whose value changes in line with visible market variable changes (interest rate, exchange rate, price of a financial instrument or market index).

Financial Assets

The financial assets that the Group owns are classified in the following categories:

1.	Loans and accounts receivable comprise of financial assets from the sale of assets or services provided from the Group’s ordinary course of business, or those assets that do not have a sales origin, are not fixed assets, or derivatives whose fees are fixed, and are not traded on the market.

These financial assets are initially recorded at their fair value, plus any additional directly attributable transaction costs. Subsequently, they are valued at their amortized cost, calculated using the “effective interest rate method”, that is the rate that entirely matches the initial value of the financial instrument to all its estimated cash flows throughout its remaining life. For financial instruments with a fixed interest rate, the effective interest rate coincides with the interest rate established at the moment of acquisition, and is adjusted, where applicable, by commissions and other transaction costs that can be included in the calculation of this effective interest. For financial instruments with a variable interest rate, the effective interest rate is estimated similarly to the fixed interest rate, and is recalculated at each date of review for the contractual interest rate of the transaction, taking into account future cash flow changes of financial instruments.

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At year end, the Group carries out an “impairment test” on these financial assets. An impairment is required if the recoverable value of the asset is less than the book value. In this case, the impairment is expensed to the consolidated income statement.

Regarding accounts and other receivables, certain consolidated companies have credit guarantee insurance policies, to ensure the payment of part of the individual customer balances, within the risk limits previously approved by them. For certain customer balances that are not covered by these policies, valuation adjustments are made, based on an individual analysis of each of the clients, the corresponding provisions, based on the risk of possible insolvency regarding the collection of different assets.

2.	Financial assets available for sale relate to debt and equity instruments of other companies that have not been classified into another category and are recorded at their fair value, within “Equity”, until the asset is sold or suffers a loss in value (temporary or permanent), at which stage these transactions, previously recorded within “Equity”, are recorded to the consolidated income statement. The investments in equity instruments whose reasonable value cannot be reliably calculated, are valued at cost, minus, the accumulated adjustments for the loss of value.

3.	Other financial assets mainly comprise of deposits granted that are recorded in the balance sheet at their nominal value, given that the effect of not discounting the future cash flows is not significant.

The Group writes-off financial assets when they expire, or when they have transferred the cash flow rights of the corresponding financial asset, or they have transferred the inherent risks or benefits to their property.

In relation to the accounts and other receivables balances, the subsidiary Crystal Pharma, S.A.U. signed a credit guarantee policy that ensured the payment of part of the individual client’s balances within the approved risk limits. For those balances not covered by this policy, the valuation adjustments were made by the company, based on an individual analysis for each of their clients, and the corresponding provisions based on the risk of possible insolvency regarding the collection of different assets.

Financial liabilities

Financial liabilities are debits and accounts payable from the purchase of assets and services in the ordinary course of business. Liabilities with no commercial nature cannot be considered as financial instrument derivatives.

Debits and accounts payable are initially valued at their fair value of consideration received, adjusted by any directly attributable transaction costs. These liabilities are then valued at their amortized cost, which is calculated under the “effective interest rate” method.

The Group writes-off financial liabilities when the obligations they generated no longer exist.

Equity instruments

Equity instruments issued by the Parent are recorded under “Net equity” on the consolidated balance sheet by the amount received, net of the issuing costs.

Derivative instruments

The Group uses financial derivatives, “Interest Rate Swap” (IRS) to reduce exposure to interest rates. When these transactions meet certain requirements, they are considered as “covered”. As at 31 December 2012 and 2013, the only financial derivative that the Group had contracted met the requirements to be classified as “covered”, and therefore, the variations in the fair value of this effectively covered part was recorded in “Adjustments for changes in value” of the net equity in the consolidated balance sheet, and covered in the cash flows (see Notes 13 and 16).

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f)	Stock

The Group uses the following criteria to value their stock:

•	Raw materials, other supplies and commodities are valued at their price of acquisition using their average weighted cost, or at their net realizable value, if the latter is lower. Trade and other discounts are deducted from the price of acquisition.

•	Finished, semi-finished and work in progress products are valued at the lower amount of either predetermined prices (as at 31 December 2013 there was no significant difference between this amount and the average price of production) or their net realizable value.

The net realizable value represents the sale price, minus all estimated costs to complete the manufacture of these products, and the costs incurred in the sales and distribution processes.

The valuation of obsolete, damaged or slow moving products have been reduced to their possible realizable value. In cases where the net realizable value is lower than the price of acquisition or cost of production, valuation adjustments are made, and are recorded as an expense in the consolidated income statement for that year.

g)	Grants, donations and legacies received

The Group accounts for grants, donations and legacies received as follows:

•	Non-refundable grants, donations or legacies are recorded in the caption “income recorded directly in net equity” (at the moment they are expected to meet conditions before they are granted, and when there are no doubts regarding their payment). They are measured at the fair value of the amount or asset received, based on whether or not they are monetary grants, and they are transferred to income in proportion of that period’s depreciation on the assets for which the grants were received. Alternatively, where appropriate, on disposal of the asset or on the recognition of an impairment loss, with the exception of the grants received from the Parent’s shareholders which are recorded directly in “Shareholders’ funds” and do not give rise to the recognition of income of any kind.

•	Refundable grants while they are refundable, they are recorded as liabilities.

•	Operating subsidies are credited to income the moment they are granted, except if they are used to finance an operating deficit of future periods, in which case they would be deferred to this period. If they are granted to finance specific expenses, they would be recorded as the expenses are incurred.

h)	Provisions and contingencies

To prepare the consolidated financial statements, the Parent’s Directors differentiate between the following:

a)	Provisions: creditor balances that cover current obligations from previous events, the nature of which is clearly specified, but the amount and/or reversal date are uncertain, and the reversal is likely to lead to an outflow of resources.

b)	Contingent liabilities: possible obligations that arise from past events and whose existence will be confirmed only by the occurrence or non-occurrence of one or more future events not wholly within the control of the Group.

The consolidated balance sheet records all provisions whose probability that the obligation will have to be settled is more likely than unlikely. The contingent liabilities not recorded in the balance sheet are included in the consolidated notes.

The provisions are valued at their current value using the best possible estimate of the amount required to settle or transfer the obligation, using the information available regarding the event and its consequences. Adjustments made to provisions are recorded as a financial expense on an accrual basis.

The compensation to be received from a third party on settlement of the obligation is recorded as an asset, provided that there are no doubts that the reimbursement will take place, unless there is a legal relationship whereby a portion of the risk has been externalized as a result of which the Company is not liable; in this situation, the compensation will be taken into account for the purpose of estimating the amount of the related provision that should be recorded.

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Lawsuits and/or claims in process.

As at 31 December 2013, there were certain lawsuits in process against the consolidated companies. However, the legal advisors and the Parent’s Directors do not expect these lawsuits to significantly affect the 2013 consolidated financial statements.

i)	Commitments to personnel

Multi-annual remuneration plan

In 2013 Gadea Grupo Farmacéutico, S.L.’s Directors approved a multi-annual remuneration plan to certain Grupo Gadea employees. The plan consisted of payments of determined amounts during 2014, 2015 and 2016, that are accrued between 2013 and 2015, provided that the employees remain in the Group, and certain strategic objectives are met. The total amount for all the Group’s companies amounted to €360,000. The amount accrued by the Group as at 31 December 2013 for this item amounted to €120,000, and has been recorded under “Accounts and other payables – Personnel” in the 2013 consolidated balance sheet, and under “Personnel expenses – balances, salaries and similar” in the 2013 consolidated income statement.

j)	Severance payments

In accordance with the current working legislations, the consolidated companies must pay severance payments, under certain circumstances, to employees whose employment is terminated. Severance payments are recorded as an expense in the period in which the Parent’s Directors decide to terminate the employment. The 2012 and 2013 consolidated financial statements did not record a provision for this concept, as no situations of this nature are expected to arise.

k)	Income tax

Gadea Grupo Farmacéutico, S.L. and their Spanish consolidated subsidiaries (Crystal Pharma, S.A.U. y Gadea Biopharma, S.L.U.) are charged income tax under the consolidated regime, as part of a tax Group, whose Parent is Gadea Grupo Farmacéutico, S.L. (Notes 1 and 17).

Tax expense or income tax comprises of current tax expenses and deferred tax income.

The current income tax is the amount payable by the Group as a result of the income tax settlements for a given year. Tax credits and other tax benefits, excluding tax withholdings, tax prepayments and tax loss carry forwards from previous years effectively offset in the current year reduce the current income tax.

The deferred tax expense or income relates to the recognition or derecognition of deferred tax assets and liabilities. These include temporary differences measured at the amount expected to be payable or recoverable on differences between the book value of the assets and liabilities and their tax bases, and tax loss / credit carry forwards. These amounts are recorded by applying the temporary difference or credit corresponding to the tax rate that is expected to be recovered or settled.

Deferred tax liabilities are recorded for all taxable temporary differences, except for those arising from the initial recognition of goodwill and other assets and liabilities in a transaction that is not a business combination, and will not affect the taxable profit or accounting profit.

However, deferred tax assets are only recorded to the extent that the Company believes it is likely to have sufficient taxable profits in the future to recover them.

Deferred tax assets and liabilities from transactions charged or credited directly to equity are also recorded directly in equity.

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At each accounting close, the deferred tax assets recorded are reviewed and appropriate adjustments are made where there are doubts as to their future recoverability. At each accounting close the deferred tax assets that have not been recorded in the consolidated balance sheet are assessed and recorded to the extent that their recovery against future taxable profits is likely.

The Institute of Accounting and Auditing and the Group’s policies establish that for each of the companies within the tax Group, the income tax or expense is determined based on the profit before taxes. This amount can be increased or decreased, where applicable, by the permanent differences from the taxable profit, which is understood as the tax base, minus deductions and credits that correspond to each company of the tax Group in the consolidated tax regime.

l)	Income and expenses

Income and expenses are recorded on an accrual basis, i.e. when the actual flow of the related goods and services occurs, regardless of when the resulting monetary or financial flow occurs. Income is measured at the fair value of the consideration received, net of discounts and taxes.

Income is recorded when the significant risks and rewards of ownership of goods sold have been transferred to the buyer, and the Company no longer continues to manage the goods, or retain effective control over them.

Income from the services provided are proportionally recognized in the income statement using the percentage of completion method, provided the outcome of the transaction can be reliably estimated.

The sale and transfer of pharmaceutical “dossiers” are recorded when the compensation received is non-refundable, and relates to the compensation of costs carried out before the sale or transfer, when there are no future obligations assumed by the Group under different market conditions, and the risks and benefits are transferred to the asset. Otherwise, the payment is recorded as a deferred income in the current period, for the remaining life of the product, or the remainder of the period, depending on the specific circumstances of the agreements.

Interest income from the financial assets is recorded using the “effective interest rate” method. In any case, the interest accrued by financial assets after the moment of acquisition is recorded as income in the consolidated income statement.

m)	Classification of current assets and liabilities

Assets and liabilities are classified as either current or non-current in the consolidated balance sheet. Current assets and liabilities are those that the Group hopes to sell, use, or pay in the ordinary course of business, within 12 months. All other assets and liabilities are classified as non-current, except those that are expected to be recovered, used, or settled within 12 months from the date of the consolidated balance sheet. If, after the year end, the liability does not have an unconditional right for the Group to defer its settlement for at least twelve months from the date of the consolidated balance sheet, this liability would be classified as current.

n)	Transactions in foreign currency

Assets and liabilities whose price is stated in foreign currency are converted to the national currency using the current exchange rate at the date of the transaction, or at the date when the assets were included in the Group’s equity.

The conversion of credits and debits into the national currency from foreign currency is made by applying the exchange rate at the time of carrying out the transaction, valued at the year end, according to the exchange rate at that time. Any profits or losses are directly expensed to the consolidated income statement for the corresponding year.

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o)	Transactions with related parties

The Group carries out transactions with related parties at market value. The transfer pricing is adequately supported, and therefore the Parent’s Directors believe that there are no associated risks that could give rise to potential liabilities in the future.

p)	Environmental aspects

Assets of environmental nature

Assets of environmental nature consist of goods that are permanently used in the Group’s business, to minimize the Group’s environmental impact, and protect and improve the environment, including the reduction or elimination of future pollution. These assets are recorded under “Tangible assets” in the consolidated balance sheet.

To record these assets, the price of acquisition or cost of production is determined in accordance with the valuation principles outlined in Note 5-c.

Environmental expenses

Environmental expenses relate to accruals for the Directors of the environmental effects of the Group’s operations, and amounts from current environmental agreements that are considered to have an environmental nature. This includes occasional expenses for the prevention of pollution relating to current business, waste treatment, decontamination, and environmental management and audit.

The environmental expenses from these activities are included as operating expenses in the period in which they are accrued and are recorded in the consolidated income statement by nature.

q)	Discontinued operations

A discontinued operation is a business line that has ended or been transferred, whose assets, liabilities and profits can be distinguished physically, operationally or for financial accounting purposes. The income and expenses from discontinued operations are presented separately in the consolidated income statement.

During 2012 and 2013, the Group had no discontinued operations.

r)	Cash flow statements

Below are definitions of the terms used in the cash flow statement:

•	Cash flows: cash inflows or outflows, understood as short-term, highly liquid investments, subject to low risk of changes in value.

•	Operating activities: the Group’s typical activities that cannot be classified as investing or financing activities.

•	Investment activities: relate to the acquisition, sale or disposal of long term assets and other investments classified as cash and cash equivalents.

•	Financing activities: activities that result in changes in the size and composition of equity and liabilities.

•	As cash and cash equivalents are included in cash in hand, the current accounts, deposits and the temporary acquisition of assets meet the following criteria:

–	They will convert to cash
–	At the point of acquisition, their maturity will no be more than three months.
–	They are not subject to a significant risk of change in value.
–	They form part of the Company’s cash Directors policy.

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s)	Statement of changes in consolidated equity

Changes in the consolidated equity included in the consolidated financial statements show the changes during that period. This information is broken down in two statements: by income and expenses recorded, and the total changes in consolidated equity. The main characteristics of both are explained below:

Income and expenses

Income and expenses generated by the Group from the normal course of business during the period are recorded in the statement of changes in consolidated equity, distinguished between those recorded as income in the consolidated income statement of the period, and other income and expenses recorded directly in consolidated net equity, in accordance with the regulatory framework.

The income and expenses statement includes the following:

a)	The profit for the period.

b)	The net amount of income and expenses recorded directly in consolidated net equity (the amount of income, net of expenses from that period which are directly recorded in net equity. These expenses remain in this caption, even though they would be recorded in the consolidated income statement for the same period, or would be reclassified to a different caption.

c)	The amount transferred to the consolidated income statement from consolidated net equity (valuation of income and expenses and investment grants previously recorded in consolidated net equity, although they are recorded in the consolidated income statement for the same period).

d)	The total income and expenses recorded, calculated as the sum of the above.

The amounts of these items are recorded at their gross amount, showing their corresponding tax effect under the heading “Tax effect”.

Changes in the consolidated net equity

Changes in consolidated net equity, includes all changes to net equity including those that originate from changes in accounting criteria and from the correction of errors. Therefore, it shows a reconciliation between the opening and closing book value of all items that form net equity, grouping movements based on their nature into the following items:

a)	Adjustments due to changes in accounting policies and the correction of errors that includes changes in net equity as a result of the restatement of the balances in the financial statements due to changes in accounting policies or the correction of errors.

b)	Income and expenses recorded in the period: includes the aggregated total of all items recorded in the aforementioned consolidated income statement.

Other variations in net equity: includes the remaining items recorded in consolidated net equity, such as increases or decreases in the Parent’s capital, the distribution of income, operations with own equity instruments, payments with equity instruments, transfers between consolidated net equity items, and any other increase or decrease in consolidated net equity.

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6.	Intangible assets

The table below shows the variations between the 2012 and 2013 costs, accumulated amortization, and impairment losses of intangible assets:

	€k
	Balance as at 31/12/11	Additions or charges	Retirements or disposals	Balance as at 31/12/12	Additions or charges	Transfers to tangible assets (Note 7)	Balance as at 31/12/13

Costs-
Consolidated goodwill	2,456	-	(47)	2,409	-	-	2,409
Other intangible assets:
Development	4,932	97	-	5,029	858	-	5,887
Patents, licenses and trademarks	15,956	-		15,956	-	-	15,956
Computer software.	118	32	-	150	98	34	282
	23,462	129	(47)	23,544	956	34	24,534

Accumulated amortization
Other intangible assets:
Development	(3,231)	(330)	-	(3,561)	(275)	-	(3,836)
Patents, licenses and trademarks	(13,419)	(1,641)	-	(15,060)	(370)	-	(15,430)
Computer software	(75)	(14)	-	(89)	(18)	-	(107)
	(16,725)	(1,985)	-	(18,710)	(663)	-	(19,373)

Impairment losses
Other intangible assets
Development	-	-		-	(282)	-	(282)

Net
Consolidated goodwill	2,456			2,409			2,409
Other intangible assets:
Development	1,701			1,468			1,769
Patents, license and trademarks	2,537			896			526
Computer software.	43			61			175
	6,737			4,834			4,879

Consolidated goodwill

The breakdown of this caption of the balance sheet as at 31 December 2012 and 2013 was the following:

	€k
Company	31/12/13	31/12/12

Crystal Pharma, S.A.U.	2,046	2,046
Crystal Pharma, Ltd.	134	134
Cyndea Pharma, S.L.	229	229
	2,409	2,409

On 24 April 2007 the Parent acquired shares representing 100% of the share capital of Crystal Pharma, S.A.U. and Ragactives, S.L.U., through a contribution in kind. The latter company was acquired in 2011 by Crystal Pharma, S.A.U. (see Note 1). To calculate the consolidated goodwill from this acquisition, the Group previously assigned a portion of the positive goodwill to patents and the ownership of certain active ingredients (based on the current value of the gross margin of these active ingredients being redeveloped), to the finished products and work in progress stock at that date (based on the margin applied to the stock at the date of acquisition), and to a credit for R&D deductions, and those yet to be applied by the acquired companies at the end of 2006.

On 14 December 2005 Crystal Pharma, S.A.U. acquired shares representing 100% of the share capital of Crystal Pharma, Ltd., with a registered address in Malta, and previously named Solea Pharma, Ltd (see Note 1). To calculate the consolidated goodwill, the Group previously assigned a portion of the positive goodwill, the tangible assets of this company, based on a technical study (appraisal) made at the time of acquisition.

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Additions and disposals in 2012 and 2013

There were no changes in “Consolidated goodwill” during 2013, nor was any part of its value reassigned to the Group’s other assets. According to the Group’s Directors, no goodwill suffered an impairment loss during 2013.

During 2012, the consolidated goodwill relating to Hunan Norchem Pharmaceutical Co., Ltd. was written off (€47k) as the Parent sold a significant part of its shares in this company, and it was excluded from the consolidation perimeter.

Impairment tests

The Parent used the “Discounted cash flow” method to determine the recoverable amount of both the goodwill recorded as at 31 December 2012 and 2013, and the remaining intangible and tangible assets associated with the cash generating units. The main assumptions used were the following:

•	The Business Plan, approved by the Group’s Directors and the Board of Directors of Gadea Grupo Farmacéutico, S.L., which is used as a starting point for the Group’s budget for the next period, has been used to prepare the Group’s financial projections for the following years and the cash generating units under review.

Apart from the forecast results, investment forecasts (that would remain constant from 2014) and non-cash working capital variations (that would increase annually) have also been prepared.

•	The Parent’s Directors annually prepare a business plan for each cash generating unit, covering a period typically of 5 years. The main components of this plan are the following:

-	Profit projections
-	Investment and non-cash working capital projections.

•	These projections cover a period of 5 years.

•	The most significant assumptions used for 2014 onwards are the following:

	Discount rate (WACC)	Annual growth in sales (a)	Gross margin growth

Crystal Pharma, S.A.U.	12%	5%	Constant
Crystal Pharma, Ltd.	12%	5%	Constant
Cyndea Pharma, S.L.	12%	(a)	(a)
Gadea Biopharma, S.L.U.	12%	(b)	(b)

(a)	This consolidated subsidiary began production in 2011, and still has not reached its full production capacity, that is forecast for future years.

(b)	This consolidated subsidiary began business in 2013, and will reach its full production capacity in future years.

Based on the latest financial projections prepared for the future years, the Parent’s Directors expects that the forecast profit and cash flows regarding each consolidated subsidiary strongly support the value of the goodwill and remaining intangible (except certain development expenses) and tangible assets. They also believe that no impairments are required. They have also carried out a sensitivity analysis of the goodwill for the impairment tests, which conclude that reasonable changes in the main assumptions will not require impairment losses to be recorded.

Development

Development expenses at 31 December 2012 and 2013 mainly relate to expenses incurred by the Group through various projects to develop new products, some of which have been partially funded by the Agency of Financing, Innovation and Business Internationalization of Castilla y Leon (ADE) or the Ministry of Economy and Finance, and/or loans granted by different public bodies.

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Additions in 2012 and 2013 relate mostly to the external costs incurred by the jointly controlled entity Cyndea Pharma, S.L. for the pharmaceutical and clinical development of oral contraceptives, and the external costs incurred by Gadea Biopharma, S.L.U. for the development of new ophthalmic and injectable medication, and to obtain intermediate active ingredients through biotechnical processes.

At 2013 year end, the Parent’s Directors identified reasonable doubts regarding certain development projects (given that in the current market conditions, they were not profitable, and/or their product was postponed until the economic situation of the country improved to enhance success), as their estimated recoverable value was lower than the value at which they were recorded. Therefore, an impairment loss of €282k was recorded under “Impairment and gains on disposal of fixed assets – Impairments and losses” in the 2013 consolidated income statement.

Patents, licenses and trademarks

As at 31 December 2013, the majority of this balance related to the valuation of the rights of Crystal Pharma, S.A.U.’s main products, as a result of joining the Group, and the cost of a right of a pharmaceutical ingredient, that was acquired in 2011 by the related company, Gentec, S.A. for €2m.

As at 31 December 2013, the Parent´s Directors estimated the recoverable value of these intangible assets. The recoverable amount is the greater amount between the fair value minus the costs of sales, or the current value. To perform the “impairment test” Directors uses the “discounted cash flow” method to calculate the value of their patents, licenses and trademarks, including both forecasts of profits and cash flows from the sale of certain products under these patents and licenses, and future investment requirements. Based on the analysis carried out, their current value was greater than the book value as at 31 December 2013, and therefore no impairment was required.

Fully amortized items

Certain assets belonging to the Group (mostly patents, trademarks, and development expenses) were fully amortized as at 31 December 2013, whose total cost value and amortization together amounted to €17.257m (€15.528m as at 31 December 2012).

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7.	Tangible assets

The table below shows the variations between the 2012 and 2013 costs, accumulated depreciation, and impairment losses of tangible assets:

2013

	€k
	Opening balance	Additions or charges	Transfers between accounts	Transfers to intangible assets (Note 6)	Final balance

Costs-
Land and buildings	7,069	457	2,368	-	9,894
Production equipment and other tangible assets	30,189	3,880	3,147	-	37,216
Tangible assets in progress and advances	6,719	1,511	(5,515)	(34)	2,681
	43,977	5,848	-	(34)	49,791

Accumulated depreciation-
Buildings	(1,096)	(196)	-	-	(1,292)
Production equipment and other tangible assets	(17,205)	(2,782)	-	-	(19,987)
	(18,301)	(2,978)	-	-	(21,279)

Net-
Land and buildings	5,973				8,602
Production equipment and other tangible assets	12,984				17,229
Tangible assets in progress and advances	6,719				2,681
	25,676				28,512

2012

	€k
	Opening balance	Additions or charges	Exits, transfers and write- offs	Final balance

Costs-
Land and buildings	6,679	350	40	7,069
Production equipment and other tangible assets	27,620	1,585	984	30,189
Tangible assets in progress and advances	3,772	4,458	(1,511)	6,719
	38,071	6,393	(487)	43,977

Accumulated depreciation-
Buildings	(922)	(174)	-	(1,096)
Production equipment and other tangible assets	(14,403)	(2,802)	-	(17,205)
	(15,325)	(2,976)	-	(18,301)

Net-
Land and buildings	5,757			5,973
Production equipment and other tangible assets	13,217			12,984
Tangible assets in progress and advances	3,772			6,719
	22,746			25,676

Land and buildings

Land and buildings mainly relate to the production plants that the Group owns in Parque Tecnológico de Boeillo (Valladolid) and in Parque Tecnológico de Leon, and a proportional part of the production plant that Cyndea Pharma S.L. has in Polígono Industrial Emiliano Revilla de Ólvega (Soria).

As at 31 December 2013, the net value of the land included in “Land and buildings” amounted to €1.925m (€1.925m as at 31 December 2012.

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Additions in 2012 and 2013

2013

The most significant additions recorded during 2013 relate to investments made to complete the construction and equipment in the Gadea Biopharma, S.L.U. production plant in Parque Tecnológico de Leon. This process began in previous years, and the plant began operating in the last months of 2013. During 2013, Cyndea Pharma, S.L. also invested in a weighing balance enclosure, and laboratory equipment. As at 31 December 2013 tangible assets in progress also included investments made by Crystal Pharma, S.A.U. for the acquisition various reactors, and different equipment ranging from a centrifuge and vacuum rotary drum pre-coating machine, whose implementation had not been completed at 31 December 2013, but are expected to begin operating during 2014.

Transfers from “Tangible assets - Tangible assets in progress and advances” to other tangible items, relate mostly to the investments in the León factory that began operating in 2013.

2012

The most significant additions recorded during 2012 mostly relate to the implementation of a soft gelatin capsule line in Cyndea Pharma, S.L., which amounted to €1.9m, and investments made for the construction of the production plant for injectable and ophthalmic medication by Gadea Biopharma, S.L.U. in Leon, which amounted to €4.7m.

2012 and 2013 withdrawals

No fixed asset retirements took place during 2013, whilst in 2012 various retirements were made for which Group recorded a loss of €103k.

Firm purchase commitments of tangible assets

As at 31 December 2013, the Group had contracted firm purchase commitments of tangible assets which amounted to €140k (€1.042m as at 31 December 2012) whose delivery is scheduled for 2014.

Mortgage loans and other charges

The land and buildings of the production plant at Parque Tecnológico de León were mortgaged as a guarantee for the payment of a loan granted to the Parent whose outstanding principal to be repaid as at 31 December 2012 and 2013 amounted to €2.998m (see Note 16).

As at 31 December 2012, Crystal Pharma S.A.U.’s land and buildings were mortgaged to guarantee the return of two loans granted to the Group, whose outstanding principals amounted to €74k and €134k, respectively. During 2013, the outstanding principal of each loan had been entirely repaid by the Group, and they had begun to terminate these mortgage guarantees. Therefore, as at 31 December 2013, the land and buildings at Parque Tecnologico de Boecillo (Valladolid) were not encumbered with any mortgage.

Loans granted

The acquisition of some of the Group’s tangible assets has been partially financed through investment grants received from public bodies (see Note 14).

Capitalized financial expenses

The Group did not capitalize financial expenses in “Tangible assets” in 2012 or 2013.

Operating rental expenses

In their capacity as lessee, Grupo Gadea’s most significant operating rental contracts relate to transport, furniture and machinery. The total contracted rental expenses during 2013 amounted to €133k (€151k in 2012) that was recorded under “Other operating expenses- Exterior services” in the consolidated income statement (see Note 19). These rental payments relate to the contractually agreed minimum payments. There are no contingent payments.

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As at 31 December 2013, and in accordance with the Group’s rental agreements, the minimum payments that the Group had with their lessors were not significant.

Assets located abroad

The Group’s tangible assets located outside of Spain as at 31 December 2013 were those owned by Crystal Pharma, Ltd., whose net value at this date amounted to €882k (€980k as at 31 December 2012).

Fully depreciated assets

As at 31 December 2012 and 2013, the Group had fully depreciated assets whose total cost value and accumulated depreciation amounted to €6.881m and €9.606m, respectively, and is outlined below:

	€k
Nature of assets	31/12/13	31/12/12

Machinery and equipment	8,151	6,544
Other installations, tools and furniture	88	76
Other fixed assets	1,370	261
	9,609	6,881

Insurance policy

The Group has insurance policies to cover the possible risks relating to tangible assets. According to the Parent’s Directors, the contracted policies are adequate.

8.	Financial investments

“Long-term financial investments” and “Short-term financial investments” on the consolidated balance sheet as at 31 December 2012 and 2013 consisted of the following:

	€k
Item	31/12/13	31/12/12

Long-term financial investments-
Third party loans	1,000	-
Equity instruments	64	246
Long-term deposits and guarantees	12	11
	1,076	257

Short-term financial investments
Third party loans	147	1,176
Other financial assets	4	3
	151	1,179

Long-term financial investments – equity instruments

As at 31 December 2013, the balances under this caption related to minority shareholdings in other companies, such as Iberaval, S.G.R. (mutual guarantee company of Castilla y León) and Prouniol, S.A. (company whose corporate purpose is the collaboration of partners in Olvega, Soria). These investments were recorded at their acquisition cost.

As at 31 December 2012, the main investment related to a share in the capital of Hunan Norchem Pharmaceutical Co., Ltd. (Chinese company located in Hunan whose corporate purpose is the manufacture of pharmaceutical products). During 2013, this shareholding was sold for a price similar to the net value that was recorded, with no profit generated for the Group for this transaction.

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Long-term third party loans

As at 31 December 2013, long-term third party loans related to part of a participating loan amounting to €2m, which was granted by the Parent to the jointly controlled entity Cyndea Pharma, S.L. that was not eliminated from the consolidation process, and would remain to be collected by another partner of Cyndea Pharma, S.L. This loan has a maturity date of 1 January 2019, and bears a fixed interest rate of 4%, and a variable interest rate up to 2% (depending on the operating profits of Cyndea Pharma, S.L.).

9.	Stock

As at 31 December 2012 and 2013, the Group’s stock comprised of the following:

	€k
Item	31/12/13	31/12/12

Raw materials and other supplies	5,170	4,403
Work in progress	7,059	5,915
Finished products	8,175	6,126
Prepayments to suppliers	20	70
	20,424	16,514

Commitments to buy and sell stock

As at 31 December 2013, the Group had contracted firm purchase commitments for raw materials amounting to $7.912m (approximately €5.740m) whose delivery is scheduled for the first months of 2014 (€4.058m as at 31 December 2012, whose delivery was scheduled for the first months of 2013). At year-end 2013, the Group also had firm sales commitments for finished products amounting to €7.547m and $11.611m (approximately €8.424m) whose delivery is also scheduled for the first months of 2014 (€4.742m and $18.451m as at 31 December 2012, whose delivery was scheduled for the first months of 2013).

Insurance policy

The Group has insurance policies to cover the possible risks relating to stock. According to the Parent`s Directors, the contracted policies are adequate.

10.	Client receivables

Client receivables as at 31 December 2012 and 2013 comprised of the following:

	€k
Item	31/12/13	31/12/12

Client receivables	13,554	13,210
Client receivables, related parties (Note 21)	2,079	1,584
	15,633	14,794

The group has credit guarantee policies to ensure the collection of a significant part of the individual customer balances, within the risk limits previously approved. As at 2012 and 2013 year-end, there were no impairments to correct the fair value of “Customer receivables for sales and services”.

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In February 2012, the consolidated subsidiary Crystal Pharma, S.A.U. appeared before the International Court of Arbitration of the International Chamber of Commerce upon the request of one of its customers (sales agent in the North American market) against an end customer (manufacturer of general pharmaceutical products) to reclaim the payments for sales made in July 2011 that were not entirely received. As at 31 December 2012 the Group received an initial payment from the client for 25% of the total invoice. However, as at 31 December 2012 and 2013, the sales agent still had an account receivable amounting to €1.718m ($2.242m).

The arbitration process ended in June 2013, and the arbitration award was issued and published on 7 January 2014, and accepted the full amount filed by Crystal Pharma, S.A.U. As at 4 February 2014, the outstanding amount has been received, and their own arbitration award expressed the right to reclaim the legal costs incurred from the manufacturer (without quantifying the amount). Therefore, as at 31 December 2013, Crystal Pharma, S.A.U. recorded accounts receivables amounting to €290k, for the best estimation of costs incurred in this process, which is expected to be received during 2014.

11.	Cash and cash equivalents

Cash

As at December 2012 and 2013, the cash item of the consolidated balance sheet almost entirely comprised of amounts deposited in Grupo Gadea’s current accounts with financial entities, which are almost entirely in euros or US dollars, freely available and paid at market rates.

Other cash equivalents

“Other cash equivalents” in the consolidated balance sheet comprised of highly liquid financial investments (time deposits) that are easily converted to cash and with a maturity no greater than three months. They do not have significant risks in changing value and form part of the Group’s normal cash Directors.

As at 31 December 2013, the Group had a fixed term deposit with a financial entity, with a maturity date greater than 3 months from the date of the transaction, which amounted to €66k. The accrued interest rate for this investment is 2%.

The balance as at 31 December 2012 related to two deposits made in November 2012 for a period of 3 months by Crystal Pharma, S.A.U. that amounted to €2.8m with a market interest rate. The second held in a Crystal Pharma S.A.U. current account amounted to €62k with a market yield (approximately 2%).

Foreign cash and cash equivalents

As at 31 December 2013 Crystal Pharma, Ltd. had balances in Maltese bank accounts, under Article 2 bis 4 b) of RD 1558/2012 which are outlined below:

-	Current account number MT33MMEB44428000000042111989001 with a balance of €123k as at 31 December 2013 which was opened in HSBC Bank (Malta) PLC, Operations Center, Mill Street. Qormi QRM 3103, Malta (the balance as at 31 December 2012 amounted to €68k).

-	Deposit number MT55VALL22013000000040018825266 with a balance of €66k as at 31 December 2013, which was opened in Bank of Valletta PLC, Wignacourt Centre, Triq II Kbira San Guzepp, Santa Venera SVR 1011, Malta (the balance as at 31 December 2012 amounted to €62k.)

12.	Shareholders’ funds

Capital

As at 31 December 2012 and 2013, Gadea Grupo Farmacéutico, S.L.’s share capital comprised of 2,618,923,039 shares, each with a nominal value of €0.01, that were fully subscribed and paid. All shares have the same voting and dividend rights.

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The Gadea Grupo Farmacéutico, S.L.’s share structure as at 31 December 2012 and 2013 was the following:

	Percentage ownership
Partner	31/12/13	31/12/12

Tendeña XXI, S.L.	38.22	35.81
Gentec, S.A.	18.35	17.23
3-Gutinver, S.L. (a)	13.68	12.06
Tecnológico Seguranza, F.C.R., R.S. Fund	-	9.73
Other shareholders	29.75	25.17
	100.00	100.00

(a)	3-Gutinver, S.L. directly owned a shareholding of 13.68%, and indirectly owned 25.49% through Tendeña XXI, S.L. (affiliated company of 3-Gutinver, S.L. of 66.70%) and 0.71% indirectly through Antartis Pharma, S.L. (affiliated company of 3-Gutinver, S.L. of 11.49%).

During 2013, the Tecnológico Seguranza, F.C.R, R.S. fund was no longer a shareholder of the Parent, and their shareholding was acquired by other partners.

Share premium

Current sales legislation allows the use of share premium to increase the capital, and does not establish any type of restriction regarding the availability of this balance.

Reserves

Parent’s reserves

The table below shows the Parent’s reserves and their distribution as at 31 December 2012 and 2013:

	€k
	31/12/13			31/12/12
	Distributable	Non- distributable	Total	Distributable	Non- distributable	Total

Legal reserves	-	1.502	1.502	-	1.319	1.319
Other reserves	1.069	-	1.069	419	-	419
Consolidated reserves	-	6.900	6.900	-	2.400	2.400
	1.069	8.402	9.471	419	3.719	4.138

Legal reserve

Under the Consolidated Spanish Companies Law, 10% of net profit for each year must be transferred to the legal reserve until the balance of this reserve reaches at least 20% of the share capital (see Note 4). As at 31 December 2013 and 2012, the legal reserve did not reach 20% of the Parent’s share capital.

The legal reserve can be used to increase capital provided that the remaining reserve does not fall below 10% of the increased share capital.

Otherwise and until the legal reserve exceeds 20% of share capital, it can only be used to offset losses, provided that no other reserves are available for that same purpose.

Other reserves

Other reserves relate to voluntary reserves recorded in the Parent’s accounts as at 31 December 2012 and 2013 that were freely available.

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Reserves in consolidated companies

The breakdown by company of the reserves in the consolidated balance sheet as at 31 December 2012 and 2013 was the following:

	€k
Company	31/12/13	31/12/12

Reserves in consolidated subsidiaries-
Crystal Pharma, S.A.U.	177	1,113
Crystal Pharma, Ltd.	159	361
Gadea Biopharma, S.L.U.	(754)	(182)
	(418)	1,292
Reserves in jointly controlled entities-
Cyndea Pharma, S.L.	(3,326)	(1,940)
	(3,744)	(648)

The consolidated subsidiary Crystal Pharma, S.A.U. prohibits the distribution of voluntary reserves while the development expenses that are capitalized in intangible assets have not been fully amortized, unless the amount of available reserves is at least equal to the amounts of the non-amortized balances. Therefore, the €140k recorded as at 31 December 2013 was not available (€310k were unavailable as at 31 December 2012).

In accordance with Article 273 of the Consolidated Spanish Companies Law, Crystal Pharma, S.A.U. must provide an unavailable reserve equivalent to at least 5% of the goodwill recorded in the assets of the balance sheet. If there are no profits, or the profits are insufficient, they should use available reserves. Therefore, and awaiting the approval of the distribution of 2013 profits, Crystal Pharma, S.A.U. recorded €70k of unavailable reserves as at 31 December 2013 (€35k as at 31 December 2012).

Contribution of the consolidated companies to the Parent’s 2012 and 2013 profits

The breakdown, by company, of “Profits of the year attributed to Parent” in the consolidated balance sheet as at 31 December 2012 and 2013, was the following:

	€k
Company	2013	2012

Gadea Grupo Farmacéutico, S.L.	(559)	(566)
Crystal Pharma, S.A.U.	7,895	5,963
Crystal Pharma, Ltd.	436	(202)
Cyndea Pharma, S.L.	(917)	(1,386)
Gadea Biopharma, S.L.U.	(1,534)	(572)
Bioraw, S.L.U.	-	-
Bionice, S.L.U	-	-
	5,321	3,237

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13.	Adjustments for changes in value

Changes made during 2012 and 2013 in this item on the consolidated balance sheet were the following:

€k

Balance as at 31 December 2011	(50)
Change in fair value of hedging derivatives (Note 16)	7
Tax effect of the change in value (Note 17)	(2)
Balance as at 31 December 2012	(45)
Transfers to the 2013 income statement	43
Tax effect (Note 17)	(13)
Balance as at 31 December 2013	(15)

As at 31 December 2012 and 2013, all balances related to changes in the fair value of financial hedging instruments.

Grupo Gadea uses financial hedging derivatives to mitigate and reduce their exposure to changes in interest rates (see Note 16). These derivatives were named “cash flow hedges”, to meet all requirements in Spanish GAAP to be recorded as “hedging” (see Note 5-e).

14.	Grants, Donations and Legacies Received

Information on the non-refundable investment grants received by Grupo Gadea (which relate, in their entirety, to the consolidated subsidiaries in which there are no minority shareholders) is included in “Net Equity”, and the income from these grants recorded in the 2012 and 2013 consolidated income statements was the following:

2013

		€k
Consolidated Company	Year Recorded	Balance as at 31/12/12	Additions	Tax Effect	Recorded in 2013 Income	Tax Effect of the Charges	Balance as at 31/12/13

Crystal Pharma, S.A.U.	1997 to 2012	592	-	-	(349)	104	347
Gadea Biopharma, S.L.U.	2012 & 2013	41	258	(77)	(23)	7	206
Cyndea Pharma, S.L.:
MINECO/ Regional Incentives	2007	412	-	-	(77)	23	358
ADE/ Special Interest Incentives	2006	1,154	-	-	(215)	64	1,003
Other	2007 & 2012	201	-	-	(34)	11	178
Non-refundable investment grants		2,400	258	(77)	(698)	209	2,092

2012

		€k
Consolidated Company	Year Recorded	Balance as at 31/12/11	Additions	Tax Effect	Recorded in 2012 Income	Tax Effect of the Charges	Balance as at 31/12/12

Crystal Pharma, S.A.U.	1997 to 2010	836	-	-	(348)	104	592
Gadea Biopharma, S.L.U.	2012	-	61	(18)	(3)	1	41
Cyndea Pharma, S.L.:
ADE/ Special Interest Incentives	2006	1,305	-	-	(216)	65	1,154
MINECO/Regional Incentives	2006	466	-	-	(77)	23	412
Other	2006	38	244	(73)	(11)	3	201
Non-refundable investment grants		2,645	305	(91)	(655)	196	2,400

These grants were to mainly finance the acquisition of tangible assets (mainly investments in new production lines and technological improvements of the facilities) and to finance research and development projects. The addition in 2013 relates to the partial funding of the “Research and development of lyophilized sterile products and pioneering steroid hormones for biotransformation processes” project.

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Complying with the grants’ terms and conditions

For the grants recorded at 31 December 2013, which form part of “Net Equity”, the Parent’s Directors believe that they have complied and will continue to fully comply with the terms and conditions established in the Individual Grant Award Decisions for the corresponding grants and funding.

15.	Minority Shareholders

This caption’s balance recorded in the consolidated balance sheet, includes the value of the minority shareholders’ shareholding in the consolidated companies which is calculated using the “full consolidation method”. The balance of the “Income attributed to Minority Shareholders” in the consolidated income statement includes the year’s income from these minority shareholders.

Variations within this caption in the 2012 and 2013 consolidated balance sheet were the following:

€k

Balance as at 31 December 2011	475
The year’s reduction for the consolidation perimeter of Hunan Norchem Pharmaceutical Co., Ltd.	(475)
Balance as at 31 December 2012	-
Income attributed to minority shareholders	-
Balance as at 31 December 2013	-

As at 31 December 2012 and 2013 there were no minority shareholders.

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16.	Financial liabilities, suppliers and other creditors

Long and short-term borrowings

The breakdown of the “long-term borrowings” and “short-term borrowings” balances included in the consolidated balance sheets as at 31 December 2012 and 2013 was the following:

	€k
	31/12/13			31/12/12
Description	Current Liability	Non- Current Liability	Total	Current Liability	Non- Current Liability	Total

Borrowings from Financial Institutions-
Loans	7,846	7,537	15,383	4,406	7,902	12,308
Discount facilities and funding for foreign operations	4,545	-	4,545	6,348	-	6,348
Interest payments	44	-	44	36	-	36
	12,435	7,537	19,972	10,790	7,902	18,692

Derivatives	22	-	22	64	-	64

Other financial liabilities-
Loans granted by public bodies	785	4,943	5,728	333	4,455	4,788
Capex suppliers	674	-	674	1,020	-	1,020
Other financial liabilities	153	1,000	1,153	573	32	605
	1,612	5,943	7,555	1,926	4,487	6,413
	14,069	13,480	27,549	12,780	12,389	25,169

As at 31 December 2012 and 2013 the maturity schedule of the Group’s financial debt was the following:

	€k
	Year of Maturity:
	2013	2014	2015	2016	2017	2018 onwards	Total

At 31/12/13	-	14,069	5,039	3,587	1,615	3,239	27,549
At 31/12/12	12,780	4,796	2,613	1,931	955	2,094	25,169

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Borrowings from financial institutions

Loans

As at 31 December 2013 the Group had been granted the following loans by various financial institutions:

	€k
	Al 31/12/13			Al 31/12/12
	Maturity:			Maturity:
Consolidated Company	Short-term	Long-term	Total	Short-term	Long-term	Total

Crystal Pharma, S.A.U. (a)	-	-	-	74	-	74
“ (b)	610	-	610	639	610	1,249
“ (c)	500	1,250	1,750	375	1,625	2,000
“ (d)	1,000	1,583	2,583	-	-	-
“ (e)	359	967	1,326	-	-	-
“ (f)	652	1,031	1,683	-	-	-
“ (g)	1,764	-	1,764	-	-	-
Cyndea Pharma, S.L. (h)	567	577	1,144	565	1,147	1,712
“ (i)	303	607	910	294	908	1,202
“ (j)	100	183	283	100	382	382
“ (k)	1,500	-	1,500	-	1,500	1,500
Gadea Biopharma, S.L.U. (l)	491	1,339	1,830	477	1,830	2,307
Gadea Grupo Farmacéutico, S.L. (m)	-	-	-	134	-	134
“ (n)	-	-	-	1,748	-	1,748
	7,846	7,537	15,383	4,406	7,902	12,308

(a)	This loan was granted by Caja España on 28 January 2005 for an initial amount of €671k to construct the Group’s sterile crystallization and micronized steroids plant, which is located in Boecillo Technology Park (Boecillo, Valladolid). As a money-back guarantee, a mortgage was created over Crystal Pharma, S.A.U.’s land and buildings. In 2013, the repayment of the principal’s outstanding amount as at 31 December 2012 and the cancellation of the mortgage guarantees began (see Note 7).

(b)	This loan was granted by Banco de Castilla, S.A. on 18 November 2010 for an initial amount of €2.5m and was repaid through regular repayments. The final repayment matured on 18 November 2014.

(c)	This loan was granted by Banco Santander, S.A. on 5 June 2012 for an initial amount of €2m. This loan’s principal is being repaid through 16 quarterly repayments with a one year grace period (maturity of the final repayment is set for 5 June 2017).

(d)	This loan was granted by Bankia, S.A. on 12 June 2013 under the protection of the “2013 ICO-Companies and Entrepreneurs” Financing Agreement, for an initial amount of €3m. This loan was granted to fund investments in fixed production assets, the acquisition of Companies or to fund the business’ launch. The loan’s principal is being repaid through 36 monthly repayments (maturity of the final repayment is set for 10 July 2016).

(e)	This loan was granted by Banco Santander, S.A. on 19 June 2013 under the protection of the “2013 EIB-SME-Medium-Sized Enterprises” Financing Agreement. The principal is being repaid through 48 monthly repayments (maturity of the final repayment is set for 19 June 2017).

(f)	This loan was granted by Banco Bilbao Vizcaya Argentaria, S.A. on 19 June 2013 under the protection of the “ICO-Companies and Entrepreneurs” Financing Agreement and totaled €2m. This loan was granted to update Crystal Pharma, S.A.U.’s equipment. The principal is being repaid through 36 quarterly repayments (maturity of the final repayment is set for 16 June 2016).

(g)	This loan was granted by Banco Popular Español, S.A. on 18 June 2013 under the protection of the “ICO- Empresas circulante 2013” Financing Agreement for an initial amount of €3m. This loan was granted to finance investments in Crystal Pharma, S.A.U.’s working capital and its principal was repaid through 12 monthly repayments (maturity of the final repayment was 10 July 2014).

(h)	This loan was granted by Caixabank S.A. on 6 November 2008 for an initial amount of €2.8m to finance the investments made in Cyndea Pharma, S.L. production plant. The loan’s final maturity will occur in December 2015 and its repayment is being made through 60 monthly repayments (the first of which matured in January 2011 and the final repayment is expected to mature in December 2015).

(i)	This loan was granted by Caixabank, S.A. on 22 November 2011 for an initial amount of €1.5m. The loan’s principal is being repaid through 60 monthly repayments.

(j)	This loan was granted by Caixabank S.A. on 19 November 2011 for an initial amount of €500k. This loan was signed under the protection of the ICO agreement.

(k)	This loan was granted by Caixabank S.A. on 27 September 2012 for an initial amount of €1.5m and was fully repaid through one repayment which matured on 30 March 2014.

(l)	This loan was granted by Banco Bilbao Vizcaya Argentaria, S.A. on 6 July 2012 for an initial amount of €2.5m and was to fund the investments made in Gadea Biopharma, S.L.U. production plant. The loan’s final maturity will occur in July 2017 and is being repaid through 60 monthly repayments (maturity of the final repayment is set for July 2017).

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(m)	A mortgage over certain Crystal Pharma, S.A.U. land and buildings was created as a guarantee for this loan. However, this loan was canceled in 2013.

(n)	This personal loan was canceled in 2013.

Short-term discount facilities and funding for foreign transactions (imports and exports)

As at 31 December 2013, the Group had been granted various short-term discounting facilities and funding for foreign transactions that had been granted by various Financial Institutions and had a combined total limit of €10.250m. As at this date, the Group had a combined total of €4.545m available (as at 31 December 2012 the limit of this funding had amounted to €9.186m and the available balance totaled €6.348m).

As at 31 December 2012 and 2013, the Group had been granted working capital financing by a Financial Institution, with a limit amounting to €750k; however as at these dates it had not been used.

Derivatives

As at 31 December 2012 and 2013, the only derivative financial instrument Grupo Gadea had was the following:

	Derivative in Thousands of Euros			Contract Expiry	Interest Rate	Fixed Interest Rate
Derivative	31/12/13	31/12/12	Contract Date	Date	Payable	Receivable

Classified as “hedging”- Interest Rate Swap	1,500	1,500	4/06/2009 (a)	9/06/2009	Euribor at 3 months variable (1.75% & 3.75%)	Euribor at 3 months CAP 3.90% rate

(a)	The effective start date was 8 June 2009.

Grupo Gadea uses an in-house IRS valuation model, where the inputs are the Euribor market curves and long-term swap rates, to establish the fair value of the interest rate derivative structures.

As at 31 December 2012 and 2013, this derivative financial instrument’s valuation was the following:

	€k
Balances in the Consolidated Balance Sheet	Assets	Non-Current Liabilities	Current Liabilities

As at 31 December 2012	-	-	64
As at 31 December 2013	-	-	22

In 2013, there were no variations in the fair value of the hedging instrument used by the Group (in 2012, its fair value increased by €7k), while net financial expenses recorded in “Financial expenses-debt with third parties” of the 2013 income statement related to regular settlements of this derivative and amounted to €43k.

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Interest rate sensitivity analysis

Variations in the fair value of the interest rate derivative used by Grupo Gadea depend on the variation in the Euribor’s interest rate yield curve and the long-term swaps. Fair value sensitivity analysis (variations in the fair value as at 31 December 2013) of the derivative recorded in “Net Equity” (“hedge accounting”) before changes to the euro interest rate yield curve, do not lead to significant impacts for Grupo Gadea.

Other financial liabilities

The breakdown of these items in the consolidated balance sheets as at 31 December 2012 and 2013 was the following:

	€k
	31/12/13			31/12/12
Item	Current liabilities	Non-current liabilities	Total	Current liabilities	Non-current liabilities	Total

Loans granted by public bodies	785	4,943	5,728	333	4,455	4,788
Remaining financial liabilities	827	1,000	1,827	1,593	32	1,625
	1,612	5,943	7,555	1,926	4,487	6,413

Loans granted by public bodies

As at 31 December 2013, the most significant loans granted by public bodies to Grupo Gadea were the following:

–	A loan granted by the European Investment Bank (EIB) through the Castilla y León Business Innovation, Financing, and Internationalization Agency (ADE)

In 2012, the Parent received a €2.998m mortgage secured loan, with the mortgaged assets being the land and buildings owned by Gadea Biopharma, S.L.U., and Pharma, S.A.U. acting as guarantor. This loan, which accrues an annual interest rate equivalent to the Euribor plus a market spread, was granted to finance the investment project for the production plant located in León Technology Park (See Note 7).

–	A loan granted by the Centre for the Development of Industrial Technology (CDTI)

In 2010, the Centre for the Development of Industrial Technology granted Crystal Pharma, S.A.U. a €1.851m loan to finance the investment project for the construction and launch of the highly active potent ingredients (HAPI) plant and to finance the development expenses necessary for the subsequent production of these active ingredients. This loan, which does not have a set contractual interest rate, is recorded as a liability in the consolidated balance sheets as at 31 December 2012 and 2013 at “amortized cost”.

The amortization of this loan is being carried out through 13 half-yearly repayments, with each repayment amounting to €142,400 and maturing between 15 April 2009 (the date of the first repayment) and 15 April 2015 (maturity of the last repayment).

–	A loan granted by the Ministry of Economy and Competitiveness

This loan was granted to Gadea Biopharma, S.L.U. in two instalments. The first instalment was made in 2012 for a nominal amount of €347k and the second was made in 2013 for a nominal amount of €1.387m. This loan was granted to finance the “Research and development of lyophilized sterile products and pioneering steroid hormones for biotransformation processes” project. The total budget amounted to approximately €462k and €1.849m in 2012 and 2013, respectively. This long-term loan does not have a set contractual interest rate and was recorded at its amortized cost. The existing positive difference between the loan’s nominal amount and actual value, which is calculated by using the “effective interest rate method” was recorded as “capital grant”, see Note 14. As at 31 December 2012 and 2013, the Parent had met all of the loan’s technical and economic terms and conditions.

33

–	A loan granted by the Ministry of Industry, Energy and Tourism

Cyndea Pharma, S.L. received a €276k repayable advance from the Ministry of Industry, Energy and Tourism to partially finance the investment project for the pharmaceuticals plant located in the Ólvega Industrial Park (Soria). Repayment of this interest-free funding is being made over a period of 14 years, with a grace period of 4 years, and annual repayments of €27k being made in the following 10 years. As at 31 December 2013, the amortized costs of this funding amounted to €185k (€203k as at 31 December 2012).

–	A PROFIT loan granted by the Centre for the Development of Industrial Technology (CDTI)

In 2010, Cyndea Pharma, S.L. signed a contract with the CDTI to partially finance the investigation and development project “Women’s health medication”. The funding totaled €373k, of which €56k was non-repayable. In 2010, Cyndea Pharma, S.L. received the first instalment which amounted to €93k, and the remaining amount was granted when the contract’s terms and conditions were met in 2012, at which point this funding was recorded through its amortized cost as a capital grant, where applicable. As at 31 December 2013, the amortized cost of this funding’s repayable amount amounted to €252k (€260k as at 31 December 2012).

–	A Reindus loan granted by the Ministry of Industry, Energy and Tourism

On 14 July 2011, Cyndea Pharma, S.L. received a loan for a nominal amount of €500k from the Ministry of Industry, Energy and Tourism to partially finance the investment project. In accordance with the corresponding award decision, repayment of this interest free funding is to be made through 10 annual payments of €50k from 1 October 2014 onwards. This loan partially financed “Expansion of the pharmaceutical laboratory for the development and production of generic soft gelatin capsule medications”, whose bankable investment budget amounted to €2.362m. Before the 2011 year-end, Cyndea Pharma, S.L. was informed that the period for carrying out the investment had been extended until mid-2012. In 2012, evidence that the investment had been made was produced and this funding was recorded at its amortized cost, and partially as an implicit capital grant, where applicable. As at 31 December 2013, the amortized cost of this funding amounted to €393k (€372k as at 31 December 2012).

As at 31 December 2012 and 2013, the maturity schedule of the funding was the following:

	€k
	Year of maturity:
	2013	2014	2015	2016	2017	2018 onwards	Total

At 31/12/13	-	785	988	909	891	2,155	5,728
At 31/12/12	333	752	642	593	581	1,887	4,788

Remaining financial liabilities

As at 31 December 2013, the balances of these items included €1m relating to a participating loan with a final maturity on 1 January 2019. This loan was granted to Cyndea Pharma, S.L. by the other partner of Infarco, S.A, and which accrues a fixed interest rate of 4% and a variable interest rate of up to 2% (according to the operating income obtained). The remaining liabilities included in these items in the balance sheets as at 31 December 2012 and 2013 mainly related to debt with fixed asset suppliers.

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Suppliers and other creditors

The breakdown of these items as at 31 December 2012 and 2013 was the following:

	€k
	31/12/13	31/12/12

Suppliers	8,770	6,429
Supplier, Group companies (Note 21)	76	395
	8,846	6,824

Various creditors	1,949	1,967
Personnel (remuneration yet to be paid)	741	626
Client advances	722	152
	3,412	2,745

17.	Public Administrations and the Group’s Tax Position

Balances with Public Administrations

As at 31 December 2012 and 2013, Grupo Gadea had the following balances with Public Administrations:

	€k
Item	31/12/13	31/12/12

DEBIT BALANCES:

Deferred tax assets	1,075	982

Current tax assets	962	1,034

Other receivables from Public Administrations
Tax receivables:
Corporation tax from the previous year	1,034	-
Value-Added Tax (VAT)	1,559	1,571
	2,593	1,571
Other public body receivables:
Operating subsidies yet to be collected	393	753
Other items (Maltese Tax Authorities)	95	113
	488	866
	3,081	2,437

CREDIT BALANCES:

Deferred tax liabilities	2,422	2,491

Other debt with Public Administrations-
Tax payables:
Withholding taxes of Personal Income Tax (IRPF)	128	115
Value Added Tax (VAT) (a)	5	72
	133	187
Social Security creditors	394	301
	527	488

Corporation Tax

As described in Note 5-k, for Corporation Tax purposes, the Spanish Parent and the consolidated subsidiary Companies pay Corporation Tax by filing consolidated tax returns as a Tax Group. Gadea Grupo Farmacéutico, S.L. is the Parent of this Tax Group.

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For each consolidated Company, Corporation Tax is calculated on the basis of the accounting profit which is calculated by applying generally accepted accounting principles. This however does not necessarily coincide with taxable profit, which is considered as the tax assessment basis.

Reconciliation of the 2012 and 2013 consolidated accounting profit and the consolidated tax base from the corporate income tax was the following:

2013

	€k
Item	Increase	(Decrease)	Total

Consolidated profit before tax			6,336
Jointly controlled entity losses for which a tax credit has not been recorded	919	-	919
Permanent differences-
From individual companies (a)	48	-	48
Temporary differences-
From individual differences:
Non-deductible fixed asset depreciation (Law 16/12, 27 December)	616	-	616
Other increases (decreases)	339	(547)	(208)
Decreases from Crystal Pharma, Ltd.	-	(24)	(24)

Applied tax loss carry forwards from previous years	-	(635)	(635)
Consolidated tax base (accounting profit)			7,052
Tax rate (30% in Spain and 35% in Malta)			2,115
Minus the deductions applied			(1,057)
Estimated tax expense			1,058
Minus withholding tax and tax prepayments			(2,020)
Corporation tax receivable			(962)

(a)	This amount does not include the individual permanent differences relating to dividends from the consolidated Tax Group as they have not been included in the consolidation process.

2012

	€k
Item	Increase	(Decrease)	Total

Consolidated profit before tax			4.229
Jointly controlled entity losses for which a tax credit has not been recorded	1.386	-	1.386
Permanent differences-
From individual companies (a)	28	-	28
From the consolidation adjustments (a)	61	-	61
Temporary differences-
From individual differences	637	(1.152)	(515)
From the consolidation differences	717	-	717
Consolidated tax base (accounting profit)			5,906
Tax rate (30% in Spain and 35% in Malta)			1,892
Minus the deductions applied			(685)
Estimated tax expense			1,207
Minus withholding tax and tax prepayments			(2,241)
Corporation tax receivable			(1,034)

(a)	This amount does not include the individual permanent differences relating to dividends from the consolidated Tax Group as they have not been included in the consolidation process.

36

Corporation Tax expenses

The 2012 and 2013 Corporation Tax expenses were calculated as follows:

	€k
Item	2013	2012

Consolidated profit before tax	6,336	4,229
Losses incurred by certain consolidated companies for which a tax credit has not been recorded	919	1,386
Permanent differences-	48	89
	7,303	5,704
Tax rate (30% in Spain and 35% in Malta)	2,215	1,712
Deductions applied	(1,058)	(685)
Deductions yet to be applied	(142)	-
Other items	-	(35)
Corporation Tax expenses recorded in the consolidated income statement	1,015	992

The breakdown of the 2012 and 2013 Corporation Tax expenses was the following:

	€k
Item	2013	2012

Current tax-
For ongoing operations	1,058	1,207
Deferred tax-
For ongoing operations	(43)	(215)
Corporation Tax expenses recorded in the consolidated income statement	1,015	992

37

Deferred taxes

The “Deferred tax assets” and “Deferred tax liabilities” balances included within the consolidated balance sheets as at 31 December 2012 and 2013, and the variation in these headings as at the aforementioned dates were the following:

	€k
	Balance at 31/12/11	Increases	Decreases	Balance at 31/12/12	Increases	Decreases	Balance at 31/12/13

Deferred tax assets-

Deduction rights yet to be applied	150	-	(73) (a)	77	143	-	220
Crystal Pharma, Ltd. tax credits	767	108	-	875	-	(222)	653
Non-deductible tangible asset depreciation for the year (Law 16/12, 27 December)	-	-	-	-	185	-	185
Tax effect of the variation in the fair value of the hedging instruments (Note 13 and 16)	21	-	(2)	19	-	(13)	6
Other items	12	-	(1)	11	-	-	11
	950	108	(76)	982	328	(235)	1,075
Deferred tax liabilities-
Non-refundable capital grants (Note 14)	(1,134)	(91)	196	(1,029)	(77)	209	(897)
Tax impairments	(546)	(345)	-	(891)	-	-	(891)
Consolidation adjustments	(215)	-	215	-	-	-	-
Amortization and other items	(762)	-	191	(571)	(164)	101	(634)
	(2,657)	(436)	602	(2,491)	(241)	310	(2,422)

(a) In July 2012, the Tax Agency began inspecting certain taxes for Crystal Pharma, S.A.U., including Corporation Tax for 2005 and 2006. Upon the outcome of these operations, in 2011, Crystal Pharma, S.A.U. filed a repayment claim for undue income, demanding a €73k refund and a correction for the R&D&I item generated in 2005. In 2012, Crystal Pharma, S.A.U. won the claim for the amount filed in addition to the corresponding accrued interest.

Deferred tax assets

As at 31 December 2013, “Deferred tax assets” related to the following:

•	The deduction rights yet to be applied as at the date stated, and an accounts receivable amounting to €77k due to the repayment claim filed for undue income of certain tax credits from previous years, which were carried out by Crystal Pharma, S.A.U.

•	The tax credits by deductions yet to be applied and the temporary difference brought about by the Maltese consolidated subsidiary, Crystal Pharma, Ltd.

•	The tax effect of the temporary differences between the moment in which the expense for certain tangible asset depreciation is recorded and the moment in which it is recorded as a tax expense.

•	The tax effect of the variation in fair value of the hedging derivative financial instrument, in its effective part.

•	These deferred tax assets were recorded in the consolidated balance sheets, as the Parent’s Directors have stated that collecting these assets is reasonably assured based on the recent estimates prepared for the expected development in the consolidated Companies’ tax base, and where applicable, in the consolidated Tax Group to which the Company belongs.

Deferred tax liabilities

As at 31 December 2013, “Deferred tax liabilities” mainly related to the following:

•	The tax effect from the non-refundable capital grant recorded as “Net Equity” (see Note 14).
•	The tax effect of the tax impairment from the shares that the Parent owns in Cyndea Pharma, S.L.
•	The tax effect generated by the different economic and tax criteria used in the amortization of intangible asset once the Group accepts the freedom to amortize incentive which is established in the Revised Text of the Corporate Tax Law in its various versions.

38

The deferred tax liabilities relating to the capital grants will be recorded in the income statement once the corresponding grant is recorded.

Tax recorded as net equity

As at 31 December 2012 and 2013, the tax balances directly recorded in “Net Equity” and their movement during 2012 and 2013 were the following:

	€k
	Balance at 31/12/11	Asset (Liabilities)	Reversal of the Current Tax	Balance at 31/12/12	Assets (Liabilities)	Reversal of the Current Tax	Balance at 31/12/13

Non-refundable capital grant liabilities recorded as “Net Equity” (Note 14)	(1,134)	(91)	196	(1,029)	(77)	209	(897)
Assets due to variation in the fair value of the hedging instruments (Note 13)	21	(2)	-	19	-	(13)	6
	(1,113)	(93)	196	(1,010)	(77)	196	(891)

Tax loss carry forwards yet to be applied

Based on the tax returns filed by the consolidated Companies and the consolidated Tax Group in previous years, and including the declaration provided for Corporation Tax in 2013, the tax loss carry forwards yet to be applied for the consolidated Companies as at 31 December 2013 were the following:

Year Generated	€k	Last year to apply

Cyndea Pharma, S.L. (proportional part related to Grupo Gadea):
2005	6	2023
2006	23	2024
2007	108	2025
2008	22	2026
2009	213	2027
2010	687	2028
2011	906	2029
2012	1,387	2030
2013	919	2031
	4,271

In accordance with current legislation, the tax loss carry forwards yet to be applied can be used to offset future tax liabilities during the following and successive 18 years. However, the final amount of these tax loss carry forwards yet to be applied can be adjusted as a result of the review by the Tax Authorities of the years in which the losses were incurred.

However, the current tax legislation includes a limitation for applying the tax loss carry forwards, which states that for tax periods starting 2013, 2014 and 2015, companies whose turnover is equal or greater than €60m, can only use tax loss carry forwards up to 25% of the tax base (this percentage increases to 50% for companies whose turnover is equal to or greater than €20m, but less than €60m).

As at 31 December 2013, Grupo Gadea had not recorded any tax loss carry forwards under “Deferred tax assets” as a tax credit of the consolidated balance sheet. Even though Cyndea Pharma, S.L. could reasonably expect to fully and legally offset the outstanding tax loss carry forwards, they have decided not to record the tax credits generated by applying these tax loss carry forwards, due to the uncertainty of not securing their sales business.

However, as at 31 December 2012, Crystal Pharma, Ltd. had €635k in tax loss carry forwards yet to be applied, for which a tax credit amounting to €222k was recorded. In 2013, these tax loss carry forwards were applied.

39

Deductions

The current Corporation Tax legislation includes various tax incentives. The deductions generated in a year which are more than the applicable legal limit, may be applied to the reduction of Corporation Tax payments of the following year, in line with the limits and deadlines set by the applicable tax legislation.

The Group took advantage of the tax benefits provided by this legislation by deducting €1.057m when calculating the 2013 Corporation Tax payments, according to the following breakdown:

Item	Year Generated	€k

Crystal Pharma, S.A.U.:
Research and development	2013	509
Professional training	2013	8
Innovation	2013	67
Environmental deductions	2005	58
Various items	2012-2013	3
Gadea Biopharma, S.L.U.:
Research and development	2013	379
Innovation	2013	23
Contributions	2013	8
Gadea Grupo Farmacéutico, S.L.:
Contributions	2013	2
		1,057

Consolidated Spanish subsidiary Companies’ tax credits yet to be applied

As at 31 December 2013, the consolidated Spanish Companies were yet to apply the following tax credits:

Item	Year Generated	€k

Crystal Pharma, S.A.U.:
Environmental tax credits	2005	12
Environmental tax credits	2007	32
Environmental tax credits	2008	32
Gadea Biopharma, S.L.U.:
Research and development	2013	67
		143

As at 31 December 2013, the Group had recorded €143k of deductions yet to be applied within “Deferred tax assets” of the consolidated balance sheet.

The Parent’s Directors have stated that collecting these assets is reasonably assured based on recent estimates prepared by Grupo Gadea’s Directors for the expected development in the consolidated Companies’ tax base, and where applicable, in the consolidated Tax Group to which the Company belongs.

Years open to inspection

Under the current legislation, taxes cannot be considered as settled until the tax returns filed have been inspected by the Tax Authorities or the four year limitation period has ended. As at 31 December 2013, the consolidated companies had the years 2010 to 2013, inclusive, open to inspection for all applicable taxes and Corporation Tax for 2009.

The Parent’s Directors believe that the various taxes have been settled appropriately; therefore, in the event of discrepancies in interpreting the current legislation for the tax treatment of transactions, the possible resulting liabilities generated by the checks, which may be carried out by the Tax Authorities for the years open to inspection, would not significantly affect the 2013 consolidated financial statements if any arose.

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18.	Guarantees Provided to Third Parties and Other Contingent Liabilities

As at 31 December 2012 and 2013, the Group had provided guarantees to third parties, granted by various financial institutions, for an amount of €1.741m and €1.775m, respectively. These guarantees mainly related to guarantees to ensure compliance with utilities payment obligations, to guarantee repayment of certain subsidized loans and other obligations to Local Authorities, and various advances paid on grants. The Parent’s Directors believe that any unexpected liabilities which may have arisen as at 31 December 2013 from the guarantees provided and relating to the commitments and obligations were not significant.

19.	Income and Expenses

Net turnover

Distribution by business and geographical market of Grupo Gadea’s 2012 and 2013 net turnover was the following:

	€k
	2013	2012

By business-
Biotechnology	158	300
Active ingredients	58,997	57,958
Pharmaceuticals	3,906	1,540
	63,061	59,798

By geographical market-
National	10,731	10,149
International	52,330	48,649
	63,061	58,798

Supplies

The breakdown of this item included in the 2012 and 2013 consolidated income statement was the following:

	€k
Item	2013	2012

Raw materials and other consumables-
Purchases:
National purchases	4,688	5,296
Intra-community acquisitions	7,386	4,679
Imports	24,286	20,930
Stock variations	(767)	248
	35,593	31,153
Outsourced production	2,563	3,500
	38,156	34,653

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Social contributions

The breakdown of these social contributions in the 2012 and 2013 consolidated income statement was the following:

	€k
Item	2013	2012

Social security	2,017	1,706
Other social contributions	267	270
	2,284	1,976

External services

The breakdown of this item in the 2012 and 2013 consolidated income statement was the following:

(a)	€k
	2013	2012

Research and development expenses	1,844	899
Operating lease (Note 7)	133	151
Repair and maintenance	777	526
Independent professional services	2,526	2,230
Transport	733	669
Insurance premiums	311	449
Bank services	116	147
Advertising	133	104
Supplies	1,478	1,205
Other items	975	721
Tax	58	80
	9,084	7,181

21.	Transactions with related parties

Transactions with related parties

The transactions carried out by Grupo Gadea with related parties during 2012 and 2013 were the following:

	€k
	2013		2012
Company	Sales and services provided	Services received	Sales and services provided	Services received

Gentec, S.A.	7,436	113	6,278	294
3-Gutinver, S.L. (a)	-	192	-	196
Other companies (a)	-	5	-	5
	7,436	310	6,278	495

(a)	These Companies are Directors of the Parent.

These aforementioned transactions were carried out within Grupo Gadea’s ordinary course of business under market conditions.

Transactions and balances with other related parties (Partners, Directors, and the Group’s Senior Directors) are indicated in the following sections.

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Related party balances

As a result of these transactions, as at 31 December 2012 and 2013, Grupo Gadea had the following balance receivables and payables with related parties:

	€k
	31/12/13	31/12/12

Clients (Note 10)-
Gentec, S.A.	2,079	1,584

Suppliers (Note 16)-
Gentec, S.A.	(76)	(151)
3-Gutinver, S.L.	-	(244)
	(76)	(395)

Payments to the Parent’s Directors

In 2013, through the Company that represents 3-Gutinver, S.L., the Parent paid the Managing Director €192k (€196k in 2012) for services provided. Additionally, in 2013, remuneration through wages and salaries paid by the Group to two employees of Crystal Pharma, S.A.U., who were also Directors (one of whom was working for a third party) of the Parent amounted to €195k, which was in line with 2012. In 2012 and 2013, the Group carried out other transactions with other Parent Directors. Please refer to the “Transactions with related parties” section for more information on these transactions.

As at 31 December 2012 and 2013, Grupo Gadea did not have any pension or life insurance obligations relating to the Parent’s current Directors.

As at 31 December 2012 and 2013, Grupo Gadea had accounts receivables with certain Parent Directors. The amounts of these accounts receivables have been included in the “Related party balances” section.

Payments to the Group’s Senior Directors

Remuneration through wages and salaries in their entirety to Grupo Gadea’s Senior Directors in 2013 amounted to €710k (€661k in 2012). This amount excludes the remuneration relating to three of the aforementioned Parent Directors.

Grupo Gadea does not have any pension obligations with Key Personnel, nor has the Group awarded any credits or guarantees to them.

Director conflicts of interest

The Parent’s Directors do not present situations of conflicts of interest with the Group. In accordance with Article 229 of the Revised Text of the Spanish Corporations Law, approved by the Royal Legislative Decree 1/2010, 2 July, the following table presents the shares in the capital stock of any companies engaging in an activity that is identical, similar or complementary to the activity that constitutes the corporate purpose of Gadea Grupo Farmacéutico, S.L., and whose activities are similar to those carried out by self-employed people or third parties:

43

Percentage of Share
Related Person			Direct (D)	Position or Tasks Carried Out
Name and Relation	Affiliated Company	Activity Carried Out	Indirect (I)	in the Indicated Company

Eutimio González Santos	Gentec, S.A.	Sale of products to the pharmaceutical industry and research and development of active ingredients	7.50 (D)	-
	Crystal Pharma, S.A.U.	Development, production and sale of active ingredients	1.38 (I)	-
	Gadea Biopharma, S.L.U.	Development, production and sale of finished pharmaceutical products	1.38 (I)	-
	Crystal Pharma, Ltd.	Production and sale of active ingredients	1.38 (I)	-
	Cyndea Pharma, S.L.	Development, production and sale of finished pharmaceutical products	0.69 (I)	-
	Bioraw, S.L.	Development, production and sale of pharmaceutical products	1.38 (I)	-
	Bionice, S.L.U.	Development, production and sale of pharmaceutical products	1.38 (I)	-
	Duke Chem, S.A.	Development, production and sale of chemical-pharmaceutical active ingredients used in the pharmaceutical, food and veterinary industries	7.50 (I)	-
	Pharmanoid, S.A.	Research, development, production and sale of active ingredients	7.50 (I)	-
Antartis Pharma, S.L.	Crystal Pharma, S.A.U.	Development, production and sale of active ingredients	6.14 (I)	-
	Gadea Biopharma, S.L.U.	Development, production and sale of finished pharmaceutical products	6.14 (I)	-
	Crystal Pharma, Ltd.	Production and sale of active ingredients	6.14 (I)	-
	Bioraw, S.L.U.	Development, production and sale of pharmaceutical products	6.14 (I)	-
	Bionice, S.L.U.	Development, production and sale of pharmaceutical products	6.14 (I)	-
	Cyndea Pharma, S.L.	Development, production and sale of finished pharmaceutical products	3.07 (I)	-
José Antonio Gutiérrez Fuentes	Crystal Pharma, S.A.U.	Development, production and sale of active ingredients	0.36 (I)	-
	Gadea Biopharma, S.L.U.	Development, production and sale of finished pharmaceutical products	0.36 (I)	-
	Crystal Pharma, Ltd.	Production and sale of active ingredients	0.36 (I)	-
	Bioraw, S.L.U.	Development, production and sale of pharmaceutical products	0.36 (I)	-
	Bionice, S.L.U.	Development, production and sale of pharmaceutical products	0.36 (I)	-
	Cyndea Pharma, S.L.	Development, production and sale of finished pharmaceutical products	0.18 (I)	-
Jaime Melendo Baños	Gentec, S.A.	Sale of products to the pharmaceutical industry and research and development of active ingredients	71.60 (D)	Sole Director
	Crystal Pharma, S.A.U.	Development, production and sale of active ingredients	13.14 (I)	-
	Gadea Biopharma, S.L.U.	Development, production and sale of finished pharmaceutical products	13.14 (I)	-
	Crystal Pharma, Ltd.	Production and sale of active ingredients	13.14 (I)	-
	Bioraw, S.L.U.	Development, production and sale of pharmaceutical products	13.14 (I)	-
	Bionice, S.L.U.	Development, production and sale of pharmaceutical products	13.14 (I)	-
	Cyndea Pharma, S.L.	Development, production and sale of finished pharmaceutical products	6.57 (I)	-
	Duke Chem, S.A.	Development, production and sale of chemical-pharmaceutical active ingredients used in the pharmaceutical, food and veterinary industries	71.60 (I)	Sole Director
	Pharmanoid, S.A.	Research, development, production and sale of active ingredients	71.60 (I)	Sole Director
Francisco Javier Gallo Nieto	Antartis Pharma, S.L.	Pharmaceutical business and shareholdings in other companies of the sector	7.15 (D)	-
	Crystal Pharma, S.A.U.	Development, production and sale of active ingredients	1.14 (I)	-

44

Percentage of Share
Related Person			Direct (D)	Position or Tasks Carried Out
Name and Relation	Affiliated Company	Activity Carried Out	Indirect (I)	in the Indicated Company
	Gadea Biopharma, S.L.U.	Development, production and sale of finished pharmaceutical products	1.14 (I)	-
	Crystal Pharma, Ltd.	Production and sale of active ingredients	1.14 (I)	-
	Bioraw, S.L.U.	Development, production and sale of pharmaceutical products	1.14 (I)	-
	Bionice, S.L.U.	Development, production and sale of pharmaceutical products	1.14 (I)	-
	Cyndea Pharma, S.L.	Development, production and sale of finished pharmaceutical products	0.57 (I)	-
3-Gutinver, S.L.	Crystal Pharma, S.A.U.	Development, production and sale of active ingredients	40.13 (I)	Sole Director
	Gadea Biopharma, S.L.U.	Development, production and sale of finished pharmaceutical products	40.13 (I)	Sole Director
	Crystal Pharma, Ltd.	Production and sale of active ingredients	40.13 (I)	Director
	Bioraw, S.L.U.	Development, production and sale of pharmaceutical products	40.13 (I)	Sole Director
	Bionice, S.L.U.	Development, production and sale of pharmaceutical products	40.13 (I)	Sole Director
	Cyndea Pharma, S.L.	Development, production and sale of finished pharmaceutical products	20.07 (I)	Chairman of the Board
	Antartis Pharma, S.L.	Pharmaceutical business and shareholdings in other companies of the sector	11.49 (D)	Board Member
José Luis Puerta López-Cózar	Crystal Pharma, S.A.U.	Development, production and sale of active ingredients	0.65 (I)	-
	Gadea Biopharma, S.L.U.	Development, production and sale of finished pharmaceutical products	0.65 (I)	-
	Crystal Pharma, Ltd.	Production and sale of active ingredients	0.65 (I)	-
	Bioraw, S.L.U.	Development, production and sale of pharmaceutical products	0.65 (I)	-
	Bionice, S.L.U.	Development, production and sale of pharmaceutical products	0.65 (I)	-
	Cyndea Pharma, S.L.	Development, production and sale of finished pharmaceutical products	0.33 (I)	-
Gbb Pharminvest 99, S.L.	Crystal Pharma, S.A.U.	Development, production and sale of active ingredients	4.44 (I)	-
	Gadea Biopharma, S.L.U.	Development, production and sale of finished pharmaceutical products	4.44 (I)	-
	Crystal Pharma, Ltd.	Production and sale of active ingredients	4.44 (I)	-
	Bioraw, S.L.U.	Development, production and sale of pharmaceutical products	4.44 (I)	-
	Bionice, S.L.U.	Development, production and sale of pharmaceutical products	4.44 (I)	-
	Cyndea Pharma, S.L.	Development, production and sale of finished pharmaceutical products	2.22 (I)	-
Muggio Holding, S.L.	Crystal Pharma, S.A.U.	Development, production and sale of active ingredients	7.21 (I)	-
	Gadea Biopharma, S.L.U.	Development, production and sale of finished pharmaceutical products	7.21 (I)	-
	Crystal Pharma, Ltd.	Production and sale of active ingredients	7.21 (I)	-
	Bioraw, S.L.U.	Development, production, and sale of pharmaceutical products	7.21 (I)	-
	Bionice, S.L.U.	Development, production, and sale of pharmaceutical products	7.21 (I)	-
	Cyndea Pharma, S.L.	Development, production and sale of finished pharmaceutical products	3.61 (I)	-
	Medichem, S.A.U.	Development, production and sale of active and intermediary substances	100.00 (I)	Individual Representative of the Sole Director
	Medichem Manufacturing (Malta) Ltd.	Development, production and sale of active and intermediary substances	100.00 (I)	Director
	Medichem Tradex, S.A.	Trading of active substances	100.00 (I)	Director
	Nanjing Medichem Biopharmaceutical Development Co., Ltd.	Research and development of active and intermediary substances	100.00 (I)	Director
	Chizhou Ruick Pharmaceutical Co., Ltd.	Trading of active substances	33.33 (I)	-
	Combino Pharm, S.L.	Development, production and sale of generic pharmaceutical specialties	100.00 (I)	-

45

Percentage of Share
Related Person			Direct (D)	Position or Tasks Carried Out
Name and Relation	Affiliated Company	Activity Carried Out	Indirect (I)	in the Indicated Company
	Combino Pharm (Malta), Ltd.	Development, production and sale of generic pharmaceutical specialties	100.00 (I)	Director
	Combino Pharm Portugal, Unipessoal, Ltda.	Development, production and sale of generic pharmaceutical specialties	100.00 (I)	-

22.	Transactions in Foreign Currency

In 2012 and 2013, Grupo Gadea carried out the following transactions in a foreign currency (mainly in US Dollars):

	€k
	2013	2012

Sales	30,752	34,650
Purchases	28,491	25,692

The exchange rate differences recorded by financial instrument in the 2012 and 2013 consolidated income statements were the following:

	€k
	2013	2012

Foreign currency in cash	(120)	(74)
Accounts receivable collected-
Transactions collected throughout the year	(336)	205
Transactions yet to be collected at year-end	72	(365)
Accounts payable-
Transactions paid throughout the year	98	(250)
Transactions yet to be paid at year-end	94	180
	(192)	(304)

The assets and liabilities recorded in the Group’s consolidated balance sheets as at 31 December 2012 and 2013, in a foreign currency were the following:

	€k
	31/12/13	31/12/12

ASSETS:
Cash	1,149	593
Loans and accounts receivable-
Sales and services provided to clients	5,559	9,205
	6,708	9,798
LIABILITIES:
Short-term debt-
Debt with Financial Institutions and liabilities with suppliers	5,495	6,928

46

23.	Nature and level of risk

Financial risks

The Group’s policies for managing risk are established by the Financial Risk Directors Committee which have been approved by the Directors. Based on these policies, the Group’s Financial Department have established a number of procedures and controls which allow for the identification, measure and Directors of the risks generated by financial instruments.

Credit risk

Credit risk arises from the possible loss caused by breaching the contractual obligations of the Group’s opposing parties, i.e. by the possibility of not recovering the financial assets for the amount accounted and established in the time frame.

To manage credit risk, the Group distinguishes between financial assets generated by operational activities and financial assets generated by investment activities.

The sales and finance departments set limits for each client, which are calculated based on the information provided by a Company which specializes in analyzing business’ solvency. In certain countries which are considered a greater risk due to political and geographical reasons, the Group uses collection instruments as documentary credits as they guarantee greater security.

Periodically, information of each account receivable’s seniority is prepared to manage its collection. Overdue accounts are claimed monthly in order for them to be collected. Therefore, given the Group’s past experiences and the sector in which it operates, the Parent’s Directors do not expect significant non-payment problems. Credit limits with payment delays are reviewed on a monthly basis.

Credit risk of the cash funds is limited as Group Gadea generally maintains its cash and cash equivalents in Financial Institutions with a high level of solvency.

As at 31 December 2013, the Parent’s Directors stated that no impairment of the assets subject to being recorded were present.

Liquidity risk

Liquidity risk is caused by the possibility of the Group not having available cash funds or not being able to access a sufficient amount and in a cost effective manner to meet their payment obligations at all times. The Group’s aim is to maintain a sufficient level of available funds, which is achieved through their policies that establish the minimum amount of cash to be available at all times. The Group’s finance department has established policies to carry out continuous monitoring of the consolidated balance sheet structure by maturity date. This enables the department to anticipate the possible need for cash in the short and medium term and adopt a strategy that stabilizes the financial sources. These procedures are always carried out in conjunction with the Group’s general financial policies.

The contractual maturities of the short and long-term debt liabilities, the contractual maturities of sales creditors and other accounts payable as at 31 December 2013 with maturities below 3 months in their entirety are included in Note 16.

Accordingly, as at year-end 2013, Grupo Gadea had sufficient cash and credit facilities available, and based on the 2014 cash budget and current expectations for generating financial resources, no difficulties in paying debts as they mature are foreseen.

Market risk (including interest rates, exchange rates and other price risks)

Market risk is the risk associated with the fair value or future cash flows of a financial instrument varying due to interest rates, exchange rates or other price risks.

Interest rate risk arises due to the possible loss caused by variations in the fair value or future cash flows of a financial instrument due to changes in the market’s interest rates. The Group’s exposure to the risk of changes in interest rates is mainly due to its long-term loans and credit which have variable interest rates.

47

The Group manages its interest rate risk by taking out loans with variable interest rates and using a fixed interest rate. To achieve this aim, the Group carries out interest rate swaps that are established as hedging transactions for the corresponding loans. Variable interest rate funding is linked to the Euribor.

The Group has carried out sensitivity analysis on the amounts of financial debt with variable rates as at 31 December 2013, taking into account the terms and conditions of the existing funding as at this date and a forecast 0.5% increase in the interest rate yield curve having a lower impact than the €200k included in the 2014 consolidated income and expenses.

The Parent’s Directors believe that there are no significant differences between the book value and fair value of the financial assets and liabilities.

Exchange rate risk arises due to the possible loss caused by variations in the fair value or future cash flows of a financial instrument due to fluctuations in exchange rates. The Group’s exposure to the risk of fluctuating exchange rates is mainly due to sales and purchases being carried out in currencies different to that used by the Group (see Note 22). While the Group does not have a policy relating to exchange rate hedging instruments, the Parent’s Directors believe that they sufficiently cover a large part of the Group’s exposure to this risk due to its consolidated companies’ sales being offset by purchases in US dollars.

The accounts receivable and payable, and the current accounts and financing are items in the Group’s assets and liabilities that include balances in a foreign currency. Note 22 includes the balances in a foreign currency which were exposed to the exchange rate risk as at 31 December 2013.

Other price risks relates to Grupo Gadea’s exposure to the risk of fluctuations in the price of basic raw materials. Grupo Gadea continually monitors the price of these raw materials in order to make appropriate decisions at all times according to the market development observed and expected and the Group’s strategy, although given its nature, the rotation of these raw materials is very high. Grupo Gadea addresses the effect of raw material price fluctuations by changing the sale prices of their products in a manner that does significantly impact the Group’s income statement.

24.	Environmental Aspects and Greenhouse Gas Emissions Rights

An environmental activity is any operation whose main purpose is to minimize environmental impacts and protect and improve the environment.

As at 31 December 2012 and 2013, the Group’s most significant systems, teams and facilities (entirely owned by Cyndea Pharma, S.L. and hereinafter, the proportional consolidation method is 50%- see Note 1) relating to environmental activities were the following:

	€k
	31/12/13		31/12/12
Description	Cost	Accumulated Amortization	Cost	Accumulated Amortization

Purifiers	249	106	249	81

The expenses from protecting and improving the environment, which were expensed directly to the 2013 consolidated income statement, amounted to €469k (€457k in 2012) and mainly related to packaging.

Grupo Gadea does not have any other environmental responsibilities, assets, provisions or contingencies that could significantly affect the Group’s equity, financial situation or profit. During 2012 and 2013, Grupo Gadea did not receive any environmental grants or obtain income from environmental related business.

According to the National Allocation Plan, and given the nature of the Group’s business, Grupo Gadea was not allocated any amount of greenhouse gas emissions rights. Therefore, as at 31 December 2013, the Group had not recorded any balance in the “Greenhouse gas emissions rights” item included in the consolidated balance sheet and had not recorded any cash flow within this item or any impairment in 2013. Additionally, during 2013, the Group did not incur any expenses or record any provisions relating to this item. The Group has not drawn up any future contracts relating to emissions rights, has not received any environmental grants or created any contingencies relating to greenhouse gas emissions.

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25.	Events after year-end

In March 2014, the Group acquired a production plant in San Cristóbal de Entreviñas (Zamora), for the fermented products project. This transaction amounted to €1.6m. No other significant developments arose after the 2013 year-end.

26.	Other information

Average number of employees

The average number of people employed by Grupo Gadea during 2012 and 2013, by professional category, was the following:

	Average number of employees
Professional category	2013	2012

Senior executives	11	5
Engineers and technicians	139	108
Administrative assistants	15	23
Production personnel	90	108
Sales and distribution personnel	11	14
	266	258

During 2012 and 2013, Grupo Gadea did not contract anyone with a legally recognized disability equal to or greater than 33%.

Distribution of functions by gender

Grupo Gadea’s distribution of functions by gender of their employees as at 31 December 2012 and 2013 was the following:

As at 31 December 2013

	Number of employees
Professional category	Male	Female	Total

Senior executives	9	2	11
Engineers and technicians	51	65	116
Administrative assistants	3	13	16
Production personnel	103	28	131
Sales and distribution personnel	5	7	12
	171	115	286

As at 31 December 2012

	Number of employees
Professional category	Male	Female	Total

Senior executives	3	2	5
Engineers and technicians	53	60	113
Administrative assistants	14	10	24
Production personnel	85	27	112
Sales and distribution personnel	6	8	14
	161	107	268

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As at 31 December 2013, the Parent’s Board of Directors consisted of 4 legal entities and 5 natural people, all of which were male.

Audit fees

During 2012 and 2013, fees relating to auditing accounts and other services provided by the Group’s main auditor or any company linked to it by control, common ownership or Directors, were the following:

	€k
Description	2013	2012

Audit services:
Audit of the consolidated financial statements of Gadea Grupo Farmacéutico, S.L.	11	4
Audit of the individual financial statements of the consolidated Spanish Companies	45	47
Other verification services:
Agreed upon procedures reports	2	-
Total audit and associated services	58	51

The fees relating to other auditors in 2012 and 2013 for auditing Crystal Pharma, Ltd. amounted to €4k.

27.	Deferred payments to suppliers

In compliance with Law 15/2012, 5 July (an amendment of Law 3/2004, 29 December), which enforces measures to avoid late payments in business transactions that have been established in the Accounting and Auditing Institute’s Resolution of 29 December 2010, and taking into account stipulations in the Second Transitory Provision of this Resolution, deferred payments made by the Group to service and trading suppliers (including, where appropriate, the Group companies located in Spain) during 2012 and 2013 were the following:

	2013		2012
	Amount (€k)	% over Total	Amount (€k)	% over Total

Payments made during the year-
Payments made within the maximum legal period (*)	3,443	17.09	17,166	100.00
Other payments made	16,710	82.91	-	-
Total payments made	20,153	100.00	17,166	100.00
Excess of weighted DPO (in days)	74.4	-	-	-
Deferments that surpass the maximum legal period as at year-end (*)	799	9.03	-	-

(*)	In each case, the legal period has been determined according to the corresponding nature of the goods or services received by the Group in accordance with Law 3/2004, 29 December, which establishes measures to prevent delinquency in business transactions and Law 11/2013, 26 July, which includes measures to support entrepreneurs and stimulate growth and the creation of jobs.

In accordance with the applicable aforementioned regulations, the information presented relates exclusively to the Group’s suppliers and companies located in Spain.

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28.	Business areas

Article 84 of Royal Decree 1159/2010, 24 September, which approved the regulations for preparing consolidated financial statements, states that the consolidated Annual Account’s memorandum must present the Group’s business by business area, including which components are the Group’s operating business areas, which business areas generate income and incur costs, and which income and expenses are subject to inspection, discussion and evaluation by the entity’s highest authority on a regular basis. In particular, any component that accrues 10% or more of the turnover generated by all of the entity’s business areas, including both intragroup and external sales, or the business areas that accrue 10% of more the of the entity’s total amount of assets must be included.

Given the nature of the business carried out by the Group, the only business area recorded relates to the strategic business unit (and not to the product lines offered). This business area is uniquely managed given that to date, it does not have specific markets and regulations. Therefore, there is no need to include a further breakdown by business area in the consolidated financial statements.

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Gadea Grupo Farmacéutico, S.L. and its Subsidiaries

Consolidated Directors Report
for the year ended 31 December 2013

2013

Turnover and profit

The Group’s net turnover in 2013 was €63.061m, a 5.5% increase compared to 2012, whilst consolidated profit after tax amounted to €5.321m, which was 64.4% higher compared to 2012.

The Group’s business

Crystal Pharma, S.A.U. was the subsidiary that accounted for most of the Group’s turnover (€58.996m) and profit (€7.895m).

In the last quarter of 2013, Gadea Biopharma, S.L.U. opened its production plant which focuses on finished sterile injectable products and biotechnological developments. Both companies focus on obtaining dossiers for pharmaceutical products for the subsequent production and sale of finished products.

Cyndea Pharma, S.L. focuses on the development, production, through contract manufacturing and sale of pharmaceutical products.

Furthermore, the Group continues to follow its vertical integration strategy. Accordingly, in Dec-13, the Group created two new subsidiaries, Bioraw, S.L.U. and Bionice, S.L.U, to implement investment projects in the biotechnology-chemical sector that guarantee the supply, quality and a competitive cost of key raw materials used in the Group’s production processes.

2014 forecast development

The Parent’s Directors forecast that the increases achieved in previous years would have continued in 2014. Therefore, the Group’s 2014 consolidated budget had forecast a net turnover of approximately €78.169m and a profit after tax of €8.426m.

Investigation, development, the environment and personnel

The Group continues to follow its clear commitment of enhancing its activities in investigation and development to sustain projects which enable the future production and sale of new products.

Protecting, improving and minimizing the impact on the environment is taken into consideration when all of the Group’s businesses are planned, this includes reducing or eliminating future pollution.

Grupo Gadea believes that its employees are its main asset, therefore developing the workforce’s talent is one of the most important aspects for growth and operational efficiencies. A number of the annual and strategic objectives always focus on eliminating accidents that affect the Group’s employees. Additionally the Group offers all of its employees the possibility of being a shareholder in the corporate structure and all employees receive bonuses according to the Group’s profit.

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Hedging instruments

As at 31 December 2013, the Group had contracted financial derivatives with a notional amount of €1.5m to cover the possible problems that arise with interest rates. These financial instruments consisted of variable interest rate swaps to a fixed interest rate which have the characteristics included in the memorandum.

The risks and uncertainties faced by the Group

The main risks that may affect the future development of our business, and the measures implemented to reduce these risks, are the following:

-	On the international market, the sale price pressure of pharmaceutical products is currently increasing. To maintain competitiveness in the sector, Grupo Gadea is implementing efficiency programs and tools to reduce the cost of the production processes and policies to control and restrict expenses incurred by the Group.

-	As a result of the impact that a variation in interest rates may have on the Group’s profit, derivative instruments are used for certain financial transactions. Information on the other financial risks is included in the memorandum.

Parent shares

During 2012 and 2013, neither the Parent nor its subsidiaries had acquired shares in the Parent. Additionally, as at 31 December 2013, none of these companies had shares in Gadea Grupo Farmacéutico, S.L.

Events after year-end

There were no significant events after 2013 year-end that may have affected the Group’s consolidated financial statements.

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DIRECTORS’ SIGNATURES

The Directors of Gadea Grupo Farmacéutico, S.L. sign the consolidated financial statements and consolidated notes to the financial statements for the year ended 31 December 2013.

Boecillo (Valladolid), 26 March 2014

/s/ Mr. Luis Gerardo Gutiérrez Fuentes	/s/ Mr. Francisco Javier Gallo Nieto
Mr. Luis Gerardo Gutiérrez Fuentes	Mr. Francisco Javier Gallo Nieto
On behalf of 3-Gutinver, S.L.	Board Member
Chairman

/s/ Mr. Eutimio González Santos	/s/ Mr. José Antonio Gutiérrez Fuentes
Mr. Eutimio González Santos	Mr. José Antonio Gutiérrez Fuentes
Board Member	Board Member

/s/ Mr. Jaime Melendo Baños	/s/ Mr. José Luis Puerta López-Cózar
Mr. Jaime Melendo Baños	Mr. José Luis Puerta López-Cózar
Board Member	Board Member

/s/ Mr. José Luis Stampa Jäger	/s/ Mr. Samuel Alonso Martínez
Mr. José Luis Stampa Jäger	Mr. Samuel Alonso Martínez
On behalf of Muggio Holding, S.L.	On behalf of Antartis Pharma, S.L.
Board Member	Board Member

/s/ Mr. Jorge Martín Juárez
Mr. Jorge Martín Juárez
On behalf of GBB Pharminvest 99, S.L.
Board Member

DISCLAIMER: This is to certify that the 2013 Consolidated Financial Statements and Notes to the Consolidated Financial Statements, which were prepared by the Board of Directors in their 26 March 2014 session, are those attached, and that the signatures of Gadea Grupo Farmacéutico, S.L. Directors contained in this document are legitimate.

/s/ Mr. José Luis Vecilla Camazón
Mr. José Luis Vecilla Camazón
Secretary non-Board Member